Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-169385

PROSPECTUS SUPPLEMENT NO. 4

8,140,496 Shares of Common Stock

This Prospectus Supplement No. 4 (the “Prospectus Supplement”) amends our Prospectus dated May 22, 2014 (the “Prospectus”) as previously supplemented and amended. The Prospectus relates to the offer for sale by the existing holders of our common stock, par value $0.01 per share, named in the Prospectus of 8,140,496 shares of our common stock, including 3,488,784 shares of our common stock issuable upon exercise of the warrants held by the selling security holders. These existing holders of our common stock are referred to as selling security holders throughout this Prospectus Supplement.

All of the shares of common stock offered by this Prospectus Supplement are being sold by the selling security holders. It is anticipated that the selling security holders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sales of shares of common stock by the selling security holders. We will, however, receive the exercise price of the warrants if and when the warrants are exercised for cash by the selling security holders.

This Prospectus Supplement is being filed to include the information set forth in our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2014, filed with the Securities and Exchange Commission (“SEC”) on November 14, 2014, which is attached hereto.

This Prospectus Supplement should be read in conjunction with the Prospectus, as previously supplemented, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained therein.

Our common stock is currently traded on the Over-The-Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbol “EMIS.” As of November 19, 2014, the closing sale price of our common stock was $0.40 per share.

Investing in our securities involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 6 of the Prospectus, as amended and supplemented by the “Risk Factors” beginning on page 22 of our Quarterly Report on Form 10-Q, which was filed with the SEC on November 14, 2014.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 21, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 000-17758

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	13-3306985
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Becker Farm Road Suite 103, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

(973) 532-8000

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.)    Yes  ☐    No  ☒

The number of shares of the Registrant’s common stock, $.01 par value, outstanding as of November 12, 2014 was 60,687,478.

EMISPHERE TECHNOLOGIES, INC.

All other items called for by the instructions to Form 10-Q have been omitted because the items are not applicable or the relevant information is not material.

PART I

ITEM 1. FINANCIAL STATEMENTS

EMISPHERE TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

September 30, 2014 and December 31, 2013

(in thousands, except share and per share data)

	September 30, 2014 (unaudited)	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$3,986	$4,053
Inventories	694	230
Prepaid expenses and other current assets	354	622

Total Current Assets	5,034	4,905
Equipment and leasehold improvements, net	29	40
Security deposits	24	34

Total assets	$5,087	$4,979

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable - related party, net of discount	$—	$556
Accounts payable and accrued expenses	1,011	1,539
Derivative instruments
Related party	7,830	3,638
Others	575	540
Other current liabilities	—	30

Total current liabilities	9,416	6,303
Notes payable - related party, net of discount	40,461	32,523
Accrued interest	671	—
Derivative instruments - Related party	25,312	11,331
Deferred revenue, non-current	41,616	41,616
Deferred lease liability	9	7

Total liabilities	117,485	91,780

Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.01 par value; authorized 4,000,000 shares at September 30, 2014 and 2,000,000 shares at December 31, 2013; none issued and outstanding	—	—
Common stock, $.01 par value; authorized 400,000,000 shares at September 30, 2014 and 200,000,000 shares at December 31, 2013; issued 60,977,210 shares (60,687,478 outstanding) as of September 30, 2014 and December 31, 2013	610	610
Additional paid-in-capital	405,503	405,300
Accumulated deficit	(514,559)	(488,759)
Common stock held in treasury, at cost; 289,732 shares	(3,952)	(3,952)

Total stockholders’ deficit	(112,398)	(86,801)

Total liabilities and stockholders’ deficit	$5,087	$4,979

The accompanying notes are an integral part of the financial statements.

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EMISPHERE TECHNOLOGIES, INC.

CONDENSED STATEMENT OF OPERATIONS

For the three and nine months ended September 30, 2014 and 2013

(in thousands, except share and per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Revenue	$—	$—	$—	$—

Costs and expenses:
Research and development	229	243	880	614
General and administrative	1,887	1,516	5,113	4,631
Depreciation and amortization	4	2	11	6
Loss on fixed assets	—	—	—	10

Total costs and expenses	2,120	1,761	6,004	5,261

Operating loss	(2,120)	(1,761)	(6,004)	(5,261)

Other non-operating income (expense):
Other income (expense)	(3)	5	8	70
Change in fair value of derivative instruments
Related party	(10,585)	1,255	(16,730)	(9,252)
Other	148	66	(35)	(91)
Interest expense, related party	(1,813)	(1,285)	(4,722)	(3,592)

Total other non-operating income (expense)	(12,253)	41	(21,479)	(12,865)

Loss before income tax benefit	(14,373)	(1,720)	(27,483)	(18,126)
Income tax benefit	—	—	1,684	—

Net loss	$(14,373)	$(1,720)	$(25,799)	$(18,126)

Net loss per share, basic and diluted	$(0.24)	$(0.03)	$(0.43)	$(0.30)
Weighted average shares outstanding, basic and diluted	60,687,478	60,687,478	60,687,478	60,687,478

The accompanying notes are an integral part of the financial statements.

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EMISPHERE TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2014 and 2013

(in thousands)

(unaudited)

	For the nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(25,799)	$(18,126)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	11	6
Change in fair value of derivative instruments	16,765	9,343
Non-cash interest expense	4,496	3,592
Non-cash compensation expense	203	135
Loss on disposal of fixed assets	—	10
Changes in assets and liabilities excluding non-cash transactions:
Decrease in accounts receivable	—	1
Increase in inventory	(154)	—
Increase (decrease) in prepaid expenses and other current assets	(43)	69
Decrease in security deposits	10	—
Increase in deferred revenue	—	10,002
Decrease in accounts payable and accrued expenses	(528)	(102)
Decrease in other current liabilities	(30)	—
Increase in deferred lease liability	2	1

Total adjustments	20,732	23,057

Net cash (used in) provided by operating activities	(5,067)	4,931

Cash flows from investing activities:
Purchase of fixed assets	—	(27)
Decrease in restricted cash	—	247

Net cash provided by investing activities		220

Cash flows from financing activities:
Proceeds from loan payable	5,000	—
Payment of fees associated with debt modification	—	(497)

Net cash provided by (used in) financing activities	5,000	(497)

Net (decrease) increase in cash and cash equivalents	(67)	4,654
Cash and cash equivalents, beginning of period	4,053	1,484

Cash and cash equivalents, end of period	$3,986	$6,138

Schedule of non-cash financing activities:
Debt discounts issued in debt modification	$—	$4,041
Conversion of accrued interest to notes payable	$3,258	$677

The accompanying notes are an integral part of the financial statements.

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EMISPHERE TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

1. Nature of Operations and Liquidity

Nature of Operations. Emisphere Technologies, Inc. (“Emisphere,” “the Company,” “our,” “us,” or “we”) is a commercial stage, specialty pharmaceutical company. The Company is currently preparing to launch its first prescription product, oral Eligen® B12, in the U.S. Beyond Eligen® B12, the Company utilizes its proprietary Eligen® Technology to create new oral formulations of therapeutic agents. Emisphere is currently partnered with global pharmaceutical companies for the development of new orally delivered therapeutics.

During August 2014 the Company secured funding to commence launch efforts for its first commercial product, oral Eligen® B12 Rx. All key oral Eligen® B12 Rx launch initiatives are in progress and on schedule to be introduced in the United States during the first quarter of 2015. Additionally, the Company is currently engaged in multiple ex-U.S. oral Eligen® B12 Rx licensing discussions.

By building on the oral Eligen® B12 Rx product, the Company intends to establish a sound product portfolio platform on which to expand its B12 therapeutic franchise as well as expand internal new product development with new therapeutic agents. The Company will also continue to develop its existing drug delivery carrier partnerships and expand its carrier business by seeking out and engaging in new global licensing opportunities.

Our core business strategy is to pursue the commercialization of oral Eligen® B12 Rx, build new, high-value partnerships and continue to expand upon existing partnerships, evaluate commercial opportunities for new prescription medical foods, and promote new uses for our Eligen® Technology, a broad-based proprietary oral drug delivery platform which makes it possible to avoid injections for drug administration through the use of delivery agents, or “carriers,” which facilitate or enable transport of therapeutic molecules, including large peptides and proteins, across biological membranes such as those of the gastrointestinal tract. Our delivery agents have no known pharmacological activity in the amounts used to enhance oral drug delivery and therefore may be considered excipients.

Liquidity and Capital Resources

Since our inception in 1986, we have generated significant losses from operations and we anticipate that we will continue to generate significant losses from operations for the foreseeable future.

As of September 30, 2014, our accumulated deficit was approximately $514.6 million; our stockholders’ deficit was $112.4 million. Our net loss was $14.4 million and $1.7 million for the three months ended September 30, 2014 and 2013, respectively and $25.8 million and $18.1 million for the nine months ended September 30, 2014 and 2013 respectively. On September 30, 2014 we had approximately $4.0 million cash. We have limited capital resources and operations to date have been funded with the proceeds from private and public debt and equity financings, collaborative research agreements and income earned on investments.

As of September 30, 2014, the Company’s obligations included approximately $39.0 million (face value) under its Second Amended and Restated Convertible Notes (the “Convertible Notes”), approximately $5.0 million (face value) under a loan agreement entered into on August 20, 2014 (the “Loan Agreement”), approximately $0.7 million (face value) under its Second Amended and Restated Reimbursement Notes (the “Reimbursement Notes”), and approximately $1.8 million (face value) under its Second Amended and Restated Bridge Notes (the “Bridge Notes”). The Convertible Notes and the Loan Agreement are subject to various sales, operating and manufacturing performance criteria.

Under the terms of the Loan Agreement, described in Note 8 to the Financial Statements, Emisphere may borrow, at specified times and based on the attainment of specified performance milestones, up to an aggregate of $20.0 million to finance the development, manufacturing, marketing and sales of its oral Eligen® B12 Rx Product. The new loan facility will mature on December 31, 2019 and bear interest at a rate of 13% per year. The first borrowing under the Loan Agreement occurred on August 20, 2014 in an original principal amount of $5.0 million, and the second occurred on November 4, 2014 in an original principal amount of $3.0 million. Subject to achieving certain operational milestones relating to the timely manufacture and commencement of sales of Eligen® B12, of which there can be no assurance, the Company may request three additional borrowings under the Loan Agreement as follows: up to $5.0 million in the first quarter of 2015, up to $5.0 million in the second quarter of 2015, and up to $2.0 million in the third quarter of 2015.

We believe the Loan Agreement, assuming attainment of the milestones, will provide sufficient capital to support the commercial launch of oral Eligen® B12 Rx in the U.S. market and to continue operations through the end of 2015. The Company’s future capital requirements beyond 2015 and financial success depend largely on the commercial success of our oral Eligen® B12 Rx product and our ability to leverage existing as well as securing new partnering opportunities. This is no assurance that our plans will be successful. If we fail to raise sufficient capital from commercial operations or partnerships, we will need to seek capital from other sources. We cannot assure you that financing will be available on favorable terms or at all. If we fail to generate sufficient additional capital from sales of oral Eligen® B12 Rx or obtain substantial cash inflows from existing or new partners or other sources prior to the end 2015, we could be forced to cease operations. Additionally, if additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders. These conditions raise substantial doubt about our ability to continue as a going concern. Consequently, the audit reports prepared by our independent registered public accounting firm relating to our financial statements for the years ended December 31, 2013, 2012 and 2011 include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

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Furthermore, despite our optimism regarding the Eligen® Technology, even in the event that the Company is adequately funded, there is no guarantee that any of our products or product candidates will perform as hoped or that such products can be successfully commercialized.

2. Basis of Presentation

The condensed balance sheet at December 31, 2013 was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. The other information in these condensed financial statements is unaudited but, in the opinion of management, reflects all adjustments necessary for a fair presentation of the results for the periods covered. All such adjustments are of a normal recurring nature unless disclosed otherwise. These condensed financial statements, including notes, have been prepared in accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”) and do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. These condensed financial statements should be read in conjunction with the financial statements and additional information as contained in our Annual Report on Form 10-k for the year ended December 31, 2013. Results of operations for the nine-month period ended September 30, 2014 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2014.

3. Stock-Based Compensation Plans

On April 20, 2007, our stockholders approved the 2007 Stock Award and Incentive Plan (the “2007 Plan”). The 2007 Plan provides for grants of options, stock appreciation rights, restricted stock, deferred stock, bonus stock and awards in lieu of obligations, dividend equivalents, other stock-based awards and performance awards to our executive officers and other employees, and non-employee directors, consultants and others who provide substantial services to us. The 2007 Plan provides for the issuance of an aggregate 9,106,716 shares as follows: 7,500,000 new shares, 1,205,646 shares remaining and transferred from the Company’s 2000 Stock Option Plan (which was then replaced by the 2007 Plan) and 401,070 shares remaining and transferred from the Company’s Stock Option Plan for Outside Directors. As of September 30, 2014, shares available for future grants under all of our equity plans amounted to 4,523,766.

Total compensation expense recorded during the three and nine months ended September 30, 2014 and 2013 for share-based payment awards was $0.1 million and $0.2 million and $0.05 million and $0.14 million, respectively. At September 30, 2014, total unrecognized estimated compensation expense related to non-vested stock options granted prior to that date was $0.1 million which is expected to be recognized over a weighted-average period of approximately two years. No options were exercised in the three or nine months ended September 30, 2014. No tax benefit was realized due to a continued pattern of operating losses.

During the nine months ended September 30, 2014, the Company granted 455,000 options which included 215,000 options to Timothy Rothwell, Chairman of the Board, 40,000 options to each of the Company’s other outside directors, and 40,000 options to Michael Garone, Chief Financial Officer. The options were valued on the grant date at $132 thousand using the Black Scholes pricing model.

The following weighted-average assumptions were used for grants made under the stock option plans for the nine months ended September 30, 2014:

Expected volatility	143-145%
Expected term	6.8 years
Risk free rate	1.97-2.22%
Dividend yield	0%
Annual forfeiture rate	14.5%

4. Inventories

Inventories are stated at the lower of cost or market determined by the first in, first out method. Inventories consist principally of work in process at September 30, 2014 and December 31, 2013.

5. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	September 30, 2014 (unaudited)	December 31, 2013
	(in thousands)
Prepaid corporate insurance	$37	$92
Deposit on inventory	67	477
Prepaid expenses and other current assets	250	53

	$354	$622

6. Fixed Assets

	Useful Lives in Years	September 30, 2014 (unaudited)	December 31, 2013
		(in thousands)
Equipment	3-7	$601	$601
Leasehold improvements	Term of lease	27	27

		628	628
Less: accumulated depreciation and amortization		599	588

Equipment and leasehold improvements, net		$29	$40

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7. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	September 30, 2014 (unaudited)	December 31, 2013
	(In thousands)
Accounts payable	$582	$525
Accrued legal, professional and other fees	360	967
Accrued vacation	69	47

	$1,011	$1,539

8. Notes Payable

Notes payable, net of related discounts, consists of the following:

	September 30, 2014 (unaudited)	December 31, 2013
	(in thousands)
Second Amended and Restated Convertible Notes	$34,494	$32,230
Loan Agreement	5,000	—
Second Amended and Restated Reimbursement Notes	637	556
Second Amended and Restated Bridge Notes	330	293

	40,461	33,079
Less: Current portion	—	556

Non-current Notes payable, net of related discounts	$40,461	$32,523

On August 20, 2014, the Company entered into a series of agreements (the “Transaction Documents”) with MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, and MHR Institutional Partners IIA LP, (collectively, “MHR” or the “Lenders”), for a new loan facility, an extension of the Company’s existing obligations under various promissory notes previously issued to the Lenders, and for payment by the Company of certain royalties to MHR (the “Transaction”).

The Loan Agreement provides for, among other things, a commitment (the “Commitment”) of the Lenders to loan the Company up to $20 million to finance the development, manufacturing, marketing and sale of oral Eligen® B12 Rx (the “B12 Product”). The Company may make five borrowings (each, a “Borrowing”, and collectively, the “Loan”) under the Loan Agreement. The first Borrowing occurred on August 20, 2014 in an original principal amount of $5 million, and the second occurred on November 4, 2014 in an original principal amount of $3 million. Subject to achieving certain operational milestones relating to the timely manufacture and commencement of sales of the B12 Product, of which there can be no assurance, the Company may request three additional Borrowings as follows: up to $5,000,000 in the first quarter of 2015, up to $5,000,000 in the second quarter of 2015, and up to $2,000,000 in the third quarter of 2015.

In addition, as described below, if the Company does not have sufficient cash in excess of the Minimum Cash Balance, as defined below, to pay any Royalties that become due under the Royalty Agreement, as described below, in cash, such Royalties will be paid as an additional Loan under the Loan Agreement by increasing the principal amount outstanding under the Loan Agreement (any such Loan, “Paid-In-Kind Royalties”). The “Minimum Cash Balance” generally means cash on hand (plus certain cash expenditures during such fiscal year that are unrelated to the B12 Product or related products) of at least $10 million (or $15 million, under certain circumstances beginning as early as October 1, 2015), subject to certain permitted deductions.

Except with respect to Paid-In-Kind Royalties incurred under the Loan Agreement after all amounts of principal and interest have previously been paid in full, the Loan will mature on the earlier of (a) December 31, 2019 and, (b) 30 days after the end of any fiscal year in which the Company’s cash (plus certain cash expenditures during such fiscal year that are unrelated to the B12 Product or related products) as of the end of such fiscal year (subject to certain permitted deductions) is more than three times the principal amount of the Loan as of the end of such fiscal year. Paid-In-Kind Royalties incurred under the Loan Agreement after all amounts of principal and interest have previously been paid in full mature one year following the date of incurrence. The Loan bears interest at a rate of 13% per annum (the “Interest Rate”), compounded monthly, and will be payable in kind and in arrears on June 30 and December 31 of each year up to and including the maturity date by increasing the outstanding principal amount of the Loan by the amount of each such interest payment. So long as an event of default under the Loan Agreement (an “Event of Default”) has occurred and is continuing, at the election of MHR, interest shall accrue on the Loan at a rate equal to 2% per annum above the Interest Rate (“Default Rate”). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived in writing and shall be payable upon demand and, if not paid when due, shall itself bear interest at the Default Rate. The

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Loan must be repaid from time to time prior to maturity pursuant to (a) a cash sweep of 50% of the Company’s adjusted consolidated free cash flow, or 75% of the Company’s adjusted consolidated free cash flow in any year in which the adjusted consolidated free cash flow exceeds $50 million, to the extent such cash sweep does not cause the Company’s cash as of the end of such year to be less than the Minimum Cash Balance, (b) a cash sweep of 50% of any cash proceeds received from any third party in connection with the license, distribution or sale of any of the Company’s products other than the B12 Product or related products (the “Non-B12 Products”), subject to the priority described below, and (c) a Royalty Match (as described below), to the extent such Royalty Match does not cause the Company’s cash as of the end of such year to be less than the Minimum Cash Balance and subject to the priority described below. The Loan Agreement provides for certain representations and warranties, conditions precedent to the Lenders’ obligation to lend, affirmative and negative covenants of the Company (including, but not limited to, certain milestones in the development of its B12 Products) and Events of Default. As of September 30, 2014, the principal balance and accrued interest of the Loan Agreement was $5.0 million and $0.1 million, respectively.

In connection with the entry into the Loan Agreement, on August 20, 2014, the Lenders and the Company further amended and restated (i) the Convertible Notes issued by the Company to certain of the Lenders, (ii) the Bridge Notes issued by the Company to certain of the Lenders, and (iii) the Reimbursement Notes (and, together with the Convertible Notes and Bridge Notes, the “MHR Notes”). Also, in connection with the entry into the Loan Agreement and the amendment and restatement of the MHR Notes, Institutional Partners IIA and the Company have amended the Pledge and Security Agreement, dated September 26, 2005, as amended, by and between the Company and Institutional Partners IIA to, among other things, secure the Reimbursement Notes and payments due under the Loan Agreement with substantially all of the Company’s assets, and secure the payments due under the Royalty Agreement and Paid-In-Kind Royalties due under the Loan Agreement with the Company’s intellectual property relating to the B12 Products and related products.

Convertible Notes. On September 26, 2005, we received net proceeds of approximately $12.9 million under a $15 million secured loan agreement (the “2005 Loan Agreement”) executed with MHR. Under the 2005 Loan Agreement, MHR requested, and on May 16, 2006, we effected, the exchange of the loan from MHR for the predecessor of the Convertible Notes, which were 11% senior secured convertible notes with substantially the same terms as the 2005 Loan Agreement, except that the original Convertible Notes were convertible, at the sole discretion of MHR, into shares of our common stock at a price per share of $3.78. In connection with the original Convertible Notes exchange, the Company agreed to appoint a representative of MHR (the “MHR Nominee”) and another person (the “Mutual Director”) to the Board. Further, the Company agreed to amend, and in January 2006 did amend, its certificate of incorporation to provide for continuity of the MHR Nominee and the Mutual Nominee on the Board so long as MHR holds at least 2% of the outstanding common stock of the Company. The original Convertible Notes were amended and restated on May 7, 2013 and as described above, amended and restated a second time on August 20, 2014.

The Convertible Notes now provide for a new maturity date of March 31, 2022 (subject to acceleration upon the occurrence of certain specified events of default, including the failure to meet certain sales, performance, and manufacturing milestones specified in the Convertible Notes). The interest rate is 13% per annum, compounded monthly, which interest will be payable in the form of additional Convertible Notes. The Convertible Notes are collateralized by a first priority lien in favor of the Lenders on substantially all of the Company’s assets. After all principal and interest under the Loan Agreement and Reimbursement Notes are repaid, the remaining Convertible Notes must be redeemed from time to time prior to maturity pursuant to a cash sweep of 50% of the Company’s adjusted consolidated free cash flow (75% of the Company’s adjusted consolidated free cash flow in any year in which the Company’s adjusted consolidated free cash flow exceeds $50 million) to the extent such cash sweep does not cause the Company’s cash as of the end of such year to be less than the Minimum Cash Balance. The Convertible Notes are convertible, at the option of the holders, at a conversion price of $1.25 per share of common stock, which conversion price is subject to adjustment upon the occurrence of specified events, including stock dividends, stock splits, certain fundamental corporate transactions, and certain issuances of common stock by the Company. The Convertible Notes must also be redeemed from time to time prior to maturity pursuant to (a) a cash sweep of 50% of any cash proceeds received from any third party in connection with the license, distribution or sale of any Non-B12 Product, subject to the priority described below and (b) a Royalty Match (as described below), to the extent such Royalty Match does not cause the Company’s cash as of the end of such year to be less than the Minimum Cash Balance and subject to the priority described below. If we fail to meet our obligations under the terms of the Convertible Notes, or fail to meet any of the sales, operating or manufacturing performance criteria included in the Convertible Notes, we would be in default under these notes, which would give MHR the option of foreclosing on substantially all of our assets. As of September 30, 2014, the principal balance and accrued interest of the Convertible Notes were $39.0 million and $0.6 million, respectively; and the Convertible Notes were convertible into 31,224,554 shares of our common stock.

Reimbursement Notes. On June 8, 2010, the Company issued the predecessor to the Reimbursement Notes to MHR in the form of certain non-interest bearing promissory notes in the aggregate principal amount of $600,000 in reimbursement for legal expenses incurred by MHR in connection with MHR’s agreement to, among other things, waive certain rights as a senior secured party of the Company and enter into a non-disturbance agreement with the Company’s collaboration partner Novartis Pharma AG, and, if necessary, to enter into a comparable agreement in connection with another potential Company transaction. The original Reimbursement Notes were amended and restated on May 7, 2013 and, as described above, amended and restated again on August 20, 2014.

The Reimbursement Notes provide for a maturity date of the earlier of (a) March 31, 2022 and (b) immediately prior to the time that any amounts outstanding under the Loan Agreement are repaid (subject to acceleration upon the occurrence of certain events of default specified in the Reimbursement Notes), and bear interest at the rate of 10% per annum, compounded monthly, which interest is payable in the form of additional Reimbursement Notes. The Reimbursement Notes are collateralized by a first priority lien in favor of the Lenders on substantially all of the Company’s assets. The Reimbursement Notes are convertible, at the option of the holders, at a conversion price of $0.50 per share of common stock, which conversion price is subject to adjustment upon the occurrence of specified events, including stock dividends, stock splits, certain fundamental corporate transactions, and certain issuances of common stock by the Company. The Reimbursement Notes must also be redeemed from time to time prior to maturity pursuant to a cash sweep of 50% of any cash proceeds received from any third party in connection with the license, distribution or sale of any Non-B12 Product, subject to the priority described below. As of September 30, 2014, the principal balance and accrued interest of the Reimbursement Notes were $0.66 million and $7 thousand, respectively; and the Reimbursement Notes were convertible into 1,316,270 shares of our common stock.

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Bridge Notes. On October 17, 2012, the Company issued to MHR the predecessor to the Bridge Notes in the aggregate principal amount of $1,400,000. The original Bridge Notes provided for an interest rate of 13% per annum and were payable on demand. The Bridge Notes were amended and restated on May 7, 2013 and amended and, as described above, restated again on August 20, 2014.

The Bridge Notes provide for a maturity date of March 31, 2022 (subject to acceleration upon the occurrence of certain events of default specified) and bear interest at 13% per year, compounded monthly and payable in the form of additional Bridge Notes. The Bridge Notes are collateralized by a first priority lien in favor of the Lenders on substantially all of the Company’s assets. The Bridge Notes are convertible, at the option of the holders, at a conversion price of $0.50 per share of common stock, which conversion price is subject to adjustment upon the occurrence of specified events, including stock dividends, stock splits, certain fundamental corporate transactions, and certain issuances of common stock by the Company. The Bridge Notes must also be redeemed from time to time prior to maturity pursuant to (a) a cash sweep of 50% of any cash proceeds received from any third party in connection with the license, distribution or sale of any Non-B12 Product, subject to the priority described below and (b) a Royalty Match (as described below), to the extent such Royalty Match does not cause the Company’s cash as of the end of such year to be less than the Minimum Cash Balance and subject to the priority described below. As of September 30, 2014, the principal balance and accrued interest of the Bridge Notes were $1.77 million and $26 thousand, respectively; and the Reimbursement Notes were convertible into 3,537,058 shares of our common stock.

The priority of the cash sweep for Non-B12 Products is as follows: (i) to redeem the Reimbursement Notes, (ii) to prepay principal and interest outstanding under the Loan Agreement; (ii) to reduce the Commitment; (iv) to redeem the Convertible Notes; and (v) to redeem the Bridge Notes.

As a condition to MHR entering into the Loan Agreement and amending and restating the MHR Notes, the Company and MHR entered into a Royalty Agreement (the “Royalty Agreement”) on August 20, 2014 pursuant to which the Company agreed to pay to MHR, subject to specified terms and conditions, royalties in perpetuity (the “Royalties”), commencing as of the date of the Royalty Agreement, in an amount equal to: twenty percent (20%) of all Net Product Sales (as defined in the Royalty Agreement) and any third party payments arising in connection with the sale of the B12 Product and related products, during any fiscal year; provided that, from and after October 1, 2015, if no amount of indebtedness is outstanding under the Loan Agreement (the “Indebtedness Repayment Condition”), such amount shall be reduced to (i) five percent (5%) of all Net Sales and third party payments commencing with the first quarter immediately following the quarter in which the Indebtedness Repayment Condition is satisfied, or (ii) two and one half percent (2.5%) of all Net Sales commencing with the quarter immediately following the quarter in which the Indebtedness Repayment Condition is satisfied, but only with respect to the Net Sales made in any country in which there was not a Valid Patent Claim (as defined in the Royalty Agreement) and where generic entry of a competitive product not by the Company or its affiliates that does not infringe a Valid Patent Claim in such country has occurred, in each case as of the last day of such Fiscal Quarter. Once the royalty rate has been reduced to 5%, the rate shall not be reinstated to 20% even if amounts become outstanding under the Loan Agreement as a result of Paid-In-Kind Royalties. Payments of Royalties shall be made in cash to the extent such Royalties do not cause the Company’s cash as of the end of any year to be less than the Minimum Cash Balance, and otherwise shall be paid as Paid-In-Kind Royalties.

If any Royalties become due under the Royalty Agreement when the royalty rate is 5% or 2.5%, the amount outstanding under the Loan Agreement, Convertible Notes and Bridge Notes shall be reduced in an amount equal to such royalty payment, to the extent such payment does not cause the Company’s cash as of the end of such year to be less than the Minimum Cash Balance (the “Royalty Match”), in the following priority: (i) first, to prepay the Loan; (ii) second, to redeem the Convertible Notes; and (iii) finally, to redeem the Bridge Notes.

Additional fees paid by Emisphere in connection with the Loan Agreement, MHR Notes and the Royalty Agreement included the reimbursement of $225 thousand of MHR’s professional fees associated with the transaction, which was recorded as interest expense.

We accounted for the modifications to the Company’s obligations to MHR evidenced by the MHR Notes as a troubled debt restructuring under FASC ASC 470-60. As there was only a modification of terms to the existing debt and we did not transfer any assets or equity in a settlement to MHR no gain or loss was recorded on the transaction. The change in cash outflows resulting from the modification of terms are accounted for on a prospective basis. In accordance with FASB ASC 470-60, the $225 thousand of fees were accounted for as a financing fee and included in interest expense on the accompanying statements of operations.

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The carrying value of the MHR Notes is comprised of the following:

	September 30, 2014	December 31, 2013
	(unaudited)
	(in thousands)
Convertible Notes	$39,031	$35,935
Reimbursement Notes	658	637
Bridge Notes	1,769	1,627
August 2014 Notes	5,000	—
Unamortized discounts	(5,997)	(5,120)

	$40,461	$33,079

9. Derivative Instruments

Derivative instruments consist of the following:

	September 30, 2014	December 31, 2013
	(unaudited)
	(in thousands)
Convertible Notes	$22,351	$10,371
Reimbursement Notes	871	7
Bridge Notes	2,090	960
Amended and Restated August 2009 Warrants	1,320	597
Amended and Restated June 2010 MHR Warrants	351	249
Amended and Restated August 2010 Warrants	928	420
August 2010 Investor Warrants	110	171
Amended and Restated August 2010 MHR Waiver Warrants	345	156
Amended and Restated July 2011 Warrants	1,065	482
July 2011 Investor Warrants	465	369
Amended and Restated July 2011 MHR Waiver Warrants	282	127
May 2013 MHR Modification Warrants	3,539	1,600

	$33,717	$15,509

Some of the Company’s outstanding derivative instruments have an exercise price reset feature. The estimated fair value of warrants and embedded conversion features that have an exercise price reset feature is estimated using the Monte Carlo valuation model. The estimated fair value of warrants that do not contain an exercise price reset feature is measured using the Black-Scholes valuation model. Inherent in both of these models are assumptions related to expected volatility, remaining life, risk-free rate and expected dividend yield. For the Monte Carlo model, we estimate the probability and timing of potential future financing and fundamental transactions as applicable.

Embedded Conversion Feature of MHR Notes. The Convertible Notes, the Reimbursement Notes, and the Bridge Notes (collectively, the “Notes”) contain a provision whereby the conversion price is adjustable upon the occurrence of certain events, including the issuance by Emisphere of common stock or common stock equivalents at a price which is lower than the current conversion price of each of the Notes and lower than the then-current market price. Under FASB ASC 815-40-15-5, the embedded conversion feature of the Notes is not considered indexed to the Company’s own stock and, therefore, does not meet the scope exception in FASB ASC 815-10-15 and thus needs to be accounted for as a derivative liability. The liability associated with the Convertible Notes, Reimbursed Notes and the Bridge Notes has been presented as a non-current liability as of September 30, 2014 and December 31, 2013, to correspond to its host contract.

Convertible Notes. In addition to the foregoing, the adjustment provision of the Convertible Notes does not become effective unless and until the Company raises $10 million through the issuance of common stock or common stock equivalents during any consecutive 24 month period. The fair value of the embedded conversion feature of the Convertible Notes is estimated at the end of each quarterly reporting period using the Monte Carlo model. The assumptions used in computing the fair value as of September 30, 2014 are a closing stock price of $0.39, a conversion price of $1.25, expected volatility of 140% over the remaining term of seven years and six months, and a risk free rate of 2.24%. The fair value of the embedded conversion feature of the Convertible Notes increased $8.1 million and $10.7 million for the three and nine months ended September 30, 2014, respectively, which has been recognized in the accompanying statement of operations.

Reimbursement Notes. The fair value of the embedded conversion feature of the Reimbursement Notes is estimated at the end of each quarterly reporting period using the Monte Carlo model. The assumptions used in computing the fair value of the embedded conversion feature at September 30, 2014 are a closing stock price of $0.39, a conversion price of $0.50, expected volatility of 140% over the remaining term of seven years and six months, and a risk free rate of 2.24%. The fair value of the embedded conversion feature of the Reimbursement Notes feature increased by $0.9 million for the three and nine months ended September 30, 2014, respectively, which has been recognized in the accompanying statement of operations.

Bridge Notes. The fair value of the embedded conversion feature of the Bridge Notes is estimated at the end of each quarterly reporting period using the Monte Carlo model. The assumptions used in computing the fair value as of September 30, 2014 are a closing stock price of $0.39, conversion price of $0.50, expected volatility of 140% over the remaining term of seven years and six months, and a risk free rate of 2.24%. The fair value of the embedded conversion feature of the Bridge Notes increased $0.6 million and $1.0 million for the three and nine months ended September 30, 2014, respectively, which has been recognized in the accompanying statement of operations.

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Amended and Restated June 2010 Warrants. In June 2010, the Company granted MHR warrants to purchase 865,000 shares of its common stock (the “June 2010 Warrants”). In connection with the Restructuring, on May 7, 2013 the Company amended and restated the Original Warrants such that the expiration date of the Original Warrant was extended to July 8, 2019 and the exercise price was reduced to $0.50 per share (as amended and restated, the “Amended and Restated August 2010 Warrants”). The exercise price of the Amended and Restated June 2010 Warrants is adjustable upon the occurrence of certain events, including the issuance by Emisphere of common stock or common stock equivalents at a price which is lower than the current exercise price of these warrants and lower than the current market price. However, the adjustment provision does not become effective unless the Company were to raise $10 million through the issuance of common stock or common stock equivalents at a price which is lower than the current conversion price of these warrants and lower than the current market price during any consecutive 24 month period. The fair value of the Amended and Restated June 2010 Warrants is estimated at the end of each quarterly reporting period using the Monte Carlo model. The assumptions used in computing the fair value of the Amended and Restated June 2010 Warrants as of September 30, 2014 are a closing stock price of $0.39, exercise price $0.50, expected volatility of 157% over the remaining term of four years and nine months and a risk-free rate of 1.68%. The fair value of the Amended and Restated June 2010 MHR Warrants decreased $2 thousand and increased $102 thousand for the three and nine months ended September 30, 2014, respectively, which has been recognized in the accompanying statement of operations.

Amended and Restated Warrants. Prior to the Restructuring, the Company issued to MHR warrants to purchase varying amounts of its common stock at various times from 2009 through 2011, as described more fully below (the August 2009 Warrants, August 2010 Warrants, August 2010 MHR Waiver Warrants, July 2011 Warrants, July 2011 MHR Waiver Warrants, and collectively, the “Original Warrants”). In connection with the Restructuring, on May 7, 2013 the Company amended and restated each of the Original Warrants such that the expiration date of each Original Warrant was extended to July 8, 2019 and the exercise price was reduced to $0.50 per share (as amended and restated, the “Amended and Restated August 2009 Warrants”, “Amended and Restated August 2010 Warrants”, “Amended and Restated August 2010 MHR Waiver Warrants”, “Amended and Restated July 2011 Warrants”, “Amended and Restated July 2011 MHR Waiver Warrants”, and collectively, the “Amended and Restated Warrants”) . Under the terms of each of the Amended and Restated Warrants, as well as the August 2010 Investor Warrants, July 2011 Investor Warrants and 2013 Restructuring Warrants (collectively, the Investor Warrants, and together with the Original Warrants, the “Warrants”), the Company has an obligation to make a cash payment to the holders of each of the Warrants for any gain that could have been realized if such holder exercised the warrants and we subsequently failed to deliver a certificate representing the shares to be issued upon such exercise by the third trading day after the Warrants were exercised. Accordingly, the Warrants have been accounted for as a liability. The fair value of each of the Warrants is estimated, at the end of each quarterly reporting period, using the Black-Scholes model. The assumptions used in computing the fair value of the Original Warrants as of September 30, 2014 are a closing stock price of $0.39, exercise price of $0.50 expected volatility of 157.49% over the remaining term of four years and nine months, and a risk-free rate of 1.78%. The assumptions used in computing the fair value of the Investor Warrants, as well as the fair value of each of the Warrants and any other relevant terms, are described below.

Amended and Restated August 2009 Warrants. In connection with an equity financing in August 2009 (the “August 2009 Financing”), Emisphere sold warrants to purchase 3.7 million shares of common stock to MHR (the “August 2009 Warrants”, and as amended and restated, the “Amended and Restated August 2009 Warrants”). The fair value of the Amended and Restated August 2009 Warrants increased $0.2 million and $0.7 million for the three and nine months ended September 30, 2014, respectively, which has been recognized in the accompanying statement of operations.

Amended and Restated August 2010 Warrants. In connection with an equity financing conducted in August 2010 (the “August 2010 Financing”), Emisphere sold warrants to purchase 2.6 million shares of common stock to MHR (the “August 2010 MHR Warrants”). The fair value of the Amended and Restated August 2010 Warrants increased $0.1 million and $0.5 million for the three and nine months ended September 30, 2014, respectively, which has been recognized in the accompanying statement of operations.

August 2010 Investor Warrants. Also in connection with the August 2010 Financing, Emisphere sold warrants to purchase 2.6 million shares of common stock to unrelated investors (the “August 2010 Warrants”). On January 12, 2011, one of the unrelated investors notified the Company of its intention to exercise 0.2 million warrants. The Company received proceeds of $0.2 million from the exercise of these warrants. The assumptions used in computing the fair value of the remaining August 2010 Warrants as of September 30, 2014 are a closing stock price of $0.39, exercise price of $1.26, expected volatility of 110.65% over the remaining term of eleven months, and a risk-free rate of 0.13%. The fair value of the August 2010 Investor Warrants decreased $43 thousand and $62 thousand for the three and nine months ended September 30, 2014, which has been recognized in the accompanying statement of operations.

Amended and Restated August 2010 MHR Waiver Warrants. Also in connection with the August 2010 Financing, the Company entered into a waiver agreement with MHR, pursuant to which MHR waived certain anti-dilution adjustment rights under the Convertible Notes and certain warrants issued by the Company to MHR that would otherwise have been triggered by the August 2010 Financing. As consideration for such waiver, the Company issued to MHR warrants to purchase 975,000 shares of its common stock (the “August 2010 Waiver Warrants”). The fair value of the Amended and Restated August 2010 Waiver Warrants increased $46 thousand and $0.2 million for the three and nine months ended September 30, 2014, respectively, which has been recognized in the accompanying statement of operations.

Amended and Restated July 2011 MHR Warrants. In connection with an equity financing conducted in July 2011 (the “July 2011 Financing”), Emisphere sold warrants to purchase 3.01 million shares of common stock to MHR (the “July 2011 MHR Warrants”). The fair value of the Amended and Restated July 2011 MHR Warrants increased $0.1 million and $0.6 million for the three and nine months ended September 30, 2014, respectively, which has been recorded in the accompanying statement of operations.

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July 2011 Investor Warrants. Also in connection with the July 2011 Financing, Emisphere sold warrants to purchase 3.01 million shares of common stock to unrelated investors (the “July 2011 Warrants”). As of September 30, 2014, all of the July 2011 Warrants were exercisable at $1.09 per share and had an expiration date of July 6, 2016. The assumptions used in computing the fair value of the July 2011 Warrants as of September 30, 2014 are a closing stock price of $0.39, exercise price of $1.09, expected volatility of 128.44% over the remaining term of one year and nine months, and a risk-free rate of 0.58% The fair value of the July 2011 Investor Warrants decreased $0.1 million for the three months and increased $0.1 million for the nine months ended September 30, 2014, respectively, which has been recorded in the statement of operations.

Amended and Restated July 2011 MHR Waiver Warrants. Also in connection with the July 2011 Financing, the Company entered into a waiver agreement with MHR, pursuant to which MHR waived certain anti-dilution adjustment rights under the Convertible Notes and certain warrants issued by the Company to MHR that would otherwise have been triggered by the July 2011 Financing. As consideration for such waiver, the Company issued to MHR warrants to purchase 795,000 shares of its common stock (the “July 2011 Waiver Warrants”). The fair value of the Amended and Restated July 2011 MHR Waiver Warrants increased $38 thousand and $154 thousand for the three and nine months ended September 30, 2014, respectively, which has been recorded in the statement of operations.

2013 Restructuring Warrants. On May 7, 2013 the Company issued to MHR warrants to purchase 10 million shares of its common stock (the “2013 Restructuring Warrants”) as part of the Restructuring. The fair value of the 2013 Restructuring Warrants increased $0.5 million and $1.9 million for the three and nine months ended September 30, 2014, respectively, which has been recognized in the accompanying statement of operations.

10. Commitments and Contingencies

Commitments.

We lease office space at 4 Becker Farm Road, Roseland, New Jersey under a non-cancellable operating lease expiring in 2017.

As of September 30, 2014, future minimum rental payments are as follows:

Years Ending December 31,	(In thousands)
2014(remaining)	$37
2015	136
2016	148
2017	74

Total	$395

The Company evaluates the financial consequences of legal actions periodically or as facts present themselves and records accruals to account for its best estimate of future costs accordingly.

Contingencies.

In the ordinary course of business, we enter into agreements with third parties that include indemnification provisions which, in our judgment, are normal and customary for companies in our industry sector. These agreements are typically with business partners, clinical sites, and suppliers. Pursuant to these agreements, we generally agree to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to our product candidates, use of such product candidates, or other actions taken or omitted by us. The maximum potential amount of future payments we could be required to make under these indemnification provisions is unlimited. We have not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, we have no liabilities recorded for these provisions as of September 30, 2014.

In the normal course of business, we may be confronted with issues or events that may result in a contingent liability. These generally relate to lawsuits, claims, environmental actions or the action of various regulatory agencies. If necessary, management consults with counsel and other appropriate experts to assess any matters that arise. If, in our opinion, we have incurred a probable loss as set forth by accounting principles generally accepted in the U.S., an estimate is made of the loss and the appropriate accounting entries are reflected in our financial statements.

As a condition to MHR entering into the Loan Agreement and amending and restating the MHR Notes, the Company and MHR entered into a Royalty Agreement (the “Royalty Agreement”) on August 20, 2014 providing for the payment by the Company to MHR of certain royalties on the terms and conditions set forth therein (see Note 8).

Under the terms of the Royalty Agreement, the Company agreed to pay to MHR, subject to the terms and conditions of the Royalty Agreement, royalties in perpetuity (the “Royalties”), commencing as of the date of the Royalty Agreement, in an amount equal to: twenty percent (20%) of all Net Product Sales (as defined in the Royalty Agreement) and any third party payments arising in connection with the sale of the B12 Product and related products, during any fiscal year; provided that, from and after October 1, 2015, if no amount of indebtedness is outstanding under the Loan

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Agreement (the “Indebtedness Repayment Condition”), such amount shall be reduced to (i) five percent (5%) of all Net Sales and third party payments commencing with the first quarter immediately following the quarter in which the Indebtedness Repayment Condition is satisfied, or (ii) two and one half percent (2.5%) of all Net Sales commencing with the quarter immediately following the quarter in which the Indebtedness Repayment Condition is satisfied, but only with respect to the Net Sales made in any country in which there was not a Valid Patent Claim (as defined in the Royalty Agreement) and where generic entry of a competitive product not by the Company or its affiliates that does not infringe a Valid Patent Claim in such country has occurred, in each case as of the last day of such Fiscal Quarter. Once the royalty rate has been reduced to 5%, the rate shall not be reinstated to 20% even if amounts become outstanding under the Loan Agreement as a result of Paid-In-Kind Royalties. Payments of Royalties shall be made in cash to the extent such Royalties do not cause the Company’s cash as of the end of any year to be less than the Minimum Cash Balance, and otherwise shall be paid as Paid-In-Kind Royalties.

11. Income Taxes

The Company is primarily subject to United States federal and New Jersey state income tax. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2013 and September 30, 2014, the Company had no accruals for interest or penalties related to income tax matters. For the nine month periods ended September 30, 2014 and 2013, the effective income tax rates were 6% and 0%, respectively. The difference between the Company’s effective income tax rate and the Federal statutory rate of 34% is attributable to state tax benefits and tax credits, offset by changes in the deferred tax valuation allowance. During the nine months ended September 30, 2014 we recognized an approximate $1.7 million income tax benefit as a result of proceeds from the sale of $20.8 million of New Jersey net operating losses through the Technology Business Certificate Transfer Program, sponsored by the New Jersey Economic Development Authority.

12. New Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. The Company is currently evaluating the impact of the new standards.

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which provides guidance on management’s responsibility in evaluating whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. The adoption of ASU 2014-15 is not expected to have a material impact on our financial position, results of operations or cash flows.

Management does not believe there would have been a material effect on the accompanying financial statements had any other recently issued, but not yet effective, accounting standards been adopted in the current period.

13. Fair Value

In accordance with FASB ASC 820, “Fair Value Measurements and Disclosures,” the following table represents the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013:

September 30, 2014	Level 2	Level 3	Total
	(In thousands)	(In thousands)	(In thousands)
Derivative Instruments	$8,054	$25,663	$33,717

December 31, 2013:	Level 2	Level 3	Total
	(In thousands)	(In thousands)	(In thousands)
Derivative Instruments	$3,922	$11,587	$15,509

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Level 3 financial instruments consist of certain common stock warrants and embedded conversion features. The fair value of these warrants and embedded conversion features that have exercise reset features are estimated using a Monte Carlo valuation model. The unobservable input used by the Company was the estimation of the likelihood of a reset occurring on the embedded conversion feature of the Amended and Restated Convertible Notes, the embedded conversion feature of the Amended and Restated Reimbursement Notes, the embedded conversion feature of the Amended and Restated Bridge Notes, and the embedded conversion feature of the Amended and Restated June 2010 Warrants. These estimates of the likelihood of completing an equity raise that would meet the criteria to trigger the reset provisions are based on numerous factors, including the remaining term of the financial instruments and the Company’s overall financial condition.

The following table summarizes the changes in fair value of the Company’s Level 3 financial instruments for the periods ended September 30, 2014 and December 31, 2013.

	September 30, 2014	December 31, 2013
Beginning Balance	$11,587	$309
Derivative liability of embedded conversion feature of the Bridge Notes	131	1,187
Derivative liability of embedded conversion feature of the Reimbursement Notes	22	156
Derivative liability of the embedded conversion feature of the Convertible Notes	1,291	862
Change in fair value	12,633	9,073

Ending Balance	$25,663	$11,587

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation of the likelihood of the occurrence of a change to the contractual terms of the financial instruments. A significant increase (decrease) in this likelihood would result in a higher (lower) fair value measurement.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SAFE HARBOR CAUTIONARY STATEMENT

Certain statements in this Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere in this report as well as statements made from time to time by our representatives may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include (without limitation) statements regarding the success of our commercialization initiatives; the sufficiency of our cash position; our ability to enter into strategic partnerships; our ability, and that of our partners, to develop, manufacture and commercialize products using our Eligen® technology; planned or expected studies and trials of oral formulations that utilize our Eligen® Technology; the potential market size, advantages or therapeutic uses of our potential products. We do not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Such factors include the factors described under Part II, Item 1A. “Risk Factors” and other factors discussed in connection with any forward-looking statements.

General

Emisphere Technologies, Inc. is a specialty pharmaceutical company preparing to commence commercial operations. The Company is currently preparing to launch its first prescription product, oral Eligen® B12 Rx (1000 mcg.), in the U.S. Oral Eligen® B12 Rx meets significant unmet patient and medical needs by combining vitamin B12 with our proprietary delivery system technology to provide a therapeutic equivalent to vitamin B12 injections. It is a prescription product for use by B12 deficient individuals; and it is the first oral B12 to be supported by published clinical data (Clin Ther. 2011 Jul;33(7):934-45) demonstrating that oral Eligen® B12 restores normal vitamin B12 blood levels in deficient patients as effectively as injectable B12, which is the current medical standard of care. The proprietary Eligen® B12 formulation is covered by a newly issued U.S. Patent (Patent No. 8,022,048) which provides protection through 2029. Beyond oral Eligen® B12 Rx, the Company utilizes its proprietary Eligen® Technology to create new oral formulations of therapeutic agents. Emisphere is currently partnered with global pharmaceutical companies for the development of such new orally delivered therapeutics.

All key oral Eligen® B12 Rx launch initiatives are in progress and on schedule to be introduced in the United States during the first quarter 2015. Additionally, the Company is currently engaged in multiple ex-US oral Eligen® B12 Rx licensing discussions.

By building on the oral Eligen® B12 Rx product, the Company intends to establish a sound product portfolio platform on which to expand its B12 therapeutic franchise as well as expand internal new product development with new therapeutic agents. The Company will also continue to develop its existing drug delivery carrier partnerships and expand its carrier business by seeking out and engaging in new global licensing opportunities.

As it focuses on building a commercial platform based on the oral Eligen® B12 Rx product, Emisphere will continue to develop and expand upon the unique and improved delivery of therapeutic molecules using its Eligen® Technology. These molecules could be currently available or are under development. Such molecules are usually delivered by injection; in many cases, their benefits are limited due to poor bioavailability, slow on-set of action or variable absorption. In those cases, our technology may increase the benefit of the therapy by improving bioavailability or absorption or by decreasing time to onset of action. The Eligen® Technology can be applied to the oral route of administration as well as other delivery pathways, such as buccal, rectal, inhalation, intra-vaginal or transdermal. The Eligen® Technology can make it possible to deliver certain therapeutic molecules orally without altering their chemical form or biological activity. Eligen® delivery agents, or “carriers”, facilitate or enable the transport of therapeutic molecules across the mucous membranes of the gastrointestinal tract, to reach the tissues of the body where they can exert their intended pharmacological effect. Our development efforts are conducted internally or in collaboration with corporate development partners. Typically, the drugs that we target are at an advanced stage of development, or have already received regulatory approval, and are currently available on the market.

Our website is www.emisphere.com. The contents of that website are not incorporated herein by reference. Investor related questions should be directed to info@emisphere.com.

Mr. Alan L. Rubino, the Company’s President and Chief Executive Officer, and Mr. Timothy G. Rothwell, its Chairman of the Board of Director, are seasoned industry executives with major and emerging pharmaceutical company experience who form the core of a leadership team that will implement the Company’s strategic plans. To that end, we have sought to expand opportunities with existing partners and will continue to work to expand and explore new efforts to attract new delivery system, product development, and licensing partnerships. After evaluating the Company’s operations and strategy, the leadership team determined the Company should refocus its corporate strategy to reemphasize the commercialization of oral Eligen® B12 Rx, build new high-value partnerships, evaluate new prescription medical foods commercial opportunities, reprioritize the product pipeline, and promote new uses for the Eligen® Technology.

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In furtherance of this new strategic direction, spending has been redirected and aggressive cost control initiatives, including the elimination of certain research and development positions, have been implemented in order to allow investment in commercialization resources. To accelerate the commercialization of oral Eligen® B12 and evaluate new opportunities for prescription medical foods and other prescription products under development, the Company hired Mr. Carl V. Sailer in October 2012 to head its commercial efforts. Mr. Sailer has extensive experience in pharmaceuticals products marketing and supply chain management. He has a proven track record of launching new, and enhancing the financial performance of, existing pharmaceutical products by implementing progressive commercial marketing and distribution models. Furthermore, the Company engaged the consulting services of Dr. Carlos de Lecea, M.D., Ph.D., to expand its business development efforts globally. Dr. de Lecea has over 20 years’ experience in business development, including in and out licensing pharmaceutical products and delivery technologies in global markets. Dr. de Lecea also works with Mr. Rubino to expand the application of the Eligen® Technology by taking advantage of its suitability to facilitate oral absorption of emerging peptides and biologic products that are typically only available as injectables or are currently under development. We believe that these products represent tremendous promise for realizing improvements in healthcare and growth in the industry, and that the Eligen® Technology is well suited to deliver many of these molecules safely and efficiently.

These actions support the Company’s decision to reposition Emisphere into a viable commercial-stage entity, anchored by the oral Eligen® B12 Rx product. As it transitions to this strategy, the Company remains dedicated to further realizing the full potential and commercial value of its platform Eligen® Technology. As a result of our recent steps to refocus and prioritize our commercial opportunities, and promising trends with peptides, pegylated peptides and proteins in the industry that should provide new growth opportunities, we believe that Emisphere’s new business strategy will present opportunities for growth and value creation for the Company and its shareholders.

The application of the Eligen® Technology is potentially broad and may provide for a number of opportunities across a spectrum of therapeutic modalities or nutritional supplements. During the remainder of 2014 we plan to continue to develop our product pipeline utilizing the Eligen® Technology with prescription and medical foods product candidates and prioritized our development efforts based on overall potential returns on investment, likelihood of success, and market and medical needs. Medical foods are a distinct product category defined by the Orphan Drug Act of 1988 and an FDA regulation, and encompass foods which are formulated to be consumed or administered enterally under the supervision of a physician and which are intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements, based on recognized scientific principles, are established by medical evaluation. Our goal is to implement our Eligen® Technology to enhance overall healthcare, including patient accessibility and compliance, while benefiting the commercial pharmaceutical and healthcare marketplace and driving company valuation.

To accelerate commercialization of the Eligen® Technology, Emisphere will continue to focus on its two-pronged strategy. First, we will focus on commercializing oral Eligen® B12 Rx (1000 mcg) as a medical food for use by documented B12 deficient individuals in the United States and globally. During the fourth quarter of 2010, the Company completed a clinical trial which demonstrated that both oral Eligen® B12 (1000 mcg) and injectable B12 (current standard of care) can efficiently and quickly restore normal Vitamin B12 levels in deficient individuals. The manuscript summarizing the results from that clinical trial was published in the July 2011 edition of the journal Clinical Therapeutics (Volume 22, pages 934 — 945). We also conducted market research to help assess the potential commercial opportunity for our oral Eligen® B12 Rx (1000 mcg) product. On August 5, 2011, we received notice from the United States Patent Office that the U.S. patent application directed to the oral Eligen® B12 formulation was allowed. This new patent (US 8,022,048) provides intellectual property protection for Eligen® B12 through approximately October 2029. Second, we will concentrate on expanding our Eligen® drug delivery technology business, by seeking applications with prescription molecules obtained through partnerships with other pharmaceutical companies for molecules where oral absorption is difficult yet substantially beneficial if proven. We are also working to generate new interest in the Eligen® Technology with potential partners and attempting to expand our current collaborative relationships to take advantage of the critical knowledge that others have gained by working with our technology. Second, we continue to pursue commercialization of product candidates developed internally. We believe that these internal candidates need to be developed with reasonable investment in an acceptable time period and with a reasonable risk-benefit profile.

To support our internal development programs, the Company implemented its new commercialization strategy for the Eligen® Technology. Using extensive safety data available for its Sodium N-[8-(2-hydroxybenzoyl) Amino] Caprylate (“SNAC”) carrier, the Company obtained GRAS (“Generally Recognized as Safe”) status for its SNAC carrier, and then applied the Eligen® Technology with B12, another GRAS substance where bioavailability and absorption is difficult and improving such absorption would yield substantial benefit and value. Given sufficient time and resources, the Company intends to apply this strategy to develop other products. Examples of other GRAS substances that may be developed into additional commercial products using this strategy would include vitamins such as other B Vitamins, minerals such as iron, and other supplements such as the polyphenols and catechins, among others.

Funding required to continue developing our product pipeline may be partially paid by income-generated from sales of Eligen® B12 in the U.S., and from license arrangements whose value tends to increase as product candidates move from pre-clinical into clinical development. It is our intention that investments that may be required to fund our research and development will be approached incrementally in order to minimize disruption or dilution. The Company also continues to focus on improving operational efficiency. Annual operating costs have been reduced by approximately 80% from 2008 levels. Its cash burn rate to support continuing operations is less than $6 million per year. Additionally, we expect to accelerate the commercialization of the Eligen® Technology in a cost effective way and to gain operational efficiencies by tapping into advanced scientific processes offered by independent contractors.

Our product pipeline includes prescription and medical food product candidates that are being developed in partnership or internally. During 2014, we continue to make progress on plans to commercialize our internally developed oral Eligen® B12 Rx product and our development partner, Novo Nordisk A/S (“Novo Nordisk”), continues its development programs.

Novo Nordisk is using our Eligen® drug delivery technology in combination with its proprietary GLP-1 receptor agonists and insulins. During December 2010, the Company entered into a license agreement with Novo Nordisk to develop and commercialize oral formulations of Novo Nordisk’s insulins using Emisphere’s Eligen® Technology. This was the second license agreement between the two companies. The GLP-1

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License Agreement, entered into in June 2008, and amended for the second time on April 26, 2013 provides for the development of oral formulations of GLP-1 receptor agonists, with a potential drug for the treatment of type 2 diabetes currently in a Phase II clinical trial. The Amendment provided for a payment of $10 million from Novo Nordisk to the Company as a prepayment of certain development milestone payments that would have otherwise become payable to the Company under the Development Agreement in exchange for a reduction in the rate of potential future royalty payments as provided in the Development Agreement.

We continue to assess therapeutic molecules for their potential compatibility with our technology and market need. Our intent is to continue to expand our pipeline with product candidates that demonstrate significant opportunities for growth. Our focus is on molecules that meet the criteria for success based on our increased understanding of our Eligen® Technology. Depending on the molecule, market potential and interest, we intend to pursue potential product development opportunities through development alliances or internal development.

We have collaborated with Novartis in connection with the development and testing of oral formulations of several drug candidates. Novartis has the right to evaluate the feasibility of using Emisphere’s Eligen® Technology with two new compounds to assess the potential for new product development opportunities. Novartis is considering its options accordingly. If Novartis chooses to develop oral formulations of these new compounds using the Eligen® Technology, the parties will negotiate additional agreements. In that case, Emisphere could be entitled to receive development milestone and royalty payments in connection with the development and commercialization of these potentially new products.

Our other product candidates in development are in earlier or preclinical research phases, and we continue to assess them for their compatibility with our technology and market need. Our intent is to seek partnerships with pharmaceutical and biotechnology companies for certain of these products as we continue to expand our pipeline with product candidates that demonstrate significant opportunities for growth. Our focus is on molecules that meet the criteria for success based on our increased understanding of our Eligen® Technology and prescription medical foods. Our preclinical programs focus on the development of oral formulations of potentially new treatments for diabetes and products in the areas of cardiovascular, appetite suppression and pain and on the development and potential expansion of nutritional supplement products.

Results of Operations

Three Months Ended September 30, 2014 Compared to Three Months Ended September 30, 2013:

	September 30, 2014	September 30, 2013	Change
		(in thousands)
Revenue	$—	$—	$—
Operating expenses	2,120	1,761	359
Operating loss	(2,120)	(1,761)	(359)
Other non-operating income (expense)	(12,253)	41	(12,294)
Loss before income tax benefit	(14,373)	(1,720)	(12,653)
Income tax benefit	—	—	—
Net loss	$(14,373)	$(1,720)	$(12,653)

Operating expenses increased $359 thousand or 20% for the three months ended September 30, 2014 in comparison to the same period last year. Details of these changes are highlighted in the table below:

(in thousands)
Increase in human resources costs	$17
Increase in professional fees	301
Increase in occupancy costs	40
Increase in product development costs	24
Increase in depreciation and amortization	2
Decrease in other costs	(25)

$359

Human resource costs increased $17 thousand, or 3%, due primarily to a $58 thousand increase in non-cash compensation costs offset by a $41 thousand reduction in headcount and related employee benefits costs.

Professional fees increased $301 thousand, or 37%, due primarily to an $356 thousand increase in financial advisory and legal fees related to the August 2014 Loan Agreement and related restatement of debt that was incurred during the third quarter 2014; an increase of $86 thousand in commercialization costs; an increase of $40 thousand in corporate legal fees; offset partially by a $104 thousand decrease in business development and scientific consulting fees; a $50 thousand decrease in intellectual property fees and a $27 thousand decrease in other professional fees.

Occupancy costs increased $40 thousand, or 1,371% due to certain lease incentives received during the third quarter 2013 and higher shared utility charges in third quarter 2014.

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Product development costs increased $24 thousand, or 23%, due primarily to our investment in developing a commercial manufacturing process to prepare for the planned commercial launch of our oral Eligen® B12 Rx product.

Depreciation costs increased $2 thousand or 129%, due to fixed asset acquisitions in the fourth quarter of 2013.

Other costs decreased $25 thousand, or 13%, due primarily to information technology costs.

Our principal operating costs include the following items as a percentage of total operating expenses:

	Three Months Ended September 30,
	2014	2013
Human resource costs, including benefits	31%	36%
Professional fees for legal, intellectual property, accounting and consulting	53%	47%
Occupancy costs	2%	0%
Product development costs	6%	6%
Depreciation and amortization	0%	0%
Other	8%	11%

Other non-operating income (expense) for the three months ended September 30, 2014 decreased $12.3 million, from $41 thousand non-operating income for the three months ended September 30, 2013 to $12.3 million non-operating expense for the three months ended September 30, 2014, due primarily to a $11.8 million change in the fair value of derivative instruments, and by a $0.5 million increase in interest expense.

As a result of the above factors, we had a net loss of $14.4 million for the three months ended September 30, 2014, compared to net loss of $1.7 million for the three months ended September 30, 2013.

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013:

	September 30, 2014	September 30, 2013	Change
		(in thousands)
Revenue	$—	$—	$—
Operating expenses	6,004	5,261	743
Operating loss	(6,004)	(5,261)	(743)
Other non-operating income (expense)	(21,479)	(12,865)	(8,614)
Loss before income tax benefit	(27,483)	(18,126)	(9,357)
Income tax benefit	1,684	—	1,684
Net loss	$(25,799)	$(18,126)	$(7,763)

Operating expenses increased $0.74 million or 14% for the nine months ended September 30, 2014 in comparison to the same period last year. Details of these changes are highlighted in the table below:

(in thousands)
Decrease in human resources costs	$(133)
Increase in professional fees	481
Decrease in occupancy costs	(10)
Increase in product development costs	390
Increase in depreciation and amortization	5
Increase in other costs	10

$743

Human resource costs decreased $133 thousand, or 7%, due primarily to the payment of $122 thousand performance incentive awards that were paid during 2013.

Professional fees increased $481 thousand, or 20%, due primarily to a $453 thousand increase in commercial planning and advisory services related to the Company’s preparations to launch its oral Eligen® B12 Rx product in the U.S., and a $156 thousand increase in legal fees related to loan restructuring transactions and related restatements of debt that occurred during the second quarter 2013 and the third quarter 2014; and a net increase of $20 thousand in other professional fees, offset partially by a decrease of $75 thousand of IP fees and costs; a $73 thousand decrease in business development and scientific consulting costs.

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Occupancy costs decreased $10 thousand or 8% due to relocation of the corporate offices during February 2013.

Product development costs increased $390 thousand, or 210%, due primarily to investment in developing a commercial manufacturing process to prepare for the planned commercial launch of the oral Eligen® B12 Rx product.

Depreciation costs increased $5 thousand or 84%, due to fixed asset acquisitions in the fourth quarter of 2013.

Other costs increased $10 thousand, or 2%, due primarily to higher insurance premiums offset by lower information technology costs.

Our principal operating costs include the following items as a percentage of total operating expenses:

	Nine Months Ended September 30,
	2014	2013
Human resource costs, including benefits	31%	38%
Professional fees for legal, intellectual property, accounting and consulting	48%	45%
Occupancy costs	2%	2%
Product development costs	9%	4%
Depreciation and amortization	0%	0%
Other	10%	11%

Other non-operating expense for the nine months ended September 30, 2014 increased $8.6 million, or 67%, in comparison to the same period last year, due primarily to a $7.4 million change in the fair value of derivative instruments, and by a $1.2 million net increase in interest and other expense.

On January 21, 2014, the Company received approximately $1.7 million from the sale of approximately $20.8 million unused net operating losses by participating in the Technology Business Tax Certificate Transfer Program, sponsored by the New Jersey Economic Development Authority.

As a result of the above factors, we had a net loss of $25.8 million for the nine months ended September 30, 2014, compared to net loss of $18.1 million for the nine months ended September 30, 2013.

Liquidity and Capital Resources

Since our inception in 1986, we have generated significant losses from operations and we anticipate that we will continue to generate significant losses from operations for the foreseeable future.

As of September 30, 2014, our accumulated deficit was approximately $514.6 million; our stockholders’ deficit was $112.4 million. Our net loss was $14.4 million and $1.7 million for the three months ended September 30, 2014 and 2013, respectively and $25.8 million and $18.1 million for the nine months ended September 30, 2014 and 2013 respectively. On September 30, 2014 we had approximately $4.0 million cash.

We have limited capital resources and operations to date have been funded with the proceeds from private and public debt and equity financings, collaborative research agreements and income earned on investments.

As of September 30, 2014, the Company’s obligations included approximately $39.0 million (face value) under the Convertible Notes, approximately $5.0 million (face value) under the Loan Agreement, approximately $0.7 million (face value) under the Reimbursement Notes, and approximately $1.8 million (face value) under the Bridge Notes. The Convertible Notes and the Loan Agreement are subject to various sales, operating and manufacturing performance criteria.

Under the terms of the Loan Agreement, described in Note 8 to the Financial Statements, Emisphere may borrow, at specified times and based on the attainment of specified performance milestones, up to an aggregate of $20.0 million to finance the development, manufacturing, marketing and sales of its oral Eligen® B12 Rx Product. The new loan facility will mature on December 31, 2019 and bear interest at a rate of 13% per year. The first borrowing under the Loan Agreement occurred on August 20, 2014 in an original principal amount of $5.0 million, and the second occurred on November 4, 2014 in an original principal amount of $3.0 million. Subject to achieving certain operational milestones relating to the timely manufacture and commencement of sales of Eligen® B12, of which there can be no assurance, the Company may request three additional borrowings under the Loan Agreement as follows: up to $5 million in the first quarter of 2015, up to $5.0 million in the second quarter of 2015, and up to $2.0 million in the third quarter of 2015.

We believe the Loan Agreement, assuming attainment of the milestones, will provide provides sufficient capital to support the commercial launch of oral Eligen® B12 Rx in the U.S. market and to continue operations through the end of 2015. The Company’s future capital requirements beyond 2015 and financial success depend largely on the commercial success of our oral Eligen® B12 Rx product and our ability to leverage existing, and secure new partnering opportunities. We cannot be sure that our plans will be successful. If we fail to raise sufficient capital from commercial operations or partnerships, we will need to seek capital from other sources. We cannot assure you that financing will be available on favorable terms or at all. If we fail to generate sufficient capital from sales of oral Eligen® B12 Rx and or obtain substantial cash inflows from existing or new partners or other sources prior to the end 2015, we could be forced to cease operations. Additionally, if additional capital is raised through the

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sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders. These conditions raise substantial doubt about our ability to continue as a going concern. Consequently, the audit reports prepared by our independent registered public accounting firm relating to our financial statements for the years ended December 31, 2013, 2012 and 2011 include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

Furthermore, despite our optimism regarding the Eligen® Technology, even in the event that the Company is adequately funded, there is no guarantee that any of our products or product candidates will perform as hoped or that such products can be successfully commercialized. For further discussion, see Part II, Item 1A “Risk Factors.”

For further discussion, see Part II, Item 1A “Risk Factors.”

Off-Balance Sheet Arrangements

As of September 30, 2014, we had no off-balance sheet arrangements.

Critical Accounting Estimates

Please refer to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2014 for detailed explanations of its critical accounting estimates, which have not changed during the period ended September 30, 2014.

New Accounting Pronouncements

For a discussion of new accounting pronouncements, see Note 2 set forth in the Notes to Condensed Financial Statements contained in Part I, Item  1 of this Report.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Fair Value of Warrants and Derivative Liabilities. As further described in Note 9 to our Financial Statements set forth in Part I, Item 1 of this Report, at September 30, 2014, the estimated fair value of derivative instruments was $33.7 million. We estimate the fair values of these instruments using the Black-Scholes option pricing model which takes into account a variety of factors, including historical stock price volatility, risk-free interest rates, remaining maturity and the closing price of our common stock. Furthermore, the estimated fair values of the conversion features embedded in our Amended and Restated Convertible Notes, Amended and Restated Bridge Notes, Amended and Restated Reimbursement Notes, and Amended and Restated June 2010 Warrants, which contain reset provisions, were measured using the Monte Carlo valuation model. In using the Monte Carlo model, we estimate the probability and timing of potential future financing and fundamental transactions as applicable. We are required to revalue this liability each quarter. We believe that the assumptions that have the greatest impact on the determination of fair value is the closing price of our common stock and historical stock price volatility. The following table illustrates the potential effect of changes in the assumptions used to calculate fair value:

Derivatives (in thousands)
25% increase in stock price	$9,610
50% increase in stock price	13,119
5% increase in assumed volatility	4,716
25% decrease in stock price	2,824
50% decrease in stock price	7,866
5% decrease in assumed volatility	2,554

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

The Company’s senior management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

The Company has evaluated the effectiveness of the design and operation of its disclosure controls and procedures under the supervision of and with the participation of management, including its Chief Executive Officer and Chief Financial Officer, as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective.

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Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting during the nine month period ended September 30, 2014 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II

ITEM 1. LEGAL PROCEEDINGS

As of the date hereof, the Company is not a party to any legal proceedings, and none are known to be contemplated against the Company.

ITEM 1A. RISK FACTORS

The following risk factors should be read carefully in connection with evaluating our business and the forward-looking statements that we make in this Report and elsewhere (including oral statements) from time to time. Any of the following risks could materially and adversely affect our business, our operating results, our financial condition and the actual outcome of matters as to which forward-looking statements are made in this Report. Our business is subject to many risks, which are detailed further in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on March 31, 2014, including the following. We have denoted with an asterisk (*) in the following discussion those risks that are materially revised.

Financial Risks

•	We have a history of operating losses and we may never achieve profitability. Our failure to raise capital when needed or satisfy the terms of our new and existing debt arrangements as they become due would adversely affect our business, financial condition, and results of operations, and could force us to reduce or discontinue operations. The Company estimates that if we fail to raise additional capital or if we fail to achieve our planned commercial targets for oral Eligen® B12 in the U.S., or if we fail to obtain substantial cash inflows from existing or new partners by the end of 2015, the Company could be forced to cease operations.

•	We are highly dependent upon the commercial success of oral Eligen® B12 and cannot be sure that our plans will be successful.

•	If we fail to raise sufficient capital from commercial operations or partnerships, we will need to seek capital from other sources. We cannot assure you that financing will be available on favorable terms or at all. Additionally, if additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders.

•	If we fail to generate sufficient additional capital from operations or obtain substantial cash inflows from existing or new partners or other sources prior to the end 2015, we could be forced to cease operations.

•	The audit opinion issued by our independent registered public accounting firm relating to our financial statements for the year ended December 31, 2013 contained a going concern explanatory paragraph.

•	*We may not be able to meet covenants or financial obligations detailed in our Loan Agreement, Convertible Notes, Reimbursement Notes, and Bridge Notes issued to MHR in August 2014 (collectively, the “MHR Notes”), or the Royalty Agreement, which could result in an increase in the interest rate on the MHR Notes and/or accelerated maturity of the MHR Notes, which we might not be able to satisfy. The MHR Notes are secured by a first priority lien in favor of MHR on substantially all of our assets, and if we default on our obligations under the MHR Notes, MHR may elect to foreclose on such assets, in which event we would be required to cease operations.

Risks Related to our Business

•	Our business will suffer if we fail or are delayed in developing and commercializing our oral Eligen® B12 Rx product.

•	We are highly dependent on the clinical success of our product candidates.

•	We are highly dependent upon collaborative partners to develop and commercialize compounds using our delivery agents.

•	Our collaborative partners control the clinical development of certain of our drug candidates and may terminate their efforts at will.

•	Our product candidates are in various stages of development, and we cannot be certain that any will be suitable for commercial purposes.

•	Our collaborative partners are free to develop competing products.

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•	Our business will suffer if we cannot adequately protect our patent and proprietary rights.

•	We may be at risk of having to obtain a license from third parties making proprietary improvements to our technology.

•	We are dependent on third parties to manufacture and test our products.

•	We are dependent on our key personnel and if we cannot recruit and retain leaders in our research, development, manufacturing, and commercial organizations, our business will be harmed.

Risks Related to our Industry

•	Our future business success depends heavily upon regulatory approvals and compliance with regulatory requirements, which can be difficult to obtain or maintain for a variety of reasons, including cost. More specifically, the regulatory approval process for prescription and nonprescription product candidates will likely vary by the nature of the therapeutic molecule being delivered.

•	We may face product liability claims related to participation in clinical trials for future products.

•	We face rapid technological change and intense competition.

Other Risks

•	Provisions of our corporate charter documents, Delaware law, our financing documents and our stockholder rights plan may dissuade potential acquirers or prevent the replacement or removal of our current management and members of our Board of Directors and may thereby affect the price of our common stock.

•	Our stock price has been and may continue to be volatile.

•	Future sales of common stock or warrants, or the prospect of future sales, may depress our stock price.

For a more complete listing and description of these and other risks that the Company faces, please see our Annual Report for the year ended December 31, 2013 on Form 10-K as filed with the SEC on March 31, 2014. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or future results.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information.

None.

ITEM 6. EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Loan Agreement, dated as of August 20, 2014, by and between Emisphere Technologies, Inc. and the Lenders named therein

4.2	Amended and Restated Pledge and Security Agreement by and between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP

10.1	Royalty Agreement, dated as of August 20, 2014, by and between Emisphere Technologies, Inc. and the other parties named therein

31.1	Certification of the President and Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to section 302 of the Sarbanes- Oxley Act of 2002 (filed herewith).

31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to section 302 of the Sarbanes- Oxley Act of 2002 (filed herewith).

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes- Oxley Act of 2002 (furnished herewith).

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101. INS	XBRL Instance Document (submitted electronically herewith).

101. SCH	XBRL Taxonomy Extension Schema Document (submitted electronically herewith).

101. CAL	XBRL Taxonomy Extension Calculation Linkbase Document (submitted electronically herewith).

101. LAB	XBRL Taxonomy Extension Label Linkbase Document (submitted electronically herewith).

101. PRE	XBRL Taxonomy Extension Presentation Linkbase Document (submitted electronically herewith).

101. DEF	XBRL Taxonomy Extension Definition Linkbase Document (submitted electronically herewith).

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Emisphere Technologies, Inc.

Date: November 14, 2014	/s/ Alan L. Rubino
Alan L. Rubino
President and Chief Executive Officer (Principal Executive Officer)
Date: November 14, 2014

Emisphere Technologies, Inc.

/s/ Michael R. Garone
Michael R. Garone
Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Loan Agreement, dated as of August 20, 2014, by and between Emisphere Technologies, Inc. and the Lenders named therein

4.2	Amended and Restated Pledge and Security Agreement by and between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP

10.1	Royalty Agreement, dated as of August 20, 2014, by and between Emisphere Technologies, Inc. and the other parties named therein

31.1	Certification of the President and Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to section 302 of the Sarbanes- Oxley Act of 2002 (filed herewith).

31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to section 302 of the Sarbanes- Oxley Act of 2002 (filed herewith).

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes- Oxley Act of 2002 (furnished herewith).

101. INS	XBRL Instance Document (submitted electronically herewith).

101. SCH	XBRL Taxonomy Extension Schema Document (submitted electronically herewith).

101. CAL	XBRL Taxonomy Extension Calculation Linkbase Document (submitted electronically herewith).

101. LAB	XBRL Taxonomy Extension Label Linkbase Document (submitted electronically herewith).

101. PRE	XBRL Taxonomy Extension Presentation Linkbase Document (submitted electronically herewith).

101. DEF	XBRL Taxonomy Extension Definition Linkbase Document (submitted electronically herewith).

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Exhibit 4.1

EXECUTION VERSION

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) dated as of August 20, 2014 is entered into between EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), MHR CAPITAL PARTNERS MASTER ACCOUNT LP, a limited partnership organized in Anguilla, British West Indies (“Master Account”), MHR CAPITAL PARTNERS (100) LP, a Delaware limited partnership (“Capital Partners (100)”), MHR INSTITUTIONAL PARTNERS II LP, a Delaware limited partnership (“Institutional Partners II”), and MHR INSTITUTIONAL PARTNERS IIA LP, a Delaware limited partnership (“Institutional Partners IIA” and, together with Master Account, Capital Partners (100) and Institutional Partners II, each, a “Lender” and collectively, the “Lenders”). The obligations under this Agreement are secured by a first priority security interest in substantially all assets of the Company pursuant to the Security Agreement and the other Security Documents. The parties hereto agree as follows:

1. Definitions; Interpretation.

(a) Definitions. The following terms shall have the meanings ascribed to them below:

“Adjusted Consolidated Free Cash Flow” means, for any period, (a) Net Income (Loss), plus (b) without duplication and to the extent not already increasing Net Income (Loss), the sum of (i) any extraordinary or nonrecurring gain realized in cash during such applicable period, (ii) cash interest income, (iii) cash dividends from the Company’s Subsidiaries and (iv) the amount related to items that were deducted from or not added to net income in connection with calculating Net Income (Loss) to the extent such items represented cash received by the Company or any Subsidiary or did not represent cash paid by the Company or any Subsidiary, during such applicable period (for the avoidance of doubt, any cash received through debt or equity financing transactions during a period will not be included in the calculation of consolidated free cash flow for that period), minus (c) without duplication and to the extent not already reducing Net Income (Loss), the sum of (i) Taxes paid in cash by the Company and its Subsidiaries during such applicable period, (ii) Consolidated Interest Expense for such applicable period that is paid in cash, (iii) Capital Expenditures during such applicable period that are paid in cash minus any Indebtedness incurred in connection with any such Capital Expenditures; provided that for any applicable period, the amount of Capital Expenditures deducted pursuant to this subclause (iii) shall not exceed the Capital Expenditures Cap for such Fiscal Year, (iv) the amount related to items that were added to or not deducted from net income in calculating Net Income (Loss) to the extent such items represented a cash payment by the Company and its Subsidiaries or did not represent cash received by the Company and its Subsidiaries, in each case during such applicable period, and (v) the amount of any investment in business development, market development, product development or capital expenditures relating to any MHR Approved Products; provided, that Adjusted Consolidated Free Cash Flow in respect of any Fiscal Year as determined in accordance with this definition shall be reduced (without duplication and to the extent not already reducing Net Income (Loss) in such Fiscal Year) by any cash amounts used during such Fiscal Year to (i) redeem the Reimbursement Notes pursuant to Section 4 of the Reimbursement Notes, (ii) reduce the amount of principal and interest outstanding on any Loan under this Agreement, including any Loan incurred pursuant to Section 3(c) of this Agreement, pursuant to Section 4(b) of this Agreement, (iii) redeem the Convertible Notes pursuant to Section 4(b)(ii) of the Convertible Notes, and (iv) redeem the Bridge Notes pursuant to Section 4(a) of the Bridge Notes. All of the terms contained within the definition of “Adjusted Consolidated Free Cash Flow” (including such terms contained within any defined terms) shall be determined in accordance with GAAP consistent with the Company’s practice as of the date hereof.

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (ii) who is a director or officer (A) of such Person; (B) of any Subsidiary of such Person; or (C) of any Person described in clause (i) above with respect to such Person; or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; provided that notwithstanding anything else herein to the contrary, any Permitted Lender shall be deemed not to be an Affiliate of the Company or any Subsidiary. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Affiliate Transaction” has the meaning ascribed to such term in Section 7(m).

“Applicable Fiscal Year” means any Fiscal Year if, at the end of such Fiscal Year, the Maturity Date Pro Forma Cash Balance as of the end of such Fiscal Year is equal to or greater than an amount equal to the product of (x) the outstanding principal amount of the Loans as of the end of such Fiscal Year multiplied by (y) three (3).

“Asset Sale” means (a) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, a sale/leaseback transaction, and the sale or transfer of any Patent Rights or FDA licenses or approvals) other than any sale, lease, conveyance or other disposition involving assets or rights (or a series of related sales, leases, conveyances or other dispositions) having a fair market value less than $50,000 individually (which fair market value shall in each case be determined as of the date of such disposition), and other than sales, conveyances or transfers of inventory in the ordinary course of business consistent with past practices with the prior written consent of the Lenders (which shall not be unreasonably withheld); and (b) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company’s Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary; (ii) an issuance or sale of Equity Interests by a Subsidiary to the Company or to another Subsidiary; (iii) a sale or other disposition of property or equipment that has become worn out, obsolete or otherwise unsuitable for its purpose; (iv) a disposition of Cash Equivalents; (v) Restricted Payments made in accordance with Section 7(q); and (vi) the exercise of rights (including foreclosure) in respect of any Lien permitted by Section 7(i).

“Balance Sheet” means the consolidated balance sheet of the Company.

“Bankruptcy Code” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Board of Directors” means the board of directors of the Company.

“Borrowing” has the meaning ascribed to such term in Section 2(a).

“Bridge Notes” means the Second Amended and Restated Senior Secured Bridge Promissory Notes dated as of the date hereof issued by the Company, together with any notes issued as paid-in-kind interest in respect thereof.

“Budget” means the Company’s operating budget, as updated and amended from time to time pursuant to Section 7(b)(iii). A copy of the Budget covering the period from January 1, 2014 through December 31, 2014 is attached hereto as Exhibit E.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Expenditures” means for any Person in respect of any period, the aggregate of all expenditures incurred by such Person during such period that are or should be included in “additions to property, plant or equipment” or similar items reflected in the Cash Flow Statement, provided, however, that Capital Expenditures for the Company and its Subsidiaries shall not include: (i) Capital Expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such Capital Expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Company and its Subsidiaries within six (6) months of receipt of such proceeds (or, if not made within such period of six (6) months, are committed to be made during such period), (ii) interest capitalized during such period, and (iii) the purchase of property, plant or equipment made within six (6) months of the sale of any asset to the extent purchased with the proceeds of such sale (or, if not made within such period of six (6) months, to the extent committed to be made during such period).

“Capital Expenditures Cap” means, for any Fiscal Year, an amount as set forth in the Budget for such Fiscal Year.

“Capital Lease” means, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a “capital lease” on the balance sheet of such Person in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of the Company under a Capital Lease that would at that time be required to be capitalized on a balance sheet, with the stated maturity being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means (i) Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 6 months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of 6 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 6 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within 6 months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)—(v) of this definition.

“Cash Flow Statement” means the consolidated statements of cash flows of the Company.

“Cash Flow Sweep Mandatory Repayment” has the meaning ascribed to such term in Section 4(a)(i).

“Cash Flow Sweep Pro Forma Cash Balance” means the amount of cash and Cash Equivalents set forth on the Balance Sheet as of any determination date, plus all cash expenditures made and cash expenses incurred during the rolling twelve month period preceding such determination date, in each case other than those cash expenditures and cash expenses relating to the Designated Products, the Company’s general overhead expenses and any MHR Approved Products; provided that, in the event that any cash amounts are to be used following the determination date (i) to pay Royalties pursuant to Sections 2.3(a) or 2.3(b) of the Royalty Agreement in respect of the Fiscal Year ending on such determination date, (ii) to repay principal and interest outstanding on any Loans pursuant to Section 4(c) of this Agreement in respect of the Fiscal Year ending on such determination date, (iii) to redeem the Convertible Notes pursuant to Section 4(b)(iii) thereof in respect of the Fiscal Year ending on such determination date, or (iv) to redeem the Bridge Notes pursuant to Section 4(b) of the Bridge Notes in respect of the Fiscal Year ending on such determination date, such cash amounts shall be deducted from the calculation of the Cash Flow Sweep Pro Forma Cash Balance as of the end of such Fiscal Year for the purposes of this definition, but only if such amounts are thereafter actually paid in cash on their respective due dates.

“Cash Royalty Pro Forma Cash Balance” means the amount of cash and Cash Equivalents set forth on the Balance Sheet as of any determination date, plus all cash expenditures made and cash expenses incurred during the rolling twelve month period preceding such determination date, in each case other than those cash expenditures and cash expenses relating to the Designated Products, the Company’s general overhead expenses and any MHR Approved Products; provided that, in the event that any cash amounts are to be used following such determination date to pay Royalties pursuant to Sections 2.3(a) or 2.3(b) of the Royalty Agreement in respect of the Fiscal Year or Fiscal Quarter ending on such determination date, such cash amounts shall be deducted from the calculation of the Cash Royalty Pro Forma Cash Balance as of the end of such Fiscal Year or Fiscal Quarter for the purposes of this definition, but only if such amounts are thereafter actually paid in cash on the due date.

“Change of Control” shall be deemed to have occurred when (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than one or more Permitted Lenders, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Common Stock; (ii) the Company merges or consolidates with or into another Person as a result of which the stockholders of the Company immediately prior to the consummation of such transaction do not own at least 50% of the outstanding voting securities of the remaining, consolidated or successor entity, as the case may be, or the Company sells or disposes of all or substantially all of its assets to any Person; (iii) the liquidation, dissolution, or the winding up of the affairs of the Company; or (iv) during any 12 month-period following the Closing Date, individuals who at the beginning of such period constituted the Board of Directors (and any new members of the Board of Directors whose election by the Board of Directors or whose nomination for election by the Company’s stockholders was approved by (A) a vote of a majority of the members of the Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (B) the Permitted Lenders), cease for any reason to constitute a majority of the Board of Directors.

“Closing Date” means August 20, 2014.

“Code” or “UCC” means the Uniform Commercial Code in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to a Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” has the meaning ascribed to such term in Section 2.1 of the Security Agreement.

“Commitment” means the commitment of the Lenders to make Loans to the Company pursuant to Section 2(a).

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company Intellectual Property” constitutes all present and future Intellectual Property owned, controlled, licensed or used by the Company or necessary to the conduct of the business of the Company.

“Company Ongoing SEC Documents” has the meaning ascribed to such term in Section 7(cc).

“Company SEC Documents” has the meaning ascribed to such term in Section 6(k).

“Confidential Information” means all proprietary and confidential information or materials possessed or developed, whether developed before or after the date hereof, including without limitation, information or materials on substances, formulations, technology, equipment, data, reports, Know-How, sources for supply, patent position and business plans, inventions, discoveries, improvements and methods, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information regarding business operations.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication, to the extent paid in cash: (1) the aggregate of the interest expense of the Company and its Subsidiaries for such period, including, without limitation (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), (b) all capitalized interest and (c) the interest portion of any deferred payment obligation, and (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period.

“Convertible Notes” means the Second Amended and Restated 13% Senior Secured Convertible Notes, dated as of the date hereof, issued by the Company, together with any notes issued as paid-in-kind interest in respect thereof.

“Copyright Licenses” means all written agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Default” means any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning ascribed to such term in Section 3(b).

“Designated Product(s)” means an oral product for human use that includes SNAC and Vitamin B12 (in any and all dosages and forms), any Related Products, and/or any line extension of any of the foregoing.

“Dietary Supplement” shall have the meaning as currently set forth in the federal Food, Drug, and Cosmetic Act, at 21 U.S.C. § 321(ff).

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security into which they are convertible, or for which they are exchangeable, at the option of the holder thereof), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

“Dollars” or “$” means lawful money of the United States.

“Environmental Law” means any present and future federal, state, local or foreign laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, including but not limited to those relating to Hazardous Substances.

“Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to the Company or any Subsidiary, any trade or business (whether or not incorporated) that, together with the Company or Subsidiary, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to the Company or any Subsidiary or ERISA Affiliate, (i) the complete or partial withdrawal (as such terms are defined in Sections 4203 and 4205 of ERISA, respectively) of the Company or any Subsidiary or ERISA Affiliate from any Multiemployer Plan; (ii) the institution of proceedings to terminate a Multiemployer Plan by the PBGC; (iii) the failure by the Company or any Subsidiary or ERISA Affiliate to make when due required contributions to a Multiemployer Plan unless such failure is cured within 30 days; (iv) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (v) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (vi) the loss of a Qualified Plan’s qualification or tax exempt status; or (vii) any other event or condition that could constitute grounds for the imposition of material liability with respect to any Plan and which, if curable, is not cured within 30 days.

“Event of Default” has the meaning ascribed to such term in Section 8(a).

“Excepted Transaction” has the meaning ascribed to such term in Section 7(v).

“Excess Adjusted Consolidated Free Cash Flow” has the meaning ascribed to such term in Section 4(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes” means (i) the Convertible Notes, (ii) the Bridge Notes and (iii) the Reimbursement Notes.

“Extraordinary Cash Proceeds” has the meaning ascribed to such term in Section 4(b).

“Fairness Opinion” means the opinion of the Financial Advisor, in the form attached hereto as Exhibit G.

“Financial Advisor” means Ladenburg Thalmann & Co., Inc.

“Fiscal Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

“FDA” means the Food and Drug Administration, as from time to time constituted, created under the Food and Drug Act of 1906.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Governmental Authority” means any government or political subdivision or department thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of, or pertaining to, government, any governmental or regulatory body, any self-regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantors” means any Subsidiary of the Company that executes a guaranty in accordance with Section 7(t).

“Hazardous Substances” includes, but is not limited to, any and all substances defined, listed or otherwise classified as pollutants, hazardous wastes, medical wastes, hazardous substances, radiological substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, or that may have a negative impact on human health or the environment.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into by the Company which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Income Statement” means the consolidated statements of operations of the Company.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases; (iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed; (v) all obligations of such Person to pay the deferred purchase price of assets; (vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.

“Indebtedness Repayment Condition” shall have the meaning as defined in the Royalty Agreement.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Know-How, Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Rate” has the meaning ascribed to such term in Section 3(b).

“Investment Agreement” means Investment and Exchange Agreement, dated September 26, 2005 among the Company, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP and MHR Institutional Partners IIA LP.

“Investment Guidelines” means the Company’s Corporate Investment Policy, a copy of which is attached hereto as Exhibit C.

“Investments” means, (i) any direct or indirect purchase or other acquisition by the Company or any Subsidiary of any Equity Interest, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by the Company or any Subsidiary to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“IRC” means the Internal Revenue Code of 1986, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder.

“Know-How” means any and all proprietary unpatented technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries, formulae, specifications, designs, regulatory filings, and biological or other materials (including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information).

“Knowledge” means, with respect to the knowledge of the Company, the knowledge of the chief executive officer or the chief financial officer of the Company after due and diligent inquiry.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Line of Business” means (i) the Company’s development, manufacturing, marketing and sales of Designated Product throughout the world, either alone or with corporate partners, (ii) the Company acquiring through in-licensing or internal development and marketing other medical foods and products incorporating Eligen®, (iii) the Company’s continued development of improved dosage forms of drugs, either alone or with corporate partners, by applying its proprietary Eligen® technology to those drugs or licensing its Eligen® technology to partners who apply it to their products, and (iv) the continuation of the Company’s existing agreements with Novartis and Novo Nordisk for products containing the Eligen® technology.

“Loan” means any loan made pursuant to Section 2(a) or Section 3(c) of this Agreement.

“Loan Documents” means this Agreement, the Royalty Agreement, the Security Documents and any certificates, instruments, agreements or other documents executed in connection herewith or therewith.

“Mandatory Cash Flow Sweep Repayment Date” means (i) with respect to any Fiscal Year for which there is a Cash Flow Sweep Mandatory Repayment, the date that is thirty (30) days after the end of such Fiscal Year and (ii) with respect to any Fiscal Year in which there is Unpaid EACFCF outstanding during such Fiscal Year, the date that is thirty (30) days after the end of such Fiscal Year, provided that if any Mandatory Cash Flow Sweep Repayment Date falls on a day other than a Business Day, such Mandatory Cash Flow Sweep Repayment Date shall instead be the next date that is a Business Day.

“Material Adverse Effect” means, individually or together with other adverse effects, any material adverse effect on the liabilities, operations, financial condition, tangible or intangible properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby or by the other Loan Documents; provided, however, that any such effects resulting from (i) any change affecting the pharmaceutical industry generally, (ii) any change in general United States economic conditions, (iii) any change in law, rule or regulation or GAAP; except, in the case of each of (i), (ii) and (iii), to the extent that such changes affect the Company disproportionately to the pharmaceutical industry taken as a whole; (iv) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or the failure to take an action, by the Company with the Lenders’ express written consent or in accordance with the express written instructions of the Lenders or as otherwise expressly required or explicitly and specifically permitted to be taken by the Company pursuant to the terms of this Agreement or the other Loan Documents; or (v) any change in the Company’s stock price or any failure by the Company to meet revenue or earnings projections published by industry analysts (provided that this clause (v) shall not be construed as providing, or be used or relied upon for any determination, that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute, cause, contribute to or result in a Material Adverse Effect) shall in each case not be considered when determining if a Material Adverse Effect has occurred.

“Maturity Date” means the earlier of (i) December 31, 2019 and (ii) thirty (30) days after the last date of the Applicable Fiscal Year; provided however, that solely with respect to any Loan incurred pursuant to Section 3(c) of this Agreement after the earlier of the occurrence of either of the events described in subclauses (i) and (ii), the Maturity Date shall be one (1) year following the date such Loan is incurred.

“Maturity Date Pro Forma Cash Balance” means the amount of cash and Cash Equivalents set forth on the Balance Sheet as of any determination date, plus all cash expenditures made and cash expenses incurred during the rolling twelve month period preceding such determination date, in each case other than those cash expenditures and cash expenses relating to the Designated Products, the Company’s general overhead expenses and any MHR Approved Products; provided that, in the event that any cash amounts are to be used following any determination date (i) to pay Royalties pursuant to Sections 2.3(a) or 2.3(b) of the Royalty Agreement in respect of the Fiscal Year ending on such determination date, (ii) to reduce the amount of principal and interest outstanding on any Loans pursuant to Section 4(a) or 4(c) of the Facility in respect of the Fiscal Year ending on such determination date, (iii) to redeem the Convertible Notes pursuant to Sections 4(b)(i) or 4(b)(iii) of the Convertible Notes in respect of the Fiscal Year ending on such determination date, or (iv) to redeem the Bridge Notes pursuant to Section 4(b) of the Bridge Notes in respect of the Fiscal Year ending on such determination date, such cash amounts shall be deducted from the calculation of the Maturity Date Pro Forma Cash Balance as of the end of such Fiscal Year for the purposes of this definition, but only if such amounts are thereafter actually paid in cash on their respective due dates.

“Medical Food” shall have the meaning as currently set forth in the federal Food, Drug, and Cosmetic Act, at 21 U.S.C. § 360ee(b)(4).

“MHR” means MHR Fund Management LLC and any successor thereto.

“MHR Approved Products” means those products or business opportunities of the Company as the Lenders may approve from time to time in writing in its sole discretion, provided that any such written approval shall specifically reference this Agreement and indicate that such product or business opportunity shall be included as a MHR Approved Product hereunder.

“MHR Representative” means MHR or such other Person as may be designated by MHR at any time and from time to time by written notice from MHR to the Company in accordance with Section 11.

“Milestones” means the milestones described and set forth in Exhibit D.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which the Company or any Subsidiary or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Proceeds,” with respect to any issuance or sale of Equity Interests or Indebtedness, means the cash proceeds of such issuance or sale net of all reasonable and customary attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes actually paid as a result thereof.

“Net Income (Loss)” means the amount ascribed to the term “Net Income (Loss)” in the Income Statement plus Non-cash Charges less any Non-cash Gains for such period; provided that, unless otherwise approved by the Lenders, in the event that the aggregate amount of costs and expenses in the Income Statement exceed the aggregate amount of costs and expenses specified therefor during the relevant period in the Budget, the aggregate amount of costs and expenses for purposes of determining Net Income (Loss) for purposes of this definition shall be reduced to the aggregate amount of costs and expenses specified therefor during the relevant period in the Budget.

“Non-cash Charges” means the aggregate depreciation, amortization and other non-cash expenses, charges, commissions, discounts, yields and other fees reducing Net Income (Loss) for such period, including, without limitation, the amortization of intangible assets, deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits.

“Non-cash Gains” means the aggregate non-cash gains or income increasing Net Income (Loss) for such period.

“Non-Domestic Intellectual Property” means any and all Intellectual Property other than Intellectual Property arising under the laws of the United States.

“Obligations” means all principal and interest (including all interest that accrues after the commencement of any case or proceeding by or against the Company in bankruptcy, whether or not allowed in such case or proceeding) pursuant to this Agreement, and any penalties, fees, charges, expenses, indemnification payments, reimbursements and any other sum chargeable to the Company under this Agreement and the other Loan Documents.

“Ownership Change” has the meaning ascribed to such term in Section 6(y).

“Patent Licenses” means all agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patent Rights” means any and all Patents and Patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are owned by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries through license or otherwise acquires rights, which: (i) have claims covering (x) SNAC, any other similar agent for improved or different bioavailability, the Company’s proprietary Eligen® technology or any other technology owned or licensed by the Company or any of its Subsidiaries, (y) the Designated Product or (z) the manufacture and/or use of any of the foregoing; or (ii) are divisions, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations, any provisional applications, supplementary protection certificates or the like of any such Patents and Patent applications and foreign equivalents thereof.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Perfected Lien” means a legal, valid and enforceable perfected, first priority lien and security interest under the internal laws of the relevant state in the United States (without reference to conflicts of law) for the benefit of the Lenders, pursuant to the Security Documents.

“Peril” means, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the “all-risk” endorsement then in use in the jurisdictions where the properties of the Company and its Subsidiaries are located.

“Permitted Lenders” means each Lender and any Related Party or Affiliate of such Lender.

“Permitted Liens” means the following: (i) Liens granted to secure payment of the Obligations; (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Lenders, in its sole discretion; (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a landlord waiver and consent in form and substance satisfactory to the Lenders, in their sole discretion); and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Lenders, in their sole discretion; (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations; or (B) arising as a result of progress payments under government contracts; (v) purchase money Liens in connection with the purchase by the grantor of such Lien of equipment in the normal course of business; (vi) Liens subordinated in all respects to the Lien securing payment of the Obligations on terms and conditions and pursuant to an agreement in form and substance satisfactory to the Lenders in their sole discretion; (vii) Liens to secure the financing of insurance premiums for insurance policies obtained pursuant to and in compliance with Section 7(j), provided, that such Liens are limited to the proceeds (including loss payments) of the insurance policies so financed, un-earned premiums on and dividends under such insurance policies, and the Company’s interest under any state insurance guarantee funds that may arise relating to such insurance policies; and (viii) to the extent constituting a Lien, the transfer of technology licenses in the ordinary course of business of the Company and otherwise permitted or disclosed hereunder.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization or Governmental Authority, or any political subdivision, department or agency of any Governmental Authority.

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that the Company or any Subsidiary or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company or any Subsidiary.

“Proceeding” has the meaning ascribed to such term in Section 10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated September 26, 2005, by and among the Company, the MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP and MHR Institutional Partners IIA LP.

“Reimbursement Notes” means the Second Amended and Restated Reimbursement Promissory Notes, dated as of the date hereof, issued by the Company, together with any notes issued as paid-in-kind interest in respect thereof.

“Related Party” means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Lender, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Lenders and/or such other Persons referred to in the immediately preceding clause (1), (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity, (4) any investment fund or other entity controlled by, or under common control with, the Lenders or the principals that control any of the Lenders, or (5) upon the liquidation of any entity of the type described in the immediately preceding clause (4), the former partners or beneficial owners thereof to the extent any Voting Stock may still be held by such entity.

“Related Product” shall mean any Dietary Supplement, Medical Food or drug, whether available over-the-counter or by prescription, in any dosage form, strength or route or mode of administration, containing Vitamin B12, whether in combination with any other vitamin, mineral, nutrient, Dietary Supplement, Medical Food, drug or active or inactive pharmaceutical ingredient or otherwise, and including SNAC or any other similar agent for improved or different bioavailability using the Company’s proprietary Eligen® technology or any other carrier technology owned or licensed by the Company or any of its Subsidiaries.

“Restricted Payment” means, with respect to the Company or any Subsidiary, (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of any Equity Interest of such Person, other than a payment or distribution of Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document or the Restructuring Agreement; (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of any Equity Interest of such Person or any other payment or distribution made in respect thereof, either directly or indirectly, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document or the Restructuring Agreement; (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest of such Person now or hereafter outstanding, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document or the Restructuring Agreement; (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Equity Interests of such Person or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (v) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person, except as otherwise permitted hereunder, in the other Loan Documents or the other Transaction Documents, and other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (vi) any payment of management or Board of Director fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Person to any Stockholder.

“Restructuring Agreement” means the Restructuring Agreement, dated as of April 26, 2013, by and among the Company, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP and MHR Institutional Partners IIA LP.

“Retiree Welfare Plan” means, at any time, a welfare plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment (other than (i) coverage mandated by applicable laws, including without limitation, COBRA continuation coverage; (ii) death benefits or retirement benefits under any “employee pension plan”, as that term is defined in Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Subsidiary or ERISA Affiliate; or (iv) benefits, the full direct cost of which is borne by current or former employees (or beneficiary thereof)).

“Royalty” means any and all amounts payable to the Lenders pursuant to the Royalty Agreement.

“Royalty Agreement” means that certain Royalty Agreement, dated as of the date hereof, among the Company and the Lenders.

“Schedule(s)” means the disclosure schedules attached hereto as Exhibit H.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof, by and between the Company and MHR Institutional Partners IIA LP, a copy of which is attached hereto as Exhibit A.

“Security Documents” means the collective reference to the Security Agreement (including the Security Agreement (Copyrights); Security Agreement (Patents); Security Agreement (Trademarks) and Security Agreement (Domain Name Registrations) attached thereto), any account control agreements delivered pursuant to the Loan Documents, any Subsidiary Guaranty, any Subsidiary Security Agreement, the UCC financing statements required to be filed and all other security documents hereafter delivered to the Lenders in connection with granting a Lien on any of the assets of the Company or a Subsidiary to secure the Obligations.

“SNAC” means the Company’s proprietary Eligen® technology carrier as set forth on Exhibit F.

“Special Committee” means the special committee of independent directors of the Company, formed for the purpose of considering, negotiating and evaluating this Agreement, the Royalty Agreement, the amendment and restatement of the Existing Notes, the amendment of the Security Agreement and the transactions contemplated hereby and thereby.

“Stockholder” means, with respect to any Person, each holder of any Equity Interests of such Person.

“Subsidiary” means (i) as to the Company, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Agreement or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Company.

“Subsidiary Guaranty” means a guaranty agreement executed by a Subsidiary pursuant to Section 7(t), in form and substance satisfactory to the Lenders, the Company and such Subsidiary, guaranteeing payment of the Obligations and providing, without limitation, that such Subsidiary shall be bound by the covenants set forth in this Agreement, and shall make such representations and warranties as the Lenders may require.

“Subsidiary Security Agreement” means a pledge and security agreement executed by a Subsidiary pursuant to Section 7(t), substantially in the form of the Security Agreement, and otherwise in form and substance satisfactory to the Lenders, the Company and such Subsidiary, securing payment of the Obligations.

“Taxes” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any Governmental Authority.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

“Transaction Documents” shall have the meaning ascribed thereto in the Investment Agreement.

“United States” means the United States of America.

“Unpaid EACFCF” has the meaning ascribed to such term in Section 4(a)(ii).

“Unpaid EACFCF Mandatory Repayment” has the meaning ascribed to such term in Section 4(a)(ii).

“Voting Stock” of a Person means all classes of Equity Interests or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

(b) Interpretation. The headings of the articles and sections of this Agreement are included for convenience of reference. They shall not affect the construction of any provision of this Agreement. References herein to articles, sections, subsections or exhibits without further identification of the document to which reference is made are references to provisions or parts of this Agreement. The words “herein,” “hereof” and “hereunder” are used in this Agreement to refer to this Agreement as a whole including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified, or supplemented and not to any particular section, subsection, or clause contained in this Agreement or any such Exhibit or Schedule. The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to statute shall be construed to refer to such statute as amended from time to time, and any rules and regulations promulgated thereunder; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

2. The Loans.

(a) The Commitment. Subject to Section 5(a) of this Agreement, the Lenders agree on the terms and conditions hereinafter set forth to make Loans to the Company on the date hereof in an aggregate original principal amount not to exceed $20,000,000 to be used for the purposes identified in Section 7(ff). The Company may make no more than five (5) borrowings under the Commitment (each, a “Borrowing”). The Commitment and each Borrowing shall be allocated among the Lenders as determined by the MHR Representative in its sole discretion, and the MHR Representative will notify the Company of such allocation at the time of each Borrowing hereunder. The first Borrowing under the Commitment shall occur on the Closing Date and shall be for a Loan in an original principal amount equal to $5,000,000. Subject to reduction in accordance with Section 4(b) of this Agreement, the Company may, subject to the satisfaction of the conditions set forth in Section 5(a), request additional Borrowings at the times and up to the amounts as follows:

During the period:	For a Loan in an original principal amount up to:
September 1, 2014 through and including December 31, 2014	$3,000,000
January 1, 2015 through and including March 31, 2015	$5,000,000
April 1, 2015 through and including June 30, 2015	$5,000,000
July 1, 2015 through and including September 30, 2015	$2,000,000

If any Borrowing is not made during any time period set forth above in this Section 2(a) in the full amount permitted by this Section 2(a) (including if the Borrower has not provided five (5) Business Days written notice as described in Section 2(b) prior to the end of the applicable time period set forth above), the unused portion of the Lenders’ Commitment available for that particular Borrowing (but not any other Borrowing) shall as of the end of the last Business Day of such period be reduced automatically and without further action by the corresponding amount set forth above in this Section 2(a). Amounts borrowed under this Section 2(a) and subsequently repaid or prepaid may not be reborrowed.

(b) Making the Loans. The Company shall give the Lenders irrevocable written notice of its intent to borrow under the Commitment (which notice shall be received by the Lenders prior to 10:00 A.M., New York City time) five (5) Business Days prior to the date the Loan is to be made specifying (A) the amount of the proposed Borrowing and (B) the requested date of the Borrowing. Upon satisfaction or waiver in writing by the Lenders of the applicable conditions set forth in Section 5, the Lenders will make available the proceeds of the Loan to the Company as directed by the Company.

3. Payments of Interest and Principal. Subject to the provisions of this Agreement, payments of principal plus interest on the unpaid principal balance of this Agreement outstanding from time to time and any applicable additional payments shall be payable in accordance with the following:

(a) Maturity. On the Maturity Date, the Company shall repay the outstanding principal of the Loans, all interest accrued and unpaid on the Loans, all fees and all other obligations due or accrued to the Lenders and unpaid on the Maturity Date, unless such amounts are earlier paid pursuant to Section 4. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. For the avoidance of doubt, if the Maturity Date arises under subclauses (i) or (ii) of the definition thereof, and all outstanding principal and accrued interest on the Loans is repaid in accordance with this Section 3(a) as a result thereof, this Agreement shall remain in full force and effect and any additional Loans incurred pursuant to Section 3(c) hereunder shall be repaid on the Maturity Date as defined in subclause (iii) of the definition thereof.

(b) Interest. Interest shall accrue on the outstanding principal of the Loans during the period commencing on the date each such Loan is made and terminating on the Maturity Date at an interest rate (the “Interest Rate”) equal to 13.00% per annum, compounded monthly, and will be payable semi-annually in arrears on each June 30 and December 31 in kind by increasing the outstanding principal amount hereof by the amount of each such interest payment up to and including the Maturity Date. So long as an Event of Default has occurred and is continuing, at the election of the Lenders, interest shall accrue on all outstanding Obligations at a rate equal to 2% per annum above the Interest Rate (“Default Rate”). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived in writing and shall be payable upon demand and, if not paid when due, shall itself bear interest as provided in this Section.

(c) Royalty. In the event that any Royalty (or portion thereof) is prohibited from being paid in cash pursuant to Section 2.3(c) of the Royalty Agreement, such Royalty (or portion thereof) shall be payable in kind by increasing the outstanding principal amount under this Agreement as of the date such Royalty is due pursuant to the Royalty Agreement. Any such payment in kind shall be deemed to be an additional Loan for all purposes of this Agreement.

(d) Payments. The Company shall make each payment of principal, interest and fees hereunder, without setoff or counterclaim, not later than 4:00 P.M., New York City time, on the day when due. Except as provided in Section 3(b), all payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in Dollars by wire transfer or by any other method approved in advance by the Lenders to the account of the Lenders at the address of the Lenders set forth in Section 11 hereof or at such other place designated by the Lenders in writing to the Company. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(e) Acceleration of the Maturity Date. Notwithstanding anything to the contrary contained herein, all Obligations shall become due and payable together with all accrued interest due on the outstanding principal amount hereunder upon the occurrence of an Event of Default in accordance with Section 8(b) hereof.

(f) Calculations. Interest in respect of the Loans shall be calculated on the basis of a 360 day year times the actual number of days elapsed, until paid in full.

4. Mandatory Prepayments.

(a) (i) Cash Flow Sweep Mandatory Repayment. In the event that the Adjusted Consolidated Free Cash Flow for any Fiscal Year is greater than $100,000, then the Company shall use 50% of such Adjusted Consolidated Free Cash Flow for such Fiscal Year to repay Borrowings under the Facility, plus accrued and unpaid interest thereon through the Mandatory Cash Flow Sweep Repayment Date, said Adjusted Consolidated Free Cash Flow to be applied first to accrued but unpaid interest, then to principal, in each case ratably among outstanding Borrowings; provided that in the event that the Adjusted Consolidated Free Cash Flow for any such Fiscal Year is greater than $50,000,000, then the Company shall use 75% of such Adjusted Consolidated Free Cash Flow for such Fiscal Year to repay the Facility, plus accrued and unpaid interest thereon through the Mandatory Cash Flow Sweep Repayment Date (such repayment, the “Cash Flow Sweep Mandatory Repayment”). The amount of Adjusted Consolidated Free Cash Flow to be used to repay the Facility pursuant to this Section 4(a)(i) is referred to herein as the “Excess Adjusted Consolidated Free Cash Flow”. Notwithstanding anything to the contrary in this Loan Agreement, the amount of any Cash Flow Sweep Mandatory Repayment pursuant to this Section 4(a)(i) in respect of any Fiscal Year shall be payable on the applicable Mandatory Cash Flow Sweep Repayment Date only to the extent that such Cash Flow Sweep Mandatory Repayment, if deducted from the calculation of the Cash Flow Sweep Pro Forma Cash Balance as of the end of such Fiscal Year would not cause such Cash Flow Sweep Pro Forma Cash Balance to be less than $10 million (or $15 million following the Fiscal Year in which the Indebtedness Repayment Condition has been satisfied but in no event prior to October 1, 2015).

(ii) Unpaid EACFCF Mandatory Repayment. The amount of any such Excess Adjusted Consolidated Free Cash Flow that is not payable as of any Mandatory Cash Flow Sweep Repayment Date under Section 4(a)(i) as a result of the application of the last sentence of Section 4(a)(i) shall continue to be due and owing (such amount, the “Unpaid EACFCF”), and the Company shall be obligated to mandatorily repay the Facility (or portion thereof) on each Mandatory Cash Flow Sweep Repayment Date occurring thereafter (until all Unpaid EACFCF shall have been paid in full) but only to the extent that such repayment, if deducted from the calculation of the Cash Flow Sweep Pro Forma Cash Balance as of the end of the applicable Fiscal Year (and after giving effect to any Cash Flow Sweep Mandatory Repayment payable pursuant to Section 4(a)(i) on such Mandatory Cash Flow Sweep Repayment Date) would not cause such Cash Flow Sweep Pro Forma Cash Balance to be less than $10 million (or $15 million following the Fiscal Year in which the Indebtedness Repayment Condition has been satisfied but in no event prior to October 1, 2015) (such repayment, an “Unpaid EACFCF Mandatory Repayment”).

(b) Extraordinary Cash Proceeds Mandatory Prepayment. Thirty (30) days following the Company’s or any of its Subsidiaries’ receipt of any cash or Cash Equivalents (i) from any third party in connection with the license, distribution or sale of any of the Company’s or any of its Subsidiaries’ products (including if such products are combined or are proposed to be combined with proprietary technology or products of any other Person), including without limitation, lump-sum payments such as milestone payments, upfront payments or payments made in consideration of reduction of royalty rates (but excluding any such lump-sum payments from any third party in connection with the license, distribution or sale of the Designated Products and the direct sale by the Company or any of its Subsidiaries of its products (including the Designated Products) to customers or royalty payments based solely on the percentage of product sales or comparable metrics, in each case in the ordinary course of business of the Company or its Subsidiaries), or (ii) outside of the ordinary course of business, but only to the extent unrelated to the sale, license or distribution of the Designated Products (any such cash or Cash Equivalents described in clauses (i) and/or (ii) of this Section 4(b), the “Extraordinary Cash Proceeds”), the Company shall use 50% of any such Extraordinary Cash Proceeds to: (A) first, redeem the Reimbursement Notes in accordance with Section 4 of the Reimbursement Notes, (B) second, if after giving effect to clause (A) in this Section 4(b), the Reimbursement Notes have been redeemed in full, ratably reduce the amount of principal outstanding under the Loans and accrued interest, if any, thereon, including outstanding Loans under Section 3(c) hereof, (C) third, if, after giving effect to clause (B) in this Section 4(b), the amount outstanding under this Agreement has been reduced to zero and there are still Borrowings available to be drawn under Section 2(a) hereof, reduce the future amount of the Commitment in accordance with the immediately following sentence, (D) fourth, if, after giving effect to clause (C) in this Section 4(b), the Commitment has been reduced to zero, redeem the Convertible Notes in accordance with Section 4(b)(ii) of the Convertible Notes, and (E) fifth, if after giving effect to clause (D) in this Section 4(b), the Convertible Notes have been redeemed in full, redeem the Bridge Notes in accordance with Section 4(a) of the Bridge Notes. In the event that the Commitment is reduced pursuant to clause (C) of the immediately preceding sentence, such reduction shall apply first, to the next upcoming Borrowing permitted pursuant to Section 2(a) until the amount of such Borrowing is reduced to zero, and then to the each next successive chronological Borrowing permitted pursuant to Section 2(a), if any, until the amount of such Borrowing is reduced to zero.

(c) Cash Royalty Mandatory Prepayment. In the event that (A) any Royalty becomes due under the Royalty Agreement and is payable in cash in accordance with the terms of the Royalty Agreement and (B) the Royalty rate has been reduced to five percent (5%) in accordance with Section 2.1 and 2.2 of the Royalty Agreement, then the Company shall, simultaneously with the payment of such Royalty under the Royalty Agreement, repay in cash principal outstanding under the Loans and accrued interest thereon in an amount equal to the aggregate amount of such Royalty that has become due and payable pursuant to the Royalty Agreement (such prepayment, a “Cash Royalty Mandatory Prepayment”), solely to the extent that the cash used for such Cash Royalty Mandatory Prepayment, if deducted from the calculation of the Cash Royalty Pro Forma Cash Balance as of the end of such Fiscal Year or Fiscal Quarter, as applicable, would not cause such Cash Royalty Pro Forma Cash Balance to be less than $10 million (or $15 million following the Fiscal Quarter in which the Indebtedness Repayment Condition has been satisfied but in no event prior to October 1, 2015).

5. Conditions Precedent.

(a) Conditions Precedent to Each Borrowing. The obligation of the Lenders to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the conditions precedent that on the date of such Borrowing:

(i) with respect to the initial Borrowing only, the Special Committee has received the Fairness Opinion and true and correct copies thereof have been delivered to the Company’s board of directors;

(ii) with respect to the initial Borrowing only, the fees and expenses to be paid by the Company pursuant to the last sentence of Section 19 of this Agreement shall be paid in full out of the proceeds of the initial Borrowing;

(iii) with respect to the initial Borrowing only, the Royalty Agreement, the Existing Notes and the Security Agreement shall have been duly executed and delivered to the Lenders by the Company;

(iii) no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting the Borrowing or the transactions contemplated under the Loan Documents;

(iv) the representations and warranties contained in Section 6 are correct on and as of the date of such Borrowing as though made on and as of such date;

(v) no event or condition has occurred and is continuing, or would result from such Borrowing, which constitutes a Default or an Event of Default;

(vi) no event or condition has occurred and is continuing which constitutes a default or event of default under any of the Existing Notes;

(vii) all Loan Documents are in full force and effect;

(viii) the Company shall have achieved the Milestones set forth on part (I) of Exhibit D on or prior to the applicable milestone deadline set forth thereon; and

(ix) the Lenders shall have received the notice required by Section 2(b), which notice shall include a certification by the Company, signed by a duly authorized officer of the Company, confirming that the conditions precedent to such Borrowing set forth in this Section 5(a) have been satisfied.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lenders, as of the date hereof and each other date required to be made hereunder or under the other Loan Documents (except to the extent such representations and warranties expressly relate only to an earlier date, in which case such representations and warranties shall be correct and accurate in all material respects on and as of such earlier date), the following:

(a) The Company is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and (ii) qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Company of this Agreement and the other Loan Documents, and its obligations hereunder and thereunder, have been duly authorized and have been approved by the board of directors of the Company upon the recommendation of the Special Committee and do not and will not constitute a breach or violation, or constitute a default under, the organizational documents of the Company; and this Agreement and each other Loan Document to be executed by the Company will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) The execution, delivery and performance by the Company of the Loan Documents do not, and the performance by it of its obligations contemplated thereunder will not, (i) violate or contravene any provision of the Company’s articles of incorporation, bylaws or similar organizational documents; (ii) except as set forth on Schedule 6(c)(ii), constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any contract that is binding upon the Company or any of its Subsidiaries, or any change in the rights or obligations of any party under any of such contracts; (iii) except pursuant to the Loan Documents, and except as set forth on Schedule 6(c)(iii), require the Company or any of its Subsidiaries to obtain the consent, waiver, authorization or approval of any person which has not already been obtained; or (iv) violate, contravene or conflict with any award, judgment, decree or other order of any Governmental Authority, any statute, law, rule, regulation or other requirement of any Governmental Authority, or any permit, license, registration or other approval or authorization of any Governmental Authority.

(d) Other than filings to be made in connection with the Security Agreement or pursuant to federal and state securities laws or filings required to be made with the Over the Counter Bulletin Board (the “OTCBB”) directly related to the execution and delivery of this Agreement, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any Governmental Authority in connection with the execution and delivery of this Agreement or the other Loan Documents.

(e) No event has occurred that could constitute a Default or Event of Default, or could cause a default or event of default to occur, under any agreement or instrument evidencing any Indebtedness of the Company as a result of the issuance of this Note or the execution of any of the Loan Documents.

(f) No consent or approval of, or notice to, any creditor of the Company or any Subsidiary (other than the Lenders) is required by the terms of any agreement or instrument evidencing any Indebtedness of the Company or any Subsidiary for the Company’s execution or delivery of, or the performance of the obligations of the Company under, this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(g) There are no (i) except as otherwise disclosed on Schedule 6(g), material civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its Subsidiaries; or (ii) except as otherwise specifically disclosed in accordance herewith or as otherwise permitted herein, material obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries.

(h) Each of the Company and its Subsidiaries has good and marketable title to, or leasehold interest in, all real property and other property and assets owned by it, free and clear of all Liens or other encumbrances securing Indebtedness (other than Permitted Liens), and, subject to Section 7(p), its obligations under both this Agreement and the Existing Notes rank senior to all other existing Indebtedness and future Indebtedness of the Company in all respects, including in right of payment in full in cash.

(i) The Company’s (i) audited financial statements as of December 31, 2013 and for the Fiscal Year ended on that date; and (ii) consolidated balance sheet as of June 30, 2014 and the related Income Statements and Cash Flow Statements for the portion of the Fiscal Year ended on that date, each as heretofore delivered to the Lenders are complete and correct, have been prepared in accordance with GAAP. The audited financial statements of the Company as of December 31, 2013 and for the Fiscal Year ended on that date have been certified by a firm of independent accountants as fairly presenting the financial condition of the Company as at that date and the results of its operations for that Fiscal Year or portion thereof.

(j) Since December 31, 2013, there has not been (i) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; or (iii) any change by the Company or any of its Subsidiaries in accounting principles, practices or methods.

(k) The Company has filed all required reports, schedules, registration statements and other documents with the SEC since April 30, 2002. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and all other reports, registration statements, definitive proxy statements or information statements, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Company or any Subsidiary subsequent to April 30, 2002, under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed (collectively, the “Company SEC Documents”), with the SEC, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the Income Statements and Cash Flow Statements or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(l) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(m) Since January 1, 2012, the Company has not received written notice from the SEC or any other Governmental Authority that any of its accounting policies or practices, or any of the documents filed by the Company or filed or furnished by its officers, are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other Governmental Authority, other than comments received by the Company from the SEC in connection with periodic reports filed by the Company under the Exchange Act or registration statements filed by the Company under the Securities Act, which comments are resolved prior to the due date for filing the Company’s next annual report on Form 10-K. Since January 1, 2012, neither the Company’s independent public accounting firm, nor any employee, director, advisor or other agent or Affiliate of the Company has informed the Company that such Person has any material questions, challenges or disagreements regarding or pertaining to the Company’s accounting policies or practices or the Company’s internal controls over financial reporting.

(n) Schedule 6(n) contains a true and complete list of, and the Company has delivered to the Lenders copies of all documents creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by or to which the Company is a party since January 1, 2004.

(o) Except as set forth on Schedule 6(o), the Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any Affiliate.

(p) To the Knowledge of the Company, McGladrey & Pullen LLP and PricewaterhouseCoopers LLP, which have expressed their opinions with respect to the financial statements of the Company audited by them and included in the Company SEC Reports (including the related notes), is and has been throughout the period covered by such financial statements, (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Rule 2-01 of Regulation S-X of the SEC; (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related Rules of the SEC; and (iv) in compliance with the rules of the Public Company Accounting Oversight Board. Schedule 6(p) contains a true and complete list of all non-audit services performed by PricewaterhouseCoopers LLP for the Company from November 1991 until January 2010 and McGladrey & Pullen LLP since January 2010.

(q) The execution and delivery of this Agreement and the other Loan Documents is not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy.

(r) (i) Schedule 6(r) lists all Plans and separately identifies all Pension Plans, Multiemployer Plans and Welfare Plans, including all Retiree Welfare Plans as of the date hereof. Copies of all such listed Plans, together with a copy of the most recently filed Form IRS/DOL 5500 for each such Plan have been made available to the Lenders prior to the date hereof. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, to the Knowledge of the Company, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither the Company, nor any Subsidiary, nor any ERISA Affiliate has failed to make any material contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan. Neither the Company, nor any Subsidiary, nor any ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject the Company or any Subsidiary to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(ii)(A) Except as disclosed on Schedule 6(r), neither the Company, nor any Subsidiary, nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any Title IV Plan; (B) there are no pending, or to the Knowledge of the Company or any Subsidiary, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; and (C) neither the Company, nor any Subsidiary, nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan.

(s) The Company’s use, storage, treatment and disposal of Hazardous Substances is and has been in full compliance with Environmental Law; (i) there has been no unpermitted release, discharge, emission or escape into the environment of Hazardous Substances caused by the Company or any of its Subsidiaries; (ii) the Company has all permits necessary and required for its use, storage, treatment and disposal of Hazardous Substances; and (iii) the Company does not know of, and has not received, any written notice or other communication from any person or entity (including but not limited to a Governmental Authority) of a possible claim or liability pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(t) (i) The Company owns, either exclusively or jointly, all right, title and interest in and to (free and clear of all Liens other than Permitted Liens) or is licensed to use all the Company Intellectual Property, including, without limitation, the Patents, Trademarks and Copyrights listed on Schedule 6(t), and, except as set forth on Schedule 6(t), has exclusive rights to use, sell, license, assign, transfer, convey, dispose of, or otherwise commercially exploit the Company Intellectual Property.

(ii) Schedule 6(t) lists all of the Company’s Patents, Trademarks, registered Copyrights and material Know-How, and, to the extent applicable, the jurisdiction(s) in which each item of Company Intellectual Property was or is filed or registered, including the respective application or registration numbers and dates, and an indication as to whether each such item of Company Intellectual Property is owned exclusively or jointly. Each item of Company Intellectual Property is in compliance with all formal legal requirements (including payment of filing, examination, annuity and maintenance fees and proofs of use) and is valid and subsisting. In connection with all Company Intellectual Property owned, either exclusively or jointly by the Company, the Company represents and warrants, and in connection with all third-party Company Intellectual Property, the Company represents and warrants to Company’s Knowledge, that all necessary registration, maintenance and renewal fees have been paid and all necessary documents and certificates in connection with such Company Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting and maintaining such Company Intellectual Property.

(iii) The operation of the business of the Company as currently conducted or currently contemplated to be conducted does not and will not infringe or misappropriate the Intellectual Property of any third party, violate any right of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

(iv) Other than as described in Schedule 6(t), no Person has asserted or threatened to assert any claims (A) contesting the right of the Company to use, exercise, sell, license, transfer or dispose of any Company Intellectual Property or any products, processes or materials covered thereby in any manner; or (B) challenging the ownership, validity or enforceability of any Company Intellectual Property. No owned Company Intellectual Property and, to the Company’s Knowledge, no third-party Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, use or conveyance thereof by the Company.

(v) The Company has not received any written notice or otherwise has Knowledge of any pending or threatened claim, order or proceeding with respect to any Company Intellectual Property and, to the Company’s Knowledge, no Company Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(vi) The Company has required all professional and technical employees who provided services to the Company in connection with the Company Intellectual Property to execute agreements under which such employees are and were required to convey to the Company ownership of all inventions and developments conceived or created by them in the course of their employment with the Company. To the Company’s Knowledge, none of the activities of the Company’s professional and technical employees who are providing services to the Company in connection with the Company Intellectual Property is violating any agreement between any such employees and their former employers.

(vii) Other than as described in Schedule 6(t), the Company has not received any opinion of counsel regarding any third party Intellectual Property or any owned Company Intellectual Property.

(viii) To the Company’s Knowledge, the Company has complied with its obligation under 37 CFR § 1.56(a) to disclose to the United States Patent and Trademark Office, during the pendency of any United States patent application comprising the owned Company Intellectual Property. None of the Company’s Patents is involved in any interference or opposition proceeding, and, to the Company’s Knowledge, no such proceeding is being threatened with respect to any of the Patents.

(ix) To the extent that any Intellectual Property has been developed or created independently or jointly by an independent contractor or other third party for the Company, or is incorporated into any of the Company products, the Company has a written agreement with such independent contractor or third party and Company thereby has obtained exclusive or joint ownership of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment, or has acquired rights sufficient to use such Intellectual Property in the business of the Company as currently conducted and as contemplated to be conducted by virtue of a license.

(x) Schedule 6(t) lists all agreements pertaining to Company Intellectual Property including without limitation, agreements pursuant to which the Company either receives or grants rights in Intellectual Property. The Company is, and will be, in compliance with all terms and conditions of all, and is not and will not be in violation of any, licenses, sublicenses and other agreements, relating to Intellectual Property to which it is a party, whether acquiring or granting rights, or otherwise. Except as set forth in Schedule 6(t), the Company has no Knowledge of any assertion, claim or threatened claim, or facts that could serve as a basis of any assertion or claim, that the Company has breached or defaulted on any terms or conditions of such licenses, sublicenses and other agreements, and the Company has no basis to believe that any other party to such licenses, sublicenses and other agreements is in breach or in default of any terms or conditions thereof.

(xi) The Company has disclosed trade secrets of the Company included in the Know-How only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets, except to the extent the Company disclosed such information in connection with making filings related to any Company Intellectual Property with Governmental Authorities.

(xii) The Company has taken all reasonably prudent or necessary steps to protect and preserve the confidentiality of its material Confidential Information, and with respect to all other Confidential Information the Company has taken all commercially reasonable steps to protect and preserve the confidentiality of such Confidential Information. Without limiting the foregoing, the Company has and enforces a policy requiring each employee and consultant of the Company to execute a proprietary rights and confidentiality agreement, and all current and former employees and consultants of the Company have executed such an agreement.

(xiii) Except as set forth on Schedule 6(t)(xiii), the Company has not received any adverse written notice from the FDA or any other Authority since January 1, 2011 (i) regarding the approvability of product candidates of the Company or (ii) alleging any violation of any law, policy, guideline, rule or regulation by the Company. Schedule 6(t)(xiii) sets forth (i) all of the Company’s regulatory correspondence received from the FDA or any other similar Authority since January 1, 2011, which correspondence has been provided to the Lenders and (ii) all of the permits issued to the Company by the FDA or any other similar Authority. During the last five years no officer, employee or agent of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other authority, failed to disclose a material fact required to be disclosed to the FDA or any other authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made which would violate any law, policy, guideline, rule or regulation.

(u) The provisions of the Security Documents are effective to create in favor of the Lenders a legal, valid and enforceable lien and security interest in all right, title and interest of the Company in the “Collateral” described therein. Upon the filing of proper financing statements in the offices in the jurisdictions listed on Schedule 6(u), the Lenders shall have a perfected first priority security interest or lien on all right, title and interest of the Company in the “Collateral” described therein, which can be perfected by such filing, subject only to the existence of any Permitted Liens.

(v) The businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any material state, local, federal, foreign or domestic laws, rules, regulations or court orders and none of the transactions contemplated in this Agreement or the other Loan Documents (including, without limitation, the borrowing hereunder and the use of the proceeds thereof), will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(w) The written materials delivered or caused to be delivered, by or on behalf of the Company, to the Lenders in connection with this Agreement and the other Loan Documents and the other transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(x) The Company and its Subsidiaries have filed, or caused to be filed, in a timely manner, or is on a valid extension for filing with respect to, all federal, state and other tax returns and reports required to be filed, and have paid, in a timely manner, all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in such tax returns, reports and declarations is true, complete and correct in all respects.

(y) To the best Knowledge of the Company, since the date three years prior to the Closing Date, the Company has not undergone an “ownership change” as such term is defined for purposes of Section 382 of the IRC, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder (an “Ownership Change”).

(z) Set forth on Schedule 6(z) is a list, as of the date hereof, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

(aa) As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock of which 60,687,478 shares were issued and outstanding, of which 289,732 are held as treasury shares; and (ii) 2,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding. Each of the outstanding shares of capital stock or other securities of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Liens, other than Permitted Liens. Except as set forth in Schedule 6(aa), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(bb) The Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism, and complying with the requirements set forth in Section 7(j) hereof. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(cc) The Obligations shall be senior Indebtedness of the Company, ranking senior to all other Indebtedness and future Indebtedness of the Company in all respects (excluding, however, Indebtedness under the Existing Notes, which Indebtedness shall be pari passu with the Obligations), including in right of payment in full in cash.

(dd) The information provided by the Company to the Financial Advisor, in connection with the delivery of the Fairness Opinion, taken as a whole, was true, complete and accurate in all material respects as of the dates such information was furnished to the Financial Advisor and is true, complete and accurate in all material respects, taken as a whole, as of the date hereof.

7. Covenants.

(a) Governmental Authorizations. The Company shall obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity or enforceability against the Company of this Agreement and the other Loan Documents.

(b) Financial Statements; Reporting. (i) The Company shall furnish to the Lenders, within 45 days of the close of each of the first 3 Fiscal Quarters of each Fiscal Year, its consolidated and consolidating balance sheets as at the close of such Fiscal Quarter and its income statement and statement of changes in financial position for such Fiscal Quarter, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by its chief financial officer as fairly presenting the financial condition of the Company and its Subsidiaries as at the close of that Fiscal Quarter and the results of its operations for such Fiscal Quarter, subject to changes resulting from audit and normal year-end adjustments.

(ii) The Company shall furnish to the Lenders, within 90 days of the close of each Fiscal Year commencing with the Fiscal Year ending December 31, 2014, its consolidated and consolidating balance sheets as at the close of such Fiscal Year and its income statement and statement of changes in financial position for such Fiscal Year, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by a firm of independent accountants selected by it and acceptable to the Lenders as fairly presenting the financial condition of the Company and its Subsidiaries as at the close of such Fiscal Year and the results of its operations for such Fiscal Year. The certification shall include or be accompanied by a statement that, during the examination by that firm of those financial statements, that firm observed or discovered no Default or Event of Default (or a detailed description of any Default or Event of Default so observed or discovered).

(iii) The Company shall furnish to the Lenders, not later than November 30 of each year a revised annual operating budget, which in any case, upon review and written approval of the Lenders (which approval shall not be unreasonably withheld), shall thereafter constitute the Budget.

(iv) The Company shall deliver to the Lenders on the first Business Day of each month, a compliance certificate certifying that (1) no Default or Event of Default has occurred and is continuing, and (2) the representations and warranties of the Company set forth in this Agreement and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date). A form of such compliance certificate is attached hereto as Exhibit B.

(v) The Company shall furnish to the Lenders not later than the 15th day of each month a variance report detailing any variances from the Budget during the previous month.

(vi) The Company shall furnish to the Lenders from time to time such other statements and information as the Lenders may reasonably request.

(vii) Promptly upon the resignation of any person from the Board of Directors, the Company shall provide the Lenders with a copy of the resignation letter of such person, together with any waiver letters, indemnity agreements and other documents or instruments executed or delivered in connection with such resignation.

(c) ERISA. The Company and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event. The Company and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, adopt, sponsor, maintain or contribute to any Title IV Plan.

(d) Maintenance of Property. The Company shall keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(e) Maintenance of Existence; Lines of Business. The Company shall preserve, renew and keep in full force and effect its corporate existence and its rights, privileges, franchises and licenses (including, but not limited to, licenses required by the FDA and other applicable agencies) necessary or desirable in the normal conduct of its business. The Company shall not be engaged in any line of business other than the Line of Business.

(f) Compliance with Laws. The Company shall comply in all respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws, Tax laws, and ERISA and the rules and regulations promulgated thereunder).

(g) Books and Records; Inspection Rights. The Company shall keep proper books and records in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company shall permit the Lenders and representatives of the Lenders to inspect its property, books and records at any reasonable times, and to make copies of such books and records as the Lenders (or its representative) shall desire.

(h) Notices of Default. The Company shall promptly notify the Lenders of each Default or Event of Default, and each other event that has or could have a materially adverse effect on its ability to perform its obligations under this Agreement or another Loan Document, together with a detailed description of such Default, Event of Default or other event, and all actions taken or to be taken in response thereto.

(i) Liens and Encumbrances. The Company shall not create or permit to be created or exist any Lien on any of its property now owned or hereafter acquired, other than Permitted Liens.

(j) Insurance. The Company shall maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Company will in any event maintain:

(i) Casualty Insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company by reason of any Peril in such amounts (subject to such deductibles as shall be satisfactory to the Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including vehicles), at least equal to 100% of the actual replacement cost of such assets (including foundation, footings and excavation costs), subject to deductibles as aforesaid; and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

(ii) Automobile liability insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company) at any time located at, or used in connection with, its properties or operations in such amounts as are then customary for vehicles used in connection with similar properties and businesses, but in any event to the extent required by applicable law.

(iii) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties (and adjoining streets, sidewalks and waterways) of the Company, in such amounts as are then customary for property similar in use in the jurisdictions where such properties are located.

(iv) Workers’ compensation insurance (including Employers’ Liability Insurance) to the extent required by applicable law.

(v) Product liability insurance against claims for bodily injury, pain and suffering, death or property damage resulting from the use of products developed, tested or sold by the Company in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company.

(vi) Other insurance as generally carried by owners of similar properties and businesses, in such amounts and against such risks as are then customary for property similar in use.

Such insurance shall name the Lenders as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days’ notice to the Lenders. The Company will advise the Lenders promptly of any policy cancellation, reduction or amendment. Any proceeds received by the Lenders on account of any such insurance policy referred to in this Section 7(j) shall be applied by the Lenders promptly to reduce the outstanding amount of the Obligations then due and payable.

Without limiting the obligations of the Company under the foregoing provisions of this Section, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section, then the Lenders may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders in such amounts and against such risks as the Lenders shall deem appropriate, and the Company shall reimburse the Lenders in respect of any premiums paid by the Lenders in respect thereof.

(k) Consolidations, Mergers. The Company shall not, directly or indirectly, by operation of law or otherwise, merge with or consolidate with another Person, liquidate, windup or dissolve itself, or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or acquire by purchase or otherwise the business or assets of, or stock of, another Person; except (i) that any Subsidiary may merge into or consolidate with any other Subsidiary; and (ii) any Subsidiary may merge with or consolidate into the Company; provided that the Company is the surviving organization.

(l) Asset Sales. The Company shall not, and shall not permit any Subsidiary to, without the prior written consent of the Lenders (which shall not be unreasonably withheld) directly or indirectly, consummate any Asset Sale.

(m) Transactions With Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, the Company delivers to the Lenders a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (A) the payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company or indemnification and similar arrangements, consulting fees, employee salaries, bonuses, employment agreements, compensation or employee benefit arrangements or incentive arrangements with any officer, director or employee of the Company or any Subsidiary (including benefits under the foregoing); (B) Restricted Payments made in compliance with Section 7(q); and (C) loans or advances to employees and reimbursement of actual out-of-pocket expenses incurred by officers, directors and employees, in each case in the ordinary course of business in an amount not to exceed $100,000 individually and $200,000 in the aggregate during any Fiscal Year.

(n) Notice of Tax Exemption. If an exemption is obtained at any time from any present or future Taxes that would otherwise be due in respect of any payment to be made by the Company under this Agreement or any other Loan Document, the Company shall promptly deliver to the Lenders a certified copy of the documents evidencing that exemption.

(o) Payment of Taxes. The Company shall pay all Taxes, assessments and other governmental charges of any kind imposed on or in respect of its income or any of its businesses or assets, or in respect of Taxes and other amounts it is required by law to withhold from amounts paid by it to its employees, before any penalty or interest accrues on the amount payable and before any Lien or other encumbrance on any of its property exists as a result of nonpayment; provided, however, that the Company shall not be required by this Section to pay any amount if it is diligently contesting its alleged obligation to pay that amount in good faith through appropriate proceedings and maintains appropriate reserves or other provisions in respect of the contested amount as may be required under GAAP.

(p) Limitation on Indebtedness. The Company and its Subsidiaries, on a consolidated basis, shall not directly or indirectly incur, create, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, including, without limitation, by way of assumption or acquisition in a business combination any Indebtedness other than (i) pursuant to this Agreement, the other Loan Documents, and the Existing Notes; (ii) any Indebtedness that is by its terms expressly subordinated in all respects to the Obligations, on terms and conditions satisfactory to the Lenders, in their sole discretion; and (iii) Indebtedness secured by Permitted Liens.

(q) Restricted Payments. The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to make a Restricted Payment other than, so long as no Event of Default shall have occurred and be continuing, or shall result therefrom, (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution received by the Company from its stockholders; or (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is subordinated to the Obligations, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company; provided, that such newly issued Indebtedness is subordinated to the Obligations on the same terms as the Indebtedness so purchased, repurchased, redeemed, defeased, acquired or retired.

(r) Notices. The Company shall promptly give notice to the Lenders of: (i) any change in the Company or its operations that would adversely affect the interests of the Lenders in any material respect; (ii) any default by the Company in its obligations under the documentation governing any Indebtedness; (iii) any breach by the Company of any other contract; (iv) any litigation involving the Company or a Subsidiary; (v) any material governmental notifications and proceedings, including approval and denial notices by the FDA; (vi) any Person which has become a 5-percent stockholder, as such term is defined for purposes of Section 382 of the IRC and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder and (vii) any other development that causes or could reasonably be expected to cause a Material Adverse Effect.

(s) Cancellation of Indebtedness. The Company shall not cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices and settlement of accounts in the ordinary course of business.

(t) Subsidiaries. Neither the Company nor any Subsidiary shall acquire or create another Subsidiary without the prior consent of the Lenders, and such newly acquired or created Subsidiary shall promptly execute a Subsidiary Guaranty and a Subsidiary Security Agreement, and such other documents and such other documents and instruments as the Lenders may reasonably require, and the Company or such Subsidiary acquiring or creating such new Subsidiary shall pledge the stock of the newly acquired or created Subsidiary as Collateral.

(u) Limitation on Issuance of Equity Interests of Subsidiaries. The Company shall not sell, and shall not permit any Subsidiary, directly or indirectly, to issue or sell, any shares of Equity Interests of a Subsidiary (including options, warrants, or other rights to purchase shares of such Equity Interests) except: (i) to the Company or a wholly owned Subsidiary of the Company; or (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Equity Interests of foreign Subsidiaries, to the extent required by applicable law.

(v) Maintenance of NOLs. Neither the Company, any Subsidiary nor any Affiliate of any thereof, shall enter into any transaction which could reasonably be expected to cause the Company, any Subsidiary or any Affiliate of any thereof to undergo an Ownership Change, other than an Excepted Transaction. For purposes of this Section 7(v), “Excepted Transaction” shall mean (a) any transaction contemplated under the this Agreement, the Restructuring Agreement, the Loan Documents, the Investment Agreement, the Registration Rights Agreement, the Existing Notes and any other certificate, instrument, agreement or other document executed or to be executed in connection herewith or therewith, and (b) any other financing transaction undertaken or to be undertaken by the Company (i) with the prior written consent of the Lenders (such consent not to be unreasonably withheld or delayed), or (ii) with respect to which the Board of Directors has considered the effect of such proposed financing transaction on the availability to the Company, any Subsidiary or any Affiliate of any thereof of net operating losses or associated tax benefits pursuant to Section 382 of the IRC arising from or related to such proposed financing transaction, and obtained the advice of outside counsel or accountants that such transaction has been structured to minimize any negative effect on the availability of such net operating losses or associated tax benefits. For the avoidance of doubt, and notwithstanding anything to the contrary herein, any change in the availability of net operating losses arising from or related to any Excepted Transactions shall not constitute a breach of or a Default or an Event of Default under this Agreement.

(w) Intellectual Property. (i) The Company shall conduct continuously and operate actively its business according to good business practices, including, without limitation, maintaining all of its licenses, Patents, Copyrights, Know-How, design rights, trade names, trade secrets and trademarks and taking all actions necessary to enforce and protect the validity and enforceability of all intellectual property rights or other right included in the Company Intellectual Property.

(ii) The Company (either itself or through licensees) will not do any act, or omit to do any act, whereby any of its Patents may become forfeited, abandoned or dedicated to the public, unless the Lenders gives their prior written consent, which shall not be unreasonably withheld or delayed.

(iii) The Company (either itself or through licensees) will continue to use each of its Trademarks in order to maintain such Trademark in full force free from any claim of abandonment for non-use, unless the Lenders give their prior written consent, which shall not be unreasonably withheld or delayed.

(iv) The Company will not (either itself or through licensees) do any act whereby any of its Copyrights may fall into the public domain, unless the Lenders gives their prior written consent, which shall not be unreasonably withheld or delayed.

(v) The Company (either itself or through licensees) will not infringe the Intellectual Property rights of any other Person.

(vi) The Company will notify the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Company Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any agency, court or tribunal in any country) regarding, the Company’s ownership of, or the validity of, or the enforceability of, any Company Intellectual Property or the Company’s right to register the same or to own and maintain the same.

(vii) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall promptly report such filing to the Lenders. Upon the request of the Lenders, the Company shall execute and deliver to the Lenders, any and all agreements, instruments, documents, and papers as the Lenders may reasonably request to evidence the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby.

(viii) The Company will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Company Intellectual Property owned by it.

(ix) In the event that any Company Intellectual Property is infringed upon or misappropriated or diluted by a third party, the Company shall (i) take such actions as reasonably necessary to protect such Company Intellectual Property; and (ii) promptly notify the Lenders after the Company learns thereof and, to the extent, in its reasonable judgment, the Company determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(x) Investments. The Company shall not make or permit to remain outstanding any Investments except:

(i) Investments outstanding on the date hereof and identified in Schedule 7(x)(i).

(ii) Deposit accounts with banks.

(iii) Investments in the Company or a Subsidiary.

(iv) Hedging Agreements entered into in the ordinary course of the Company’s financial planning and not for speculative purposes.

(v) Advances to officers, directors and employers of such Person in the ordinary course of business (provided that such advances have been approved by a majority of the disinterested members of the Board of Directors).

(vi) Accounts receivable in the ordinary course of business on reasonable and customary trade terms.

(vii) Other investments in accordance with the Investment Guidelines.

(y) Subsidiary Indebtedness. The Company shall not permit the aggregate principal amount of Indebtedness (other than the Obligations) of its Subsidiaries at any time to exceed $1,000,000.

(z) Restrictive Agreements. (i) The Company shall not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (A) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets; or (B) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary.

(ii)(A) The foregoing paragraph, however, shall not apply to (x) restrictions and conditions imposed by law or by this Agreement, the other Loan Documents, the Existing Notes and the other contracts, agreements and other documents entered into in connection therewith; and (y) restrictions and conditions existing on the date hereof identified on Schedule 7(z)(ii) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and (B) Clause (A) of paragraph (i) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; and (y) customary provisions in leases and other contracts restricting the assignment thereof.

(aa) Limitation on Layering. Notwithstanding the provisions of Section 7(p), the Company shall not incur any Indebtedness that is subordinate or junior in right of payment to the Obligations, and senior in any respect in right of payment to any Indebtedness permitted under clause (iii) of Section 7(p).

(bb) Clinical Trials. The Company will take all reasonable and necessary steps to pursue clinical evaluations related to the approvability or approval of product candidates including making all necessary filings with the FDA or other authority. The Company will not voluntarily cease any such material clinical evaluations without the Lenders’ approval.

(cc) SEC Filing Compliance. The Company shall file all required reports, schedules, registration statements and other documents with the SEC. Each report, registration statement, definitive proxy statement and information statement, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Company or any Subsidiary under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Company Ongoing SEC Documents”), with the SEC, (i) shall comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company Ongoing SEC Document (including the related notes and schedules thereto) shall fairly present the financial position of the entity or entities to which it relates as of its date, and each of the Income Statements and Cash Flow Statements or equivalent statements in such Company Ongoing SEC Documents (including any related notes and schedules thereto) shall fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(dd) Non-Domestic Intellectual Property. As soon as practicable after the date that the Company shall acquire any item of Non-Domestic Intellectual Property, but in no event later than the date twenty Business Days thereafter, the Company shall take all actions necessary or advisable to perfect to the maximum extent permitted or recognized under applicable law (or attain the functional equivalent of perfection of) the security interest granted to the Lenders in Non-Domestic Intellectual Property constituting Collateral, other than specific items of Non-Domestic Intellectual Property reasonably requested by the Company in writing, including a description thereof in reasonable detail (including without limitation identifying information for such item, a description thereof, its location and an estimated Dollar value therefor), which the Lenders reasonably consent in writing is not subject to perfection (or the functional equivalent of perfection cannot be obtained) of the security interest therein; provided, however, that any failure to so perfect during such twenty Business Day period, as may be extended pursuant to this Section 7(dd), other than a failure arising from the Company or any agent of the Company failing to take any such necessary or advisable action, shall not during such period constitute an Event of Default hereunder or under any other Loan Document. Upon the perfection (or the functional equivalent of perfection) of the Lenders’ security interest in an items of Non-Domestic Intellectual Property constituting Collateral, the Company shall as soon as reasonably practicable cause the delivery to the Lenders of a legal opinion of its outside counsel with respect to such perfection (or functional equivalent) in form consistent, to the extent applicable, with other legal opinions delivered by the Company’s counsel under this Agreement and the other Loan Documents and reasonably acceptable to the Lenders. Upon written request by the Company to the Lenders for consent to the non-perfection (or functional equivalent) of the security interest in any item of Non-Domestic Intellectual Property, complying with this Section 7(dd), the Lenders shall endeavor to deliver a determination with respect to such request within two Business Days after receipt thereof, provided, that in the event the Lenders shall not render such determination within two Business Days, the twenty Business Day period during which the Company is otherwise obligated pursuant to this Section 7(dd) to perfect the security interest in such item shall automatically be extended by the number of Business Days equal to the number of Business Days after such two Business Day period through the date the Lenders render such determination.

(ee) Company Milestones. The Company shall furnish to the Lenders such information as the Lenders may reasonably request in connection with the status of the Company’s efforts to achieve the Milestones on, or prior to, the applicable milestone deadline set forth on part II of Exhibit D.

(ff) Use of Proceeds. The Company shall use the proceeds of the Loans hereunder solely for (i) developing, manufacturing, marketing and sales of the Designated Products, (ii) payment of the Lenders’ fees, costs and expenses (including without limitation attorneys’ fees and expenses) in connection with the transactions contemplated by this Agreement, the Royalty Agreement, the other Loan Documents and the amendment and restatement of the Existing Notes and (iii) general corporate overhead, including fees and expenses of the Special Committee of the Company relating to this Agreement and the transactions contemplated hereby.

(gg) Information Reporting. Promptly upon the request of the Lenders, the Company shall furnish in writing to the Lenders such information as reasonably requested in connection with any calculation to be made in connection with this Agreement or the Royalty Agreement, including any calculation regarding the Cash Royalty Pro Forma Cash Balance, Maturity Date Pro Forma Cash Balance or any other calculation performed in connection with any mandatory redemption or other payment under any such agreements.

(hh) Cash and Cash Equivalents. The Company shall not convert any cash or Cash Equivalents held by the Company or any of its Subsidiaries to other assets for any purposes that include (i) causing any Fiscal Year to not become an Applicable Fiscal Year, or (ii) reducing the amounts otherwise payable pursuant to Sections 4(a) or 4(c) hereof.

8. Events of Default.

(a) If one or more of the following events (each an “Event of Default”) occurs and is continuing, the Lenders shall be entitled to exercise any or all of the remedies set forth in Section 8(b).

(i) The Company fails to pay any Obligation as and when that amount becomes due and payable.

(ii) The Company fails to perform or observe any covenant or agreement other than those referred to in Section 8(a)(i) and does not remedy the failure on or before the 10th day after it occurs.

(iii) Any representation or warranty of the Company in this Agreement or any other Loan Document proves to have been incorrect, incomplete or misleading in any material respect at the time it was made or deemed to have been made; provided, however, that the Company’s inability to provide the certification described in Section 7(b)(iv)(2) hereof shall not constitute an Event of Default under this Agreement or the other Loan Documents.

(iv) Any of the Security Documents shall cease, for any reason, to be in full force and effect; or (ii) the Lien created by any of the Security Documents shall fail to constitute a Perfected Lien in the Collateral; provided, that (A) solely with respect to any individual item of Collateral having a fair market value of $25,000 (as reasonably determined by the Company in good faith and reasonably agreed to by the Lenders) or less, such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default unless the Company does not remedy such failure on or before the 5th day after such failure occurs, (B) such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default if such failure results solely from any action or failure to act on the part of the Lenders (following notice thereof from the Company) to maintain such Perfected Lien and which action or failure to act contravenes the provisions of this Agreement, the other Loan Documents or applicable law, and (C) notwithstanding anything herein or in any Loan Document to the contrary, the failure to perfect (or attain the functional equivalent of perfection of) the security interest granted to the Lenders in any Non-Domestic Intellectual Property constituting Collateral prior to the date required therefor pursuant to Section 7(dd), shall not constitute an Event of Default.

(v) Any Event of Default (as such term is defined in any Existing Note) shall occur under such Existing Note; or the Company or any Subsidiary: (A) fails to pay any of its other Indebtedness as and when that Indebtedness becomes due and payable; or (B) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its other Indebtedness (and any cure period under such other agreement or instrument shall have expired) and, as a result of the failure, any other party to that agreement or instrument is entitled to exercise the right to accelerate the maturity of any amount owing thereunder.

(vi) (A) A court enters a decree or order for relief with respect to the Company in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Company, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Company, for all or a substantial part of the property of the Company.

(vii) (A) The Company commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Company makes any assignment for the benefit of creditors; or (C) the Board of Directors adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8(a)(vii).

(viii) Any authorization from any Governmental Authority necessary for the performance of any obligation of the Company under this Agreement or the Loan Documents is not or fails to remain valid and subsisting in full force and effect.

(ix) Any Governmental Authority takes any action that, in the determination of the Lenders could have a Material Adverse Effect on the Company.

(x) One or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment.

(xi) The Company sells or otherwise disposes of all or a substantial part of its assets or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other Person without the prior written consent of the Lenders.

(xii) The Common Stock is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, The Nasdaq Stock Market, The Nasdaq SmallCap Market, The New York Stock Exchange, The American Stock Exchange and is not eligible for trading on the OTCBB for an aggregate of 10 Trading Days in any 9 month-period.

(xiii) The Company fails to achieve any of the Milestones set forth on part II of Exhibit D on or prior to the applicable milestone deadline set forth thereon.

(xiv) The Company fails to pay any Royalty when due pursuant to, or breaches any of its obligations under, the terms of the Royalty Agreement.

(b) If any Event of Default occurs and is continuing, the Lenders may, by notice to the Company, (i) declare the obligations of the Lenders hereunder (including the Commitments) to be terminated forthwith, whereupon those obligations (including the Commitments) shall immediately terminate; and/or (ii) declare all amounts payable hereunder by the Company that would otherwise be due after the date of termination to be immediately due and payable, whereupon all those amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or notice of any kind, which are expressly waived by the Company; provided, however, that if any event of a kind referred to in Section 8(a)(vi) or Section 8(a)(vii) occurs, the obligations of the Lenders hereunder (including the Commitments) shall immediately terminate, and all amounts payable hereunder by the Company that would otherwise be due after the occurrence of that event shall become immediately due and payable without any such notice or other formality waived by the Company in this Section.

(c) Right of Setoff. If any amount payable hereunder is not paid as and when due, the Company authorizes the Lenders and each Affiliate of the Lenders to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of setoff, banker’s Lien, counterclaim or otherwise, against any assets of the Company in any currency that may at any time be in the possession of the Lenders or that Affiliate, at any branch or office, to the full extent of all amounts due and payable to the Lenders hereunder.

(d) Rights Not Exclusive. The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

9. Governing Law. This Agreement shall, pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, be construed and interpreted in accordance with the law of the State of New York.

10. Jurisdiction. (a) The Company irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in respect of any action or Proceeding relating in any way to this Agreement or any Note (a “Proceeding”). The Company irrevocably appoints CT Corporation System, which currently maintains a New York City office situated at 111 Eighth Ave., 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any Proceeding. So long as the Company has any obligation under this Agreement, it will maintain a duly appointed agent in New York City acceptable to the Lenders for the service of such process or summons and, if it fails to maintain such an agent, any such process or summons may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to the Company at its address for notices hereunder.

(b) The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any Proceeding in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum.

(c) The Company further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any Proceeding should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Agreement or any other Loan Document, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Company shall take all measures necessary for the Proceeding to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company.

11. Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

If to the Company, to:

Emisphere Technologies, Inc.

4 Becker Farm Road, Suite 103

Roseland, NJ 07068

Attention: Chief Financial Officer

Phone: (973) 532-8000

Fax: (973) 422-0125

Email: mgarone@emisphere.com

with a copy to:

Lowenstein Sandler LLP

65 Livingston Avenue

Roseland, NJ 07068

Attention: Michael H. Lerner, Esq.

Phone: (973) 575-2500

Fax: (973) 575-2400

Email: mlerner@lowenstein.com

If to the Lenders, to:

c/o MHR Fund Management LLC

40 West 57th Street, 24th Floor

New York, NY 10019

Fax number: (212) 262-9356

Attention: Janet Yeung

Phone: (212) 262-0005

Fax: (212) 262-9356

Email: jyeung@mhrfund.com

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn: David I. Schultz

Phone: (212) 326-2000

Fax: (212) 326-2061

Email: dschultz@omm.com

Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.

12. Waivers. No failure or delay on the part of the Lenders in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right or of any obligation of the Company shall be effective unless given in writing and executed by the Lenders. No waiver of any such right shall be deemed a waiver of any other right hereunder.

13. Amendment. This Agreement may be amended only by an instrument in writing executed by the Company and the Lenders.

14. Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents (including without limitation any intercreditor agreements and subordination agreements), as the Lenders may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. In furtherance of the foregoing, the Company shall allocate any payments due to the Lenders under this Agreement as the MHR Representative will notify the Company, and such payments, as so directed and when so made, shall discharge pro tanto the Company’s obligations to the Lenders under this Agreement.

15. Survival. The obligations of the Company under Sections 9 through 13 and 16 through 19 shall survive the full repayment and the cancellation of this Agreement and the termination of the other obligations of the Company hereunder.

16. Successors and Assigns. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties hereto and their respective successors and permitted assigns.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18. MHR Representative. The Company shall be entitled to rely upon the written communications of the MHR Representative, acting on behalf of any Lender, relating to matters addressed in this Agreement as communications of the Lenders, including, without limitation, any amendments, waivers or consents made pursuant to this Agreement. Any notice, information or communication delivered to the MHR Representative shall be deemed to have been delivered to each Lender for all purposes hereof.

19. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Lenders, MHR and their respective Affiliates (including attorney’s fees) in connection with the preparation, amendment, modification, enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents, the Existing Notes and the Royalty Agreement, including the transactions contemplated hereby and thereby. To the extent incurred on or prior to the Closing Date, the Company shall, on or prior to the Closing Date, pay all such costs and expenses by wire transfer of immediately available funds to the accounts specified therefor by the MHR Representative.

[The Remainder of This Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and to be dated the day and year first above written.

COMPANY: EMISPHERE TECHNOLOGIES, INC

By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Chief Financial Officer

LENDERS: MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

List of Omitted Schedules and Exhibits

Exhibit A – Pledge and Security Agreement, a copy of which was separately filed with the Securities and Exchange Commission

Exhibit C – Investment Guidelines

Exhibit E – Company’s Operating Budget

Exhibit F – Chemical structure of proprietary Eligen® technology carrier

Exhibit G – Fairness Opinion

Exhibit H – Schedules

The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The registrant reserves the right to request confidential treatment of all or any part of any schedules or exhibits so requested.

EXHIBIT B

COMPLIANCE CERTIFICATE OF EMISPHERE TECHNOLOGIES, INC.

PURSUANT TO SECTION 7(b)(iv) OF

THE LOAN AGREEMENT

Reference is made to the Loan Agreement, dated as of August 20, 2014 (as amended from time to time, the “Loan Agreement”) by and among Emisphere Technologies, Inc., a Delaware corporation (the “Borrower”) and MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies (“Master Account”), MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”), MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”) and MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA” and, together with Master Account, Capital Partners (100) and Institutional Partners II, each, a “Lender” and collectively, the “Lenders”).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

The undersigned, the duly appointed Chief Financial Officer of the Borrower, does hereby certify that (i) no Default or Event of Default has occurred and is continuing on and as of the date hereof, and (ii) the representations and warranties of the Borrower contained in the Loan Agreement and in each other Loan Document are true and correct on and as of the date hereof, except for representations and warranties made as of a specified earlier date, which remain true and correct as of such earlier date.

IN WITNESS WHEREOF, the undersigned has executed this certificate on [            ] [    ], 20    .

EMISPHERE TECHNOLOGIES, INC.

By:
Name: Title:	Michael R. Garone Chief Financial Officer

EXHIBIT D

Milestone Schedule

Part (I): Additional Borrowing Milestones

1.	The Company shall have procured at least (a) 10 kg of Vitamin B12 and (b) 700 kg of SNAC on or prior to September 30, 2014.

2.	The Company shall have procured at least an additional (a) 20 kg of Vitamin B12 (for a total of 30 kg of Vitamin B12) and (b) 600 kg of SNAC (for a total of 1,300 kg of SNAC) on or prior to December 31, 2014.

3.	The Company shall have at least 6 million tablets of Eligen-B12 manufactured and available for commercial sale on or prior to March 31, 2015.

4.	The first commercial sale of Eligen-B12 in the United States shall have taken place on or prior to June 30, 2015.

Part (II): Event of Default Milestones

(A)	Net Product Sales Milestones:

1.	The Company shall have Net Sales during the Fiscal Year ended December 31, 2015 of at least $4.3 million.

2.	The Company shall have Net Sales during the Fiscal Year ended December 31, 2016 of at least $23.0 million.

3.	The Company shall have Net Sales during the Fiscal Year ended December 31, 2017 of at least $45.7 million.

4.	The Company shall have Net Sales during the Fiscal Year ended December 31, 2018 of at least $73.5 million.

5.	The Company shall have Net Sales during the Fiscal Year ended December 31, 2019 of at least $75.3 million.

(B)	Eligen-B12 Manufacturing Milestones:

1.	The Company shall have procured at least (a) 10 kg of Vitamin B12 and (b) 700 kg of SNAC on or prior to December 31, 2014.

2.	The Company shall have procured at least an additional (a) 20 kg of Vitamin B12 (for a total of 30 kg of Vitamin B12) and (b) 600 kg of SNAC (for a total of 1,300 kg of SNAC) on or prior to March 31, 2015.

3.	The Company shall have at least 6 million tablets of Eligen-B12 manufactured and available for commercial sale on or prior to June 30, 2015.

4.	The first commercial sale of Eligen-B12 in the United States shall have taken place on or prior to September 30, 2015.

“Net Sales” means, for any period, Revenues, plus any gross sales by any non-consolidated Affiliate or sub-licensee, distributor or partner during such period, in each case with respect to all sales, transfers or other dispositions of Designated Products (whether to end-users, distributors or otherwise), less the following deductions, to the extent reasonable and customary, not already deducted from Revenues or gross sales, as applicable, and incurred with respect to the applicable sale, transfer or other disposition of the Designated Product: (i) import, export, excise and sales taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Designated Product including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing), (ii) custom duties, (iii) credits or allowances granted on returns of Designated Products actually sold, (iv) bad debt deductions actually written off during such period, and (v) trade, cash and quantity discounts, allowances and credits. The Company shall provide written notice to the Lenders of the amount of Net Sales for any applicable Fiscal Year no later than thirty (30) days following the end of such Fiscal Year.

“Revenues” means the amount ascribed to “Revenues” in the Income Statement.

Exhibit 4.2

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

DATED AS OF AUGUST 20, 2014

AMONG

EMISPHERE TECHNOLOGIES, INC., AS A GRANTOR

AND EACH OTHER GRANTOR

FROM TIME TO TIME PARTY HERETO

AND

MHR INSTITUTIONAL PARTNERS IIA LP,

AS SECURED PARTY, ON BEHALF OF THE LENDERS AND THE MHR FUNDS

(continued)

	Page
6.5 Grant of License		28
6.6 The Grantors Remain Liable		29
6.7 Registration Rights		29
6.8 Right of Set-Off		30
6.9 Waivers by the Grantors		30

7. THE SECURED PARTY		31
7.1 Limitation on Duty of Secured Party in Respect of Collateral		31
7.2 Further Assurances		31
7.3 Appointment as Attorney-in-Fact		32

8. MISCELLANEOUS		33
8.1 Indemnity and Expenses		33
8.2 No Waiver by Course of Conduct; Cumulative Remedies		33
8.3 Grantors’ Obligations Absolute		33
8.4 Amendments, Waivers, etc		35
8.5 Subrogation; Termination and Release; Survival		35
8.6 Notices		36
8.7 Severability		36
8.8 Headings		36
8.9 Bankruptcy; Reinstatement		36
8.10 Injunctive Relief		36
8.11 Successors and Assigns		37
8.12 Counterparts		37
8.13 Governing Law; Submission to Jurisdiction		38
8.14 WAIVER OF JURY TRIAL		39
8.15 Entire Agreement		39
8.16 Amendment and Restatement		39

EXHIBIT A:	Pledged Equity Interests
EXHIBIT B:	Filing Locations
EXHIBIT C:	Locations of Chief Executive Offices, Records Relating to Collateral and Equipment and Inventory
EXHIBIT D:	Copyrights and Copyright Applications
EXHIBIT E:	Patents and Patent Applications
EXHIBIT F:	Trademarks and Trademark Applications
EXHIBIT G:	Domain Name Registrations
EXHIBIT H:	Special Power of Attorney
EXHIBIT I:	Vehicles
EXHIBIT J:	Pledge Amendment
EXHIBIT K:	Security Agreement (Copyrights)

(continued)

Page
EXHIBIT L:	Security Agreement (Patents)
EXHIBIT M:	Security Agreement (Trademarks)
EXHIBIT N:	Security Agreement (Domain Name Registrations)
EXHIBIT O:	Form of Grantor Addendum
EXHIBIT P:	Deposit Account Control Agreement
EXHIBIT Q:	Certain Agreements, Property and Assets Constituting “Special Property”
EXHIBIT R:	Domain Name Assignment

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of August 20, 2014, by Emisphere Technologies, Inc. (the “Company”), each Subsidiary of the Company that, on or after the Closing Date, has executed or executes an addendum hereto substantially in the form of Exhibit O (the Company together with such subsidiaries, the “Grantors”), and MHR Institutional Partners IIA LP, a Delaware limited partnership (together with its successors and permitted assigns, the “Secured Party”), on behalf of and for the benefit of the Lenders and the MHR Funds (as defined herein).

W I T N E S S E T H:

WHEREAS, the Company and the Secured Party entered into that certain Pledge and Security Agreement, dated as of September 26, 2005 (the “Original Security Agreement”),which has been amended by that certain Amendment to Pledge and Security Agreement dated as of July 29, 2010 (the “2010 Amendment”), that certain Amendment to Pledge and Security Agreement dated as of October 17, 2012 (the “2012 Amendment”) and that certain Amendment to Pledge and Security Agreement dated as of May 7, 2013 (the “2013 Amendment”, and, together with the Original Security Agreement, 2010 Amendment and the 2012 Amendment, the “Existing Security Agreement”), pursuant to which the Company granted in favor of Secured Party a first priority security interest in and lien upon all of the Company’s right, title and interest in and to the Collateral in order to secure the Secured Loan, the Convertible Note (as defined in the Existing Security Agreement) and the 2012 Bridge Loan (as defined in the Existing Security Agreement);

WHEREAS, the Secured Loan was exchanged on May 16, 2006 into the Convertible Notes (as defined in the Existing Security Agreement), which have been amended and restated as of the date hereof as the Convertible Notes;

WHEREAS, the 2012 Bridge Notes (as defined in the Existing Security Agreement) have been amended and restated as of the date hereof as the 2012 Bridge Notes;

WHEREAS, on June 4, 2010, the Company issued certain notes as reimbursement for legal fees incurred by the holders of such notes in connection with certain transactions entered into by the Company contemporaneously therewith (as amended and restated pursuant to the Amended and Restated Promissory Notes dated May 7, 2013, the “Existing Reimbursement Notes”) which were initially unsecured obligations prior to amendment and restatement as of the date hereof as the Reimbursement Notes;

WHEREAS, the 2014 Term Lenders have agreed, subject to the terms and conditions set forth in the 2014 Loan Agreement to advance to the Company the 2014 Term Loan as set forth in the 2014 Loan Agreement;

WHEREAS, it is a condition to the 2014 Term Lenders’ agreement to make the 2014 Term Loan to the Company that the Company enter into the Royalty Agreement and that the Company and each other Grantor grant in favor of Secured Party a first priority security interest in and lien upon all of the Company’s and such Grantor’s right, title and interest in and to the Collateral in order to secure the Reimbursement Notes, the Royalty Agreement and the 2014 Term Loan;

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WHEREAS, in connection with the foregoing, the Company has requested that Secured Party agree to amend and restate the Existing Security Agreement to, among other things, include the obligations under the Reimbursement Notes, the Royalty Agreement and the 2014 Term Loans as Obligations secured hereunder and the Reimbursement Note Holders, the MHR Funds and the 2014 Term Lenders as beneficiaries of this Agreement, each as more particularly set forth herein; and

WHEREAS, Secured Party is willing to agree to amend and restate the Existing Security Agreement as more fully set forth herein, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and to induce the applicable Lenders and the MHR Funds to enter into the Loan Documents and certain amendments thereto as of the date hereof and to induce the 2014 Term Lenders to make the 2014 Term Loan, each Grantor hereby agrees with the Secured Party, for the benefit of the Lenders and the MHR Funds as follows:

1.	DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

“2012 Amendment Effective Date” means the date on which the 2012 Amendment becomes effective in accordance with its terms.

“2012 Bridge Lenders” shall mean the creditors identified in the 2012 Bridge Notes and their successors and assigns.

“2012 Bridge Loan Excluded Collateral” shall mean all Licensed IP as such term is defined in that certain Master Agreement and Amendment by and between the Company and Novartis Pharma AG dated June 4, 2010 (the “Novartis Master Agreement”).

“2012 Bridge Notes” shall mean those certain Second Amended and Restated Senior Secured Bridge Promissory Notes dated as of the date hereof by the Company in favor of the 2012 Bridge Lenders, which amend and restate in their entirety the 2012 Bridge Notes (as defined in the Existing Security Agreement), and as may be further amended, restated or otherwise modified from time to time.

“2014 Loan Agreement” means that certain Loan Agreement, dated as of the date hereof by and among the Company and the 2014 Term Lenders, as may be amended, restated or otherwise modified from time to time.

“2014 Term Lenders” shall mean the lenders identified in the 2014 Loan Agreement and their successors and assigns.

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“2014 Term Loan” shall mean the obligations from time to time outstanding under the 2014 Loan Agreement.

“Accounts” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Account Control Agreement” means, with respect to any Deposit Account or Securities Account, an account control agreement in a form acceptable to the Secured Party and the Grantor, executed by the applicable Grantor, the Secured Party and the relevant Deposit Account Bank or Approved Securities Intermediary, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (ii) who is a director or officer (A) of such Person; (B) of any Subsidiary of such Person; or (C) of any Person described in clause (i) above with respect to such Person; or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; provided, however, that notwithstanding anything else herein to the contrary, any Permitted Holder shall be deemed not to be an Affiliate of the Company or any Subsidiary. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Approved Securities Intermediary” means a Securities Intermediary approved by the Secured Party and, with respect to which a Grantor has delivered to the Secured Party an executed Account Control Agreement with respect to a Securities Account maintained with such Securities Intermediary.

“Bankruptcy Code” shall mean 11 U.S.C. Sections 101 et seq., as amended from time to time, and any successor statute.

“Blockage Notice” shall mean any notice or instruction pursuant to which the Secured Party (i) with respect to any Controlled Deposit Account, provides instructions to the relevant Deposit Account Bank directing the disposition of funds in such Controlled Deposit Account or (ii) with respect to any Controlled Account that is a Securities Account, provides entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral.

“Chattel Paper” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Closing Date” shall have the meaning ascribed to such term in the Loan Agreement.

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“Collateral” shall have the meaning given to such term in Section 2.1.

“Collateral Accounts” shall have the meaning given to such term in Section 6.4.

“Commercial Tort Claims” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Contracts” shall mean, collectively, all rights of each Grantor under all leases, contracts and agreements to which such Grantor is now or hereafter a party, including, without limitation, all rights, privileges and powers under Investment Agreements and Licenses, together with any and all extensions, modifications, amendments and renewals of such leases, contracts and agreements and all rights of such Grantor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such leases, contracts and agreements, but excluding rights under (but not excluding Proceeds of) any lease, contract or agreement (including, without limitation, any License) that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which lease, contract or agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

“Controlled Account” means each Deposit Account or Securities Account that is subject to an Account Control Agreement, including without limitation each Controlled Deposit Account.

“Controlled Deposit Account” means each Deposit Account that is subject to a Deposit Account Control Agreement.

“Convertible Note Holders” shall mean the creditors identified in the Convertible Notes and their successors and assigns.

“Convertible Notes” shall mean the Second Amended and Restated 13% Senior Secured Convertible Notes dated as of the date hereof issued by the Company to the Convertible Note Holders, which amend and restate in their entirety the Convertible Note (as defined in the Existing Security Agreement), and as may be further amended, restated or otherwise modified from time to time.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

4

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” means all written agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all bank and other deposit accounts (including, without limitation, any demand, time, savings, passbook or like account maintained with any depositary institution) of any Grantor and all such bank and other deposit accounts of any other Person, held on behalf of or for the benefit of any Grantor in any jurisdiction.

“Deposit Account Bank” means a financial institution approved by the Secured Party (which approval shall not be unreasonably withheld) and, with respect to which a Grantor has delivered to the Secured Party an executed Deposit Account Control Agreement.

“Deposit Account Control Agreement” means, with respect to any Deposit Account, a letter agreement, substantially in the form of Exhibit P attached hereto, or in another form reasonably acceptable to the Company and the Secured Party, executed by the applicable Grantor, the Secured Party and the relevant Deposit Account Bank.

“Designated Product(s)” shall have the meaning ascribed thereto under the Royalty Agreement.

“Document” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Domain Name” shall mean the combination of words and abbreviations that represents a uniquely identifiable internet protocol address of a World Wide Web internet location.

“Equipment” shall have the meaning ascribed thereto in the Uniform Commercial Code including, without limitation, with respect to any Grantor, all of such Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property, including without limitation, data processing hardware and software, computers, motor vehicles, trailers, aircraft, tools, office equipment, store fixtures, and leasehold improvements, as well as all of such Grantor’s rights and interests with respect thereto under such leases of such types of personal property (including, without limitation, options to purchase); together with all component and auxiliary parts and supplies owned by such Grantor’s and used or to be used in connection therewith, and all substitutes for any of the foregoing, all manuals, drawings, instructions, warranties and rights with respect thereto owned by such Grantor’s, and all proceeds and general intangibles relating to all of the foregoing, including, without limitation, any claims against third parties for loss or damage.

5

“Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation or a natural person, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Excluded Collateral” means (i) Special Property other than the following: (A) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and (B) any Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any Special Property (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements themselves would constitute Special Property); and (ii) the Company’s leasehold interest as described in Schedule 8.1(n) of the Loan Agreement.

“Event of Default” shall have the meaning ascribed thereto in Section 6.1.

“Final Withdrawal Date” shall have the meaning ascribed to such term in the Loan Agreement.

“Fixtures” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“GECC” shall mean General Electric Capital Corporation.

“General Intangibles” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all Contracts, all Copyright Collateral, all Patent Collateral, all Trademark Collateral, all Domain Name registrations, all Intercompany Obligations, all rights under or evidenced by choses in action or causes of action, all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising, but excluding Accounts and excluding leases, contracts and agreements (including, without limitation, Licenses) to the extent excluded from Contracts under the definition of such term herein. For the purposes of this Agreement, General Intangibles shall include Commercial Tort Claims.

“Instruments” shall have the meaning ascribed thereto in the Uniform Commercial Code, whether now owned or existing or hereafter acquired, including those evidencing, representing, securing, arising from or otherwise relating to any Accounts, Intercompany Obligations or other Collateral.

“Intercompany Obligations” shall mean, collectively, all indebtedness, obligations and other amounts at any time owing to any Grantor from any of such Grantor’s subsidiaries or Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

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“Inventory” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of such Grantor, all goods in which such Grantor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of such Grantor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for the account of such Grantor, and in each case whether now owned or existing or hereafter acquired or arising.

“Investment Agreement” shall mean any articles or certificate of incorporation, partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests and to which any Grantor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“Investment and Exchange Agreement” shall mean that certain Investment and Exchange Agreement dated as of September 26, 2005 by and among the Company, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP and MHR Institutional Partners IIA LP, as may be amended, modified, supplemented or otherwise modified from time to time.

“Investment Property” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Know-How” means any and all proprietary unpatented technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries, formulae, specifications, designs, regulatory filings, and biological or other materials (including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information).

“Know-How Collateral” shall mean, collectively, all Know-How, Know-How Licenses and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Know-How whether now owned or existing or hereafter acquired or arising.

“Know-How License” means all written agreements granting any right under any Know-How, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Know-How.

“Lenders” means the Lender, as defined in the Loan Agreement, the Convertible Note Holders, the 2012 Bridge Lenders, the Reimbursement Note Holders, and the 2014 Term Lenders, in their respective capacities as such, and, in each case, their respective successors and assigns in such capacities.

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“Letter of Credit Rights” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“License” shall mean any Copyright License, Patent License, Trademark License or Know-How License.

“Lien” shall have the meaning ascribed to such term in the Loan Agreement.

“Loan Agreement” shall mean that certain Senior Secured Term Loan Agreement dated as of September 26, 2005 by and among the Company and the lenders from time to time party thereto, as amended, restated or otherwise modified from time to time.

“Loan Documents” shall mean each of this Agreement, the other Security Documents, the Loan Agreement, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the Royalty Agreement and the 2014 Loan Agreement, together with any certificates, instruments, agreements or other documents executed in connection herewith or therewith.

“MHR” means MHR Fund Management LLC and any successor thereto.

“MHR Funds” shall have the definition set forth in the Royalty Agreement, in their capacities as parties thereto, and shall include such Persons’ successors and assigns in such capacities.

“MHR License Agreement” shall have the definition set forth in the Novartis Master Agreement.

“Non-Disturbance Agreement” shall have the definition set forth in the Novartis Master Agreement.

“Obligations” shall mean all present and future obligations and liabilities of each of the Grantors to the Secured Party and each of the Lenders and MHR Funds under this Agreement and the Loan Documents, including, without limitation, principal of and interest on the Secured Loan, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes and the 2014 Term Loan, any and all amounts due under the Royalty Agreement and any and all fees, expenses, indemnities, premiums and any other sum chargeable to the Grantors under this Agreement or any of the other Loan Documents, including, without limitation, interest accruing at the specified rate (including any default rate of interest) after the filing of a petition or commencement of a case by or with respect to the Grantors seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed or allowable in such proceeding, whether due or to become due, secured or unsecured, direct or indirect, absolute or contingent, joint or several, and howsoever or whensoever incurred by each of the Grantors or acquired by the Secured Party or each of the Lenders and the MHR Funds; and in each case with respect to the foregoing, all such liabilities and obligations that, but of the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by such Grantor under this Agreement.

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“Partner Obligations” shall have the meaning given to such term in Section 6.6.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Payroll Accounts” means accounts #670-1771905, #670-1771913 and #670-1771816 maintained by the Company at The Bank of New York, which accounts are used solely to fund the Company’s payroll and payroll-related expenses and Cafeteria Benefit Plan.

“Permitted Holders” shall have the meaning ascribed to such term in the Loan Agreement.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.

“Pledge Amendment” shall have the meaning given to such term in Section 5.1.

“Previous Agreements” means the Oral CT Agreements, the Oral hGH Agreement and the Oral PTH Agreement, in each case, as such terms are defined in the Novartis Master Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code and all proceeds and products of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral and all dividends or other income from any Equity Interests pledged to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds, collections thereon or distributions or payments with respect thereto.

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“Property” means any right or interest in or to property of any kind whatsoever of the Grantors, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests held by any Grantor.

“Reimbursement Note Holders” shall mean the creditors identified in the Reimbursement Notes and their successors and assigns.

“Reimbursement Notes” means those certain Second Amended and Restated Reimbursement Promissory Notes, dated as of the date hereof by the Company in favor of the Reimbursement Note Holders, which amend and restate in their entirety the Existing Reimbursement Notes, and as may be further amended, restated or otherwise modified from time to time.

“Related Party” shall have the meaning ascribed to such term in the Loan Agreement.

“Restructuring Agreement” shall mean that certain Restructuring Agreement, dated as of April 26, 2013, by and among Grantor, Secured Party, and other MHR Funds (as defined therein) from time to time party thereto.

“Royalty Agreement” shall mean that certain Royalty Agreement dated as of the date hereof by and among the Company and the MHR Funds, and as may be further amended, restated or otherwise modified from time to time.

“Secured Loan” shall mean the funds advanced to the Company pursuant to the terms and conditions set forth in the Loan Agreement.

“Securities Account” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” shall have the meaning ascribed to such term in the Loan Agreement or the 2014 Loan Agreement, as applicable.

“Special Property” shall mean any permit, lease or license held by any Grantor that prohibits, and any law applicable thereto prohibits, the creation of a lien or security interest therein, in each case only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or law applicable thereto, validly prohibits the creation of a lien or security interest in such property in favor of the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds (and upon the termination of such prohibition (howsoever occurring)) such permit, lease, license, contract or agreement shall cease to be “Special Property”). Notwithstanding the foregoing, the term “Special Property” shall include (i) the property and assets pledged to GECC pursuant to that certain Master Lease Agreement dated as of March 14, 2004 between the Company and GECC and the schedules relating thereto delivered prior to the date of this Agreement, and (ii) those agreements, properties and assets listed on Exhibit Q hereof.

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“Stockholder Approval Default” shall have the meaning ascribed to such term in the Loan Agreement.

“Subsidiary” means (i) as to any Grantor, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Grantor or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Agreement or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Company.

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” means, collectively, each agreement, whether written or oral, providing for the grant of any right to use any Trademark herein now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other vehicles whether or not covered by a certificate of title law of any state and, in any event, shall include, without limitation, the vehicles listed on Exhibit I hereto and all appurtenances to any of the foregoing.

“Voting Stock” of a Person means all classes of capital stock or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

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1.2 Other Terms.

(a) All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

(b) The words “herein,” “hereof” and “hereunder” are used in this Agreement to refer to this Agreement as a whole including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified, or supplemented and not to any particular section, subsection, or clause contained in this Agreement or any such Exhibit or Schedule. The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to statute shall be construed to refer to such statute as amended from time to time, and any rules and regulations promulgated thereunder; and (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns. The table of contents and the headings of the articles and sections of this Agreement are included for convenience of reference. They shall not affect the construction of any provision of this Agreement. Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. References to sections and exhibits without further identification of the document to which reference is made are references to provisions or parts of this Agreement.

1.3 The Exchange. The obligations under the Convertible Notes and the other “Loan Documents” referred to therein, if executed and delivered, shall be in substitution for, but not in satisfaction of, the Obligations under the Loan Agreement and the “Loan Documents” referred to therein and the obligations under the Convertible Notes shall not constitute a refinancing or novation of the Obligations. Accordingly, from and after the consummation of the Exchange (as such term is defined in the Investment and Exchange Agreement), (i) references herein to the term “Loan Agreement” shall be deemed to be references to the Convertible Notes, (ii) references herein to “Loan Documents” referred to in the Loan Agreement shall be deemed to refer to the “Loan Documents” referred to in the Convertible Notes and shall be deemed to include this Agreement, the other Security Documents, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the Royalty Agreement and the 2014 Loan Agreement, together with any certificates, instruments, agreements or other documents executed in connection herewith or therewith and (iii) references herein to the term “Lenders” shall be deemed to refer to the Convertible Note Holders, the 2012 Bridge Lenders, the Reimbursement Note Holders and the 2014 Term Lenders (and their respective successors and assigns).

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2.	CREATION OF SECURITY INTEREST

2.1 Pledge and Grant of Security Interest. For value received and as inducement for the advancement of funds and/or extension of credit by the applicable Lenders pursuant to the Loan Agreement, the Convertible Notes, the 2012 Bridge Notes and the Reimbursement Notes, to induce the 2014 Term Lenders to make the 2014 Term Loan and to induce the MHR Funds to enter into the Royalty Agreement, each Grantor hereby collaterally assigns, mortgages, pledges and hypothecates to the Secured Party and grants to the Secured Party, on its own behalf and on behalf of the Lenders and the MHR Funds, and their successors and assigns, a lien upon and security interest in, all of such Grantor’s right, title and interest in and to all of the Grantor’s assets, including, without limitation, the following, in each case whether now owned or existing or hereafter acquired or arising or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, and including the Royalty Agreement Collateral, the “Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Contracts;

(iv)	all Copyright Collateral;

(v)	all Deposit Accounts;

(vi)	all Documents;

(vii)	all Equipment;

(viii)	all Equity Interests;

(ix)	all Fixtures;

(x)	all General Intangibles;

(xi)	all Instruments and Intercompany Obligations;

(xii)	all Inventory;

(xiii)	all Investment Property;

(xiv)	all Know-How Collateral;

(xv)	all Patent Collateral;

(xvi)	all Trademark Collateral;

(xvii)	all Vehicles;

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(xviii)	all Commercial Tort Claims;

(xix)	all Letter of Credit Rights;

(xx)	to the extent not covered or not specifically excluded by clauses (i) through (xix) above, or the definitions of the terms included therein, all of such Grantor’s other personal property, whether now owned or existing or hereafter arising or acquired; and

(xxi) any and all Proceeds, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (a) all Proceeds of any sale by the Company of any shares of the Company’s common stock or other securities of the Company in the event of a Stockholder Approval Default, including, without limitation, pursuant to a Registered Repayment Offering (as such term is defined in the Loan Agreement), (b) all payments under any insurance (whether or not the Secured Party is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (c) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (d) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (e) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral.

Notwithstanding the foregoing or any other provision hereof to the contrary, the Obligations under (a) the Royalty Agreement and (b) the 2014 Term Loan to the extent such Obligations were incurred pursuant to Section 3(c) of the 2014 Loan Agreement after the date that all amounts of principal and interest had been repaid in full under the 2014 Term Loan and no further Borrowings (as such term is defined in the 2014 Loan Agreement) were permitted under Section 2 of the 2014 Loan Agreement, shall be secured only by the following Collateral, in each case only to the extent the following enumerated Collateral relates to the Designated Products: (A) (1) all Copyright Collateral, (2) all Know-How Collateral, (3) all Patent Collateral, (4) all Trademark Collateral, (5) all Contracts relating to any of the items in clauses (1) through (4) of this paragraph, (6) all Accounts relating to any of the items in clauses (1) through (5) of this paragraph and (7) any and all Proceeds, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (B) all payments under any insurance (whether or not the Secured Party is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (C) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (D) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (E) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, the “Royalty Agreement Collateral”).

2.2 Security for the Obligations. This Agreement and the Collateral of each Grantor secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Obligations. Each Grantor authorizes the Secured Party to file any such financing statements, financing change statement or amendment to financing statement or continuation statement relating thereto under the Uniform Commercial Code describing the Collateral using such other language which the Secured Party reasonably deems necessary or appropriate (including the filing of “all assets” financing statements), in each case without the signature or further authorization of the Grantors to the fullest extent permitted under applicable law, and to file appropriate statements with the appropriate jurisdictions set forth with respect to such Grantor on Exhibit B hereto or as otherwise required to perfect or continue to perfect the security interest granted under this Agreement.

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2.3 2012 Bridge Loan Excluded Collateral. Notwithstanding anything to the contrary contained in this Article 2, no Lien is or shall be created, in connection with the 2012 Bridge Notes, in favor of the Secured Party in any Grantor’s right, title and interest in any 2012 Bridge Loan Excluded Collateral, provided that, upon the earliest to occur of (i) the termination of all of the Previous Agreements, (ii) the termination of Section 7.4(b) of the Novartis Master Agreement and (iii) the completion of the actions contemplated by the first sentence of Section 4.13 hereof, such 2012 Bridge Loan Excluded Collateral shall nevertheless be considered Collateral for all purposes herein, including that the Secured Party will be deemed to have, and at all times from and after the 2012 Amendment Effective Date to have had, a security interest in such 2012 Bridge Loan Excluded Collateral, as the case may be, and all representations and warranties hereunder shall be deemed to have been made with regard to all such 2012 Bridge Loan Excluded Collateral.

3.	REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants as follows:

3.1 Ownership of Collateral. Except for the Liens granted to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds pursuant to this Agreement and except for other Liens permitted or disclosed pursuant to the Loan Documents, each Grantor is, and as to Collateral acquired after the Closing Date, each Grantor shall and will be at the time of acquisition, the owner and holder, or has valid rights as a lessee or licensee of, or the power to transfer or pledge with respect to, all Collateral free and clear of any claim, security interest, encumbrance, lien, charge, or other right, title or interest of any person, has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any and all Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that is effective to perfect a lien or security interest on the Collateral and is on file or of record in any government or public office against any Grantor, and no Grantor has filed or consented to the filing of any such statement or notice, except (i) financing statements naming the Secured Party, on its own behalf and on behalf of the Lenders and the MHR Funds, as secured party and financing statements which have been terminated or the underlying debt therefor has been extinguished, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Secured Party on its own behalf and on behalf of the Lenders and MHR Funds as secured party, and (iii) as may be otherwise permitted by or disclosed in the Loan Documents.

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3.2 Security Interests; Filings. This Agreement, together with (i) the filing in the jurisdictions set forth with respect to such Grantor on Exhibit B hereto, of duly completed financing statements (A) naming each Grantor as debtor, (B) naming the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds as secured party, and (C) describing the Collateral, (ii) the filing of duly completed and executed assignments in the forms set forth as Exhibits K, L and M with the U.S. Copyright Office or the U.S. Patent and Trademark Office or other appropriate form with the foreign jurisdictions listed on Exhibit B, and Exhibit N with Network Solutions, Inc. or its successor entity administering any domain name registrations affected by this Agreement, as appropriate, with regard to federally registered Copyright Collateral, Patent Collateral, Trademark Collateral and Domain Names of each Grantor, as the case may be, (iii) the registration of pledge thereof to the Secured Party (or its bailee or agent) on the issuer’s books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code with regard to uncertificated securities and Investment Property (other than certificated securities) included in the Collateral, and (iv) the delivery to the Secured Party (or its bailee or agent) of all certificated securities and Instruments included in the Collateral together with undated stock powers or instruments of transfer duly executed in blank, creates, and at all times shall constitute, a legal, valid and perfected security interest in and Lien upon the Collateral in favor of the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds to the extent that Articles 8 and 9 of the Uniform Commercial Code are applicable thereto, superior and prior to the rights of all other persons therein (except for Permitted Liens as defined in the Loan Documents), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to perfect or maintain the perfection and priority of such lien and security interest, other than actions required with respect to Collateral of the types excluded from Articles 8 or 9 of the Uniform Commercial Code or from the filing requirements under Article 9 of the Uniform Commercial Code in accordance with the terms thereof and other than continuation statements required under the Uniform Commercial Code, and that any filing or recording of this Agreement or any financing statement with respect to the Collateral securing the Obligations under the Secured Loan shall continue in effect on and after the Exchange Date (as such term is defined in the Investment and Exchange Agreement) for purposes of the Collateral securing the Convertible Note, and no additional filing or recording statement with respect to the Collateral need be filed on or after the Exchange Date as a result of the exchange of the Secured Loan into the Convertible Note in accordance with the terms of the Investment and Exchange Agreement.

3.3 Locations, Jurisdiction of Organization. Exhibit B lists, as to each Grantor, each of the jurisdictions in which filings under Section 3.2 are necessary. Exhibit C lists, as to each Grantor, (a) the addresses of its chief executive office and chief place of business for any Grantor and for any Grantor which is organized under the laws of any state, its state of registration and registration I.D. number, (b) the address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of such Grantor are maintained, (c) the address of each location at which any Fixtures, Equipment or Inventory owned by such Grantor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 hereof, (d) all Deposit Accounts or Securities Accounts, including the institution at which each such Deposit Account or Securities Account is established, the purpose thereof, the name thereon, and the account number thereafter. Each Deposit Account or Securities Account listed on Exhibit C is a Controlled Account. Except as may be otherwise noted therein, all locations identified in Exhibit C are owned or leased by the applicable Grantor. No Grantor presently conducts business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Exhibit C, and no Grantor has entered into any contract or granted any Lien within the past five years under any name other than its legal name or a trade or fictitious name indicated on Exhibit C. All such Deposit Accounts and Securities Accounts are owned solely by the applicable Grantor and are subject to the Liens and other terms of this Agreement; and any Accounts which may arise with customers of any Grantor with respect to the products invoiced under the name of any trade or fictitious name are subject to the terms of this Agreement as though such trade or fictitious name did not exist.

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3.4 Authorization; Consent. Subject to Section 3.3 hereof, no authorization, consent or approval of, or declaration or filing with, any governmental authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by any Grantor of this Agreement, the grant by it of the lien and security interest in favor of the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds provided for herein, or the exercise by the Secured Party of its rights and remedies hereunder.

3.5 Equity Interests. As of the Closing Date, each of the Equity Interests held by each Grantor is listed in Exhibit A, is pledged hereunder, and consists of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other Equity Interests (in the case of issuers other than corporation) as described for such Grantor in Exhibit A. The Grantors shall supplement Exhibit A promptly upon the execution of any Pledge Amendments. All of the Equity Interests pledged or to be pledged hereunder have been or shall be duly and validly issued and are or will be fully paid and non-assessable (or, in the case of partnership, limited liability company or similar Equity Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties, other than any Grantor, or any contractual or other restrictions upon transfer other than as may be permitted under the Loan Documents.

3.6 Intellectual Property. Exhibits D, E, F and G correctly set forth all pending and registered Copyrights, Patents, Trademarks and Domain Names owned by any Grantor as of the Closing Date.

3.7 Disclosure. All information with respect to Collateral set forth in any annex, exhibit, schedule, certificate or other writing at any time heretofore or hereafter furnished by any Grantor to the Secured Party or the Lenders and the MHR Funds is and will be true and correct in all respects as of the date furnished.

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4.	COVENANTS

4.1 Security Interest. Each Grantor shall not (a) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement and the Liens disclosed in or permitted under the Loan Documents, (b) use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any Loan Document, any applicable law or any policy of insurance covering the Collateral, (c) sell, lease, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Loan Documents, (d) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds to sell, assign or transfer any of the Collateral without the prior written consent of the Secured Party, except as permitted under the Loan Documents. Each Grantor shall use its best efforts, at its own cost and expense, to take any and all actions necessary to maintain the security interest and priority of such security interest created by this Agreement and to take any and all actions necessary to warrant and defend the right, title and interest of the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds in and to the Collateral against the claims and demands of all Persons, and shall promptly and duly execute and deliver to the Secured Party any and all such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, obtaining the substantial equivalent thereof under the law of any jurisdiction outside of the United States where the Collateral may be located, together with the filing of any financing statements, financing change statements or amendments to financing statements, or continuation statements under the Uniform Commercial Code or any similar personal property security legislation in effect in any jurisdiction with respect to the security interest and lien granted hereby.

4.2 Change of Name, etc. No Grantor shall (a) change its name, identity or structure, or, if applicable, the state in which it is registered, (b) reorganize under the laws of another jurisdiction or as a different type of entity, (c) change its chief executive office from the location thereof listed on Exhibit C, or remove any Collateral or any books, records, or other information relating to Collateral, from locations listed on Exhibit C or any other location in the United States, unless in each case such Grantor has (i) given at least thirty (30) days’ prior written notice to the Secured Party of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Secured Party may reasonably request, (ii) executed and delivered to the Secured Party thirty (30) days prior to any such change, such additional or supplemental security agreements, pledges, instruments, financing statements or amendments thereto (including, without limitation, initial financing statements in lieu of continuation statements under Article 9 of the Uniform Commercial Code or any similar personal property security legislation) or other documents as shall be deemed necessary or appropriate by the Secured Party in its discretion, all in form and substance satisfactory to the Secured Party, (iii) paid all necessary filing and recording fees and taxes, and (iv) taken all other actions reasonably requested by the Secured Party, in order to perfect and maintain the lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2 hereof.

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4.3 Records; Inspection.

(a) Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.

(b) Each Grantor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, make available to the Secured Party or any agent thereof for inspection and review at such Grantor’s offices copies of all invoices and other documents and information relating to the Collateral. At the reasonable request of the Secured Party, each Grantor will legend, in form and manner reasonably satisfactory to the Secured Party, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds and that the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds has a security interest therein.

4.4 Intellectual Property.

(a) Each Grantor will, at its own expense, execute and deliver on the Closing Date (or, if any Subsidiary becomes a Grantor after the Closing Date, on the date such Subsidiary becomes a Grantor), a fully completed Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement in the respective forms of Exhibits K, L and M, as applicable, with regard to each Copyright registration, Patent and Trademark, as the case may be, of such Grantor, described in Exhibits D, E and F hereto. In the event that after the Closing Date any Grantor has acquired or shall acquire any pending or registered Copyright, Patent or Trademark or effect any registration of any such Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Grantor shall promptly furnish written notice thereof to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds together with information sufficient to permit the Secured Party, upon its receipt of such notice, to (and each Grantor hereby authorizes the Secured Party to) modify this Agreement, as appropriate, by amending Exhibits D, E or F hereto or by adding additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Grantor shall additionally, at its own expense, execute and deliver, as promptly as possible (but in any event within 30 days) after the date of such notice, with regard to United States Copyrights, Patents and Trademarks, fully completed Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements in the forms of Exhibits K, L and M, as applicable, together in all instances with any other agreements, instruments and documents that the Secured Party may reasonably request from time to time to further effect and confirm the security interest created by this Agreement in such Copyrights, Patents and Trademarks, and each Grantor hereby appoints the Secured Party its attorney-in-fact, upon the occurrence and during the continuance of an Event of Default, to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable for so long as this Agreement shall be in effect with respect to such Grantor. In that connection, each Grantor shall also execute and deliver on the Closing Date (or, if any Subsidiary becomes a Grantor after the Closing Date, on the date such Subsidiary becomes a Grantor) such number of Special Powers of Attorney in the form of Exhibit H hereto as was reasonably requested by the Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds may request, and each Grantor shall cause, at its own expense, the execution and delivery of fully completed assignments in the form of Exhibit R with respect to any Domain Name described in Exhibit G hereto. If after the Closing Date, any Grantor has registered or shall register any Domain Name, such Grantor shall promptly notify the Secured Party of such registration and the Secured Party is hereby authorized to amend Exhibit G hereto to reflect such additional registration.

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(b) Each Grantor (either itself or through its licensees or sublicensees) will, for each Trademark owned by it (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration to the extent required by applicable law, (iv) take appropriate and reasonable steps to police and defend such Trademark and prevent or arrest infringement, dilution or other harm to such Trademark and (v) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will refrain from committing any act, or omitting any act, whereby any Patent may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as required by applicable patent laws.

(d) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright owned by such Grantor, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.

(e) Each Grantor (either itself or through its licensee or sublicensees) will maintain the confidential nature of the Know-How owned by it and shall refrain from committing any act or omitting any act whereby any such Know-How may become invalidated or dedicated to the public.

(f) Each Grantor shall notify the Secured Party immediately if it knows or has reason to know that any Patent, Trademark, Copyright or Know-How owned by such Grantor may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding, such Grantor’s ownership of any Patent, Trademark, Copyright or Know-How, its right to register the same, or to keep and maintain the same.

(g) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or, subject to the provisions of Section 10.36 of the Loan Agreement, in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each application and registration of any Patents, Trademarks and Copyrights owned by Grantor, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with sound business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

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(h) In the event that any Collateral consisting of a Patent, Trademark, Copyright or Know-How owned by any Grantor is believed to have been or be infringed, misappropriated or diluted by a third party, such Grantor shall notify the Secured Party promptly after it learns thereof and shall, if consistent with sound business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(i) Upon the occurrence and during the continuance of any Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each License included within the Copyright Collateral, Patent Collateral, Trademarks Collateral and Know-How Collateral to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Secured Party or its designee.

4.5 Delivery of Collateral. All certificates or instruments representing or evidencing any Account, Intercompany Obligation, Investment Property, Instrument or Equity Interest pledged hereunder or other Collateral required to be delivered to the Secured Party (or its bailee or agent) pursuant hereto, shall be in form suitable for transfer by delivery and shall promptly be, as applicable, endorsed to the order of the Secured Party (or its bailee or agent) and delivered to the Secured Party together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Secured Party to be held as Collateral hereunder.

4.6 Control of Investment Property and Other Collateral. If any Investment Property (whether now owned or hereafter acquired) is included in the Collateral, each applicable Grantor will promptly take and cause to be taken all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law to enable the Secured Party to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such Investment Property to perfect the security interest of the Secured Party therein. If any letter-of-credit right or electronic chattel paper (each as defined in the Uniform Commercial Code) is included in the Collateral, each applicable Grantor will notify the Secured Party thereof and will promptly take all actions to enable the Secured Party to acquire “control” (as contemplated by Section 9-314 (or its successor provision) of the Uniform Commercial Code) of such letter-of-credit rights or electronic chattel paper.

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4.7 Vehicles. Within 30 days after the date of acquisition thereof, each Grantor shall file all applications for certificates of title/ownership indicating the Secured Party’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Secured Party shall deem advisable to perfect its security interests in the Vehicles.

4.8 Controlled Accounts; Controlled Deposit Accounts.

(a) As of and after the Closing Date, no Proceeds of Accounts will be deposited in or at any time transferred to a Deposit Account or Securities Account other than to a Controlled Account. Upon receiving any Proceeds of any Account that were not paid into a Controlled Account, the Grantors shall cause such Proceeds to be promptly deposited into a Controlled Account and promptly segregated from other funds of the Grantors that are not held in a Controlled Account until such Proceeds are deposited in a Controlled Account. Each Grantor agrees that, upon the creation of a new Deposit Account or Securities Account, it will immediately enter into an Account Control Agreement for such Deposit Account or Securities Account, as applicable. Grantor will (i) deposit in a Controlled Deposit Account all cash received by such Grantor, and (ii) not establish or maintain any Deposit Account or Securities Account other than with a Deposit Account Bank or Approved Securities Intermediary, as applicable, or the Secured Party or an Affiliate of the Secured Party. Such Grantor shall instruct each Account Debtor or other Person obligated to make a payment to such Grantor under a General Intangible to make payment, or to continue to make payment, as the case may be, to a Controlled Deposit Account and will deposit in a Controlled Deposit Account all Proceeds of such Accounts and General Intangibles received by such Grantor from any other Person immediately upon receipt. Any and all such Proceeds held in a Controlled Account (or by any Grantor, other than in a Controlled Account) shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Grantor shall be required to deliver any Account Control Agreement or Deposit Account Control Agreement with respect to the Payroll Accounts.

(b) In the event (i) any Grantor, Deposit Account Bank or Approved Securities Intermediary shall, after the Closing Date, terminate an agreement with respect to the maintenance of a Controlled Account or Controlled Deposit Account for any reason, (ii) the Secured Party shall demand such termination as a result of the failure of a Deposit Account Bank or Approved Securities Intermediary to comply with the terms of the applicable Account Control Agreement or Deposit Account Control Agreement, or (iii) the Secured Party determines in its sole discretion that the financial condition of a Deposit Account Bank or Approved Securities Intermediary, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Controlled Account or Controlled Deposit Account, as the case may be, to make all future payments to another Controlled Account or Controlled Deposit Account, as the case may be.

4.9 Payment of Obligations. Each Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

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4.10 Special Property. All of the Special Property of each Grantor as of the Closing Date is listed in Exhibit Q (other than any Special Property of the type described in clause (i) of the second sentence of the definition of “Special Property”), and each Grantor shall from time to time at the request of the Secured Party give written notice to the Secured Party identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes “Excluded Property”) and shall provide to the Secured Party such other information regarding the Special Property as the Secured Party may reasonably request and, from and after the Closing Date (as defined in the Investment and Exchange Agreement) with respect to such Special Property, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease, license or equipment in favor of the Secured Party unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

4.11 Additional Information. Each Grantor agrees to furnish the Secured Party from time to time with such additional information and copies of such documents relating to this Agreement, the Collateral, the Obligations and such Grantor’s financial condition as the Secured Party may reasonably request.

4.12 Additional Grantors. Each Grantor recognizes that the provisions of certain of the Loan Documents require Persons that become Subsidiaries of the Company and that are not already parties hereto, to execute and deliver a Grantor Addendum attached hereto as Exhibit O, whereupon each such Person shall become a Grantor hereunder with the same force and effect as if originally a Grantor hereunder on the Closing Date, and each Grantor agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Secured Party’s actions in effecting the same or in releasing any Grantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Grantor or any other Grantor.

4.13 2012 Bridge Loan Excluded Collateral Further Assurances. Each Grantor agrees that, upon Secured Party’s request, such Grantor will promptly take all such actions as contemplated under the terms of Section 7.4(b) of the Novartis Master Agreement to grant a Lien in connection with the 2012 Bridge Notes in favor of the Secured Party in all of such Grantor’s right, title and interest in the 2012 Bridge Loan Excluded Collateral. Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed that any Lien granted in favor of the Secured Party in accordance with this Section 4.13 may be subject to and subordinate to the rights of the Secured Party and Novartis Pharma AG under the Non-Disturbance Agreement (including the MHR License Agreement attached thereto), the Novartis Master Agreement and the Previous Agreements.

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5.	CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS

5.1 Ownership; After-Acquired Equity Interests.

(a) Each Grantor will cause the Equity Interests pledged by it or required to be pledged hereunder to constitute at all times 100% of the capital stock or other Equity Interests in each issuer held by such Grantor thereof, and unless the Secured Party shall have given its prior written consent, no Grantor will cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Equity Interests of any nature to any person other than any Grantor, or cause, permit or consent to the admission of any other person other than another Grantor as a stockholder, partner or member of any such issuer.

(b) If any Grantor shall, at any time and from time to time after the Closing Date, acquire any additional capital stock or other Equity Interests in any Person of the types described in the definition of the term “Equity Interests,” the same shall be automatically deemed to be Equity Interests, and to be pledged to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds pursuant to Section 2.1, and such Grantor will forthwith pledge and deposit the same with the Secured Party (or its agent or bailee) and deliver to the Secured Party (or its agent or bailee) any certificates or instruments therefor, together with the endorsement of such Grantor (in the case of any promissory notes or other Instruments), undated stock powers (in the case of Equity Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Secured Party, together with such other certificates and instruments as the Secured Party (or its agent or bailee) may reasonably request (including financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Secured Party (or its agent or bailee) a fully completed and duly executed amendment to this Agreement in the form of Exhibit J (each, a “Pledge Amendment”) in respect thereof. Each Grantor hereby authorizes the Secured Party to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Grantor to execute and deliver any Pledge amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Secured Party, the Lenders or the MHR Funds in such Collateral or otherwise adversely, affect the rights and remedies of the Secured Party, the other Lenders or the MHR Funds hereunder with respect thereto.

(c) If any Equity Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Grantor will promptly notify the Secured Party thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a person other than a subsidiary of the Grantor) use its best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Secured Party to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such uncertificated securities to perfect the security interest of the Secured Party therein.

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5.2 Voting Rights. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), each Grantor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests pledged hereunder (subject to each Grantor’s obligations under Section 6.2), and for that purpose the Secured Party will execute and deliver or cause to be executed and delivered to each applicable Grantor all such proxies and other instruments as such Grantor may reasonably request in writing to enable such Grantor to exercise such voting and other consensual rights; provided, however, that such Grantor shall not cast a vote, give consent or exercise any right or take any action which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Investment Agreement, this Agreement or any other Loan Document.

5.3 Dividends and Other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof) and subject in all cases to the terms and conditions of the Loan Documents, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Equity Interests pledged hereunder may be paid to, retained by or used by the Grantors; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default be paid to the Secured Party (or its bailee or agent) and retained by it (or its bailee or agent) as part of the Collateral (except to the extent applied upon receipt to the repayment of the Obligations). The Secured Party (or its bailee or agent) shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Equity Interests pledged hereunder in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Equity Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Equity Interests pledged hereunder in connection with any non-cash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Loan Documents, all additional Equity Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Equity Interests pledged hereunder in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by any Grantor in violation of the provisions of this Section shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Secured Party (or its bailee or agent) as Collateral in the same form as so received (with any necessary endorsements).

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6.	REMEDIES

6.1 Events of Default. As used herein, the terms “Default” and “Event of Default” shall refer to (i) such terms as defined in any of the Loan Agreement, Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the 2014 Loan Agreement or any other Loan Document and (ii) the Company’s breach of any representation, covenant or agreement under the Royalty Agreement and the Company’s failure to remedy such breach on or before the 10th day after it occurs; provided, however, that for purposes of this Agreement or any other Security Document, a Stockholder Approval Default shall not constitute an Event of Default unless the Company shall be in breach of its obligations under Section 12.2(b) of the Loan Agreement. In addition, each Grantor hereby acknowledges and agrees that the failure by any Grantor to perform or fulfill any covenant, obligation or agreement contained in this Agreement or the Investment and Exchange Agreement shall also constitute an “Event of Default” for purposes hereunder.

6.2 Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds shall be entitled to exercise in respect of the Collateral all of the rights, powers and remedies provided for herein or otherwise available to it under the Loan Agreement or any other Loan Document, by law, in equity or otherwise, including, without limitation, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Secured Party, on its own behalf and on behalf of the Lenders and the MHR Funds, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees that, upon the occurrence and continuance of an Event of Default, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere.

(b) Subject to Article 7 hereof, the Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which each Grantor agrees and undertake to do at their expense, but the Secured Party may do so, but without any obligation to do so, in its discretion at any time after the occurrence and during the continuance of an Event of Default, and at such time the Secured Party shall have the right to take any steps by judicial process or otherwise it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. During the continuance of an Event of Default, upon notice by the Secured Party to the relevant Grantor or Grantors, the Secured Party or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Equity Interests or Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Equity Interests, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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(c) In order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder in the event of and during the continuance of an Event of Default, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may reasonably request, and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Secured Party an irrevocable proxy to vote all or any part of the Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.

(d) The Secured Party agrees that, notwithstanding anything to the contrary set forth in any Deposit Account Control Agreement or any Account Control Agreement, it shall not issue a Blockage Notice under any Deposit Account Control Agreement or any Account Control Agreement or issue any other orders, notices, requests or other instructions asserting exclusive control over or otherwise directing disposition of funds in any Controlled Deposit Account or any other Controlled Account, unless and until an Event of Default shall have occurred and be continuing.

6.3 Application of Proceeds.

(a) Following the occurrence of an Event of Default, and in connection with the liquidation and sale of any of the Collateral in the exercise of remedies pursuant to the terms of this Agreement and the Loan Documents, the Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 6.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party and any Secured Party, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Loan Documents shall prescribe, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law to any Grantor.

(b) In the event the Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefore or in connection with any of its rights or duties hereunder, Grantor, upon demand of the Secured Party, shall pay to the Secured Party the full amount thereof with interest at a rate per annum equal to the rate per annum at which interest would then be payable on amounts due under the Convertible Notes, and so long as the Secured Party shall be entitled to any such payment, this Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Obligations secured hereunder, and for the enforcement of such repayment the Secured Party shall have every right and remedy provided for enforcement of payment of the Obligations.

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(c) The expression “payment in full” or “paid in full” or any similar term or phrase when used in this Agreement shall mean the indefeasible payment in full in cash of all Obligations owing to the Secured Party, the Lenders and the MHR Funds.

(d) Each Grantor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale, other disposition or collection of the Collateral, and monies held as Collateral pursuant to this Agreement and the aggregate amount of Obligations.

6.4 Collateral Accounts.

(a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited into such Collateral Accounts, shall continue to constitute Collateral for the Obligations and shall not constitute payment thereof until applied as herein provided. The Secured Party shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall apply amounts held in the Collateral Accounts in payment of the Obligations in the manner provided for in Section 6.3 hereof.

(b) Upon the request of the Secured Party at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Secured Party for its own behalf and on behalf of the Lenders and the MHR Funds and that payments in respect thereof shall be made directly to the Secured Party for its own behalf and on behalf of the Lenders and the MHR Funds. In addition, without notice to the Grantors, the Secured Party, for its own behalf and on behalf of the Lenders and the MHR Funds, may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.

6.5 Grant of License. Each Grantor hereby grants to the Secured Party for its own behalf and on behalf of the Lenders and the MHR Funds an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patent Collateral, Trademark Collateral, Copyright Collateral or Know-How Collateral now owned or licensed or hereafter acquired or licensed by such Grantor (to the extent and only to the extent any of the foregoing does not constitute Excluded Collateral), wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Secured Party shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Secured Party shall be exercised, at the option of the Secured Party, and only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure of an Event of Default.

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6.6 The Grantors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under all Contracts to which it is a party included within the Collateral (including, without limitation, all Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for herein below, the Secured Party shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of a Grantor’s obligations, duties or liabilities under any Investment Agreement, including, without limitation, any Grantor’s obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company, limited liability partnership or other issuer (collectively, the “Partner Obligations”), unless the Secured Party or purchaser otherwise agrees in writing to assume any or all of such Partner Obligations. In the event of foreclosure by the Secured Party in accordance with the terms of this Agreement, then except as provided in the preceding sentence, each applicable Grantor shall remain bound and obligated to perform its Partner Obligations and the Secured Party shall not be deemed to have assumed any Partner Obligations. In the event the Secured Party or any purchaser at such a foreclosure sale elects to become a substitute partner or member in place of a Grantor, the party making such election shall adopt in writing such Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Grantor hereby irrevocably consents in advance to the admission of the Secured Party or any such purchaser as a substitute partner or member to the extent of the Equity Interests acquired pursuant to such foreclosure sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Secured Party hereunder are solely to protect their interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon them to exercise any such powers, rights or remedies.

6.7 Registration Rights.

(a) If the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds shall determine to exercise its right to sell any or all securities that constitute Collateral pursuant to Section 6.2, and if in the opinion of the Secured Party it is necessary or advisable to have such Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall use its best efforts to cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Secured Party, necessary or advisable to register such securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such securities, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Secured Party shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

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(b) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all such pledged securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of such pledged securities for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the pledged securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Party, that the Secured Party have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Investment and Exchange Agreement.

6.8 Right of Set-Off. Each Grantor recognizes and agrees that with respect to any time or other deposit, certificate of deposit or any other balance of account standing to the credit of such Grantor on the books of the Secured Party wherever located, the Secured Party has a right of set-off to the full extent permitted by law. Each Grantor further agrees that the Secured Party may exercise such right of set-off at any time when an Event of Default shall occur and be continuing, regardless of the stated maturity of any time deposit or other such credit balance.

6.9 Waivers by the Grantors. Each Grantor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Secured Party’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Secured Party to marshal any Collateral or other assets in favor of such Grantor or any other party or against or in payment of any or all of the Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein or in the Loan Documents) or to require the Secured Party to pursue any third party for any of the Obligations.

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7.	THE SECURED PARTY

7.1 Limitation on Duty of Secured Party in Respect of Collateral. The Secured Party will hold all items of the Collateral at any time that may be received under this Agreement in accordance with the provisions hereof and the Loan Documents. The obligations of the Secured Party as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the Loan Documents, are only those expressly set forth in this Agreement and the Loan Documents. The powers conferred on the Secured Party hereunder are solely to protect its interest, on its own behalf and on behalf of the Lenders and the MHR Funds, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in the same manner as that which the Secured Party, in its individual capacity, accord their own property of a similar nature for their own accounts, and the accounting for moneys actually received by them hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. The Secured Party shall not be liable to any Grantor (i) for any loss or damage sustained by such Grantor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct. In connection with its appointment and acting hereunder, the Secured Party is entitled to all rights, privileges, protections, immunities and indemnities provided to it under the Loan Documents. Without limiting the foregoing, the Secured Party shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Secured Party in good faith.

7.2 Further Assurances. Each Grantor agrees that it will join with the Secured Party to execute and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as necessary or as the Secured Party may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Secured Party’s security interest in the Collateral, and hereby authorizes the Secured Party to sign and file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Grantor, and agrees to do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Secured Party such additional collateral conveyances, collateral assignments, agreements and instruments (including without limitation subordination and/or intercreditor agreements) as the Secured Party may reasonably require or reasonably deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Secured Party its rights, powers and remedies hereunder.

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7.3 Appointment as Attorney-in-Fact.

(a) Each Grantor hereby irrevocably appoints the Secured Party its lawful attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Secured Party’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (vii) below which may be taken by the Secured Party without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Secured Party may deem reasonably necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to ask, demand, collect, sue for, recover, compound, receive and give receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Grantor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iii) to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Grantor and direct the payment of proceeds thereof to the Secured Party;

(iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its reasonably exercised discretion, any such payments made by the Secured Party to become Obligations of the Grantors to the Secured Party, the Lenders and the MHR Funds, due and payable immediately and without demand;

(v) to file any claims or take any action or institute any proceedings in a court of law or equity that the Secured Party may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

(vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Secured Party was the absolute owner of the Collateral for all purposes, and to do from time to time, at the Secured Party’s option and the Grantors’ expense, all other acts and things deemed necessary by the Secured Party to protect, preserve or realize upon the Collateral for its own behalf and on behalf of the Lenders and the MHR Funds and to more completely carry out the purposes of this Agreement;

(vii) effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof, or obtain, maintain and adjust any property or casualty insurance required to be maintained by such Grantor and direct the payment of proceeds thereof to the Secured Party; and

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(viii) to sign the name of such Grantor on any financing statement, continuation statement, notice or other similar document that, in the Secured Party’s opinion, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement.

(b) Except as otherwise provided herein, if any Grantor fails to perform or fulfill any covenant, obligation or agreement contained in this Agreement after written request to do so by the Secured Party (provided, however, that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Secured Party may itself perform, or cause the performance of, such covenant or agreement and may take any other action provided hereunder, and the reasonable expenses so incurred in connection therewith shall be payable by the Grantors under Section 8.1.

8.	MISCELLANEOUS

8.1 Indemnity and Expenses. The Secured Party and the Secured Party’s Affiliates and each of their respective officers, directors, managers, partners, shareholders, employees, lenders, advisors, agents and other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act, shall be entitled to all indemnities and reimbursement of all fees, costs and expenses and other protections provided in the other Loan Documents, and such indemnification and fee, cost and expense reimbursement provisions in the other Loan Documents are each incorporated by reference herein.

8.2 No Waiver by Course of Conduct; Cumulative Remedies. The rights and remedies of the Secured Party expressly set forth in this Agreement and the Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Secured Party in exercising any of its rights, powers or privileges shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Grantors and the Secured Party or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3 Grantors’ Obligations Absolute. Each Grantor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of the Secured Party hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Grantor has knowledge thereof:

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(i) any change in the time, manner or place of payment of, or in any other term of, any Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, or any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii) the invalidity or unenforceability of any Obligations or any provisions of the Loan Documents or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the addition or release of Grantors hereunder or the taking, acceptance or release of any Obligations or additional Collateral or other security therefor;

(iv) any sale, exchange, release, substitution, compromise, non-perfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under any of the Loan Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Grantors or any other person directly or indirectly liable for any Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any person, by whomsoever paid and howsoever realized, whether in reduction of any Obligations or any other obligations of the Grantors or any other person directly or indirectly liable for any Obligations regardless of what Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Grantors, or a surety or guarantor generally, other than the occurrence of the payment in full of the Obligations.

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8.4 Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Grantor from, any provision of this Agreement, shall be effective unless in a writing executed by the parties hereto and delivered to the Secured Party, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

8.5 Subrogation; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the Closing Date, and shall terminate when all the Obligations have been paid in full (or, in the case of the Convertible Notes, the 2012 Bridge Notes or the Reimbursement Notes, converted in full into shares of the Company’s common stock in accordance with the terms of the Convertible Notes, the 2012 Bridge Notes or the Reimbursement Notes, respectively), and the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds is hereby subrogated to all of the Grantors’ interests, rights and remedies in respect to the Collateral and all security now or hereafter existing with respect thereto and all guaranties and endorsements thereof and with respect thereto until such time as all of the Obligations have been paid in full, at which time the Secured Party shall execute and deliver to the Grantors all documents reasonably necessary to evidence termination of such security interest and shall return physical possession of any Collateral then held by the Secured Party to the Grantors. For the avoidance of doubt, the Obligations under (a) the Royalty Agreement shall continue to be secured by the Royalty Agreement Collateral and this Agreement shall continue in full force and effect so long as the Royalty Agreement remains in force and effect, notwithstanding the repayment in full of the Obligations under the 2014 Loan Agreement, the Convertible Notes, the 2012 Bridge Notes and the Reimbursement Notes (or, in the case of the Convertible Notes, the 2012 Bridge Notes or the Reimbursement Notes, the conversion in full into shares of the Company’s common stock in accordance with the terms of the Convertible Notes, the 2012 Bridge Notes or the Reimbursement Notes, respectively) and (b) the 2014 Term Loan, to the extent such Obligations were incurred pursuant to Section 3(c) of the 2014 Loan Agreement after the date that all amounts of principal and interest had been repaid in full under the 2014 Term Loan and no further Borrowings (as such term is defined in the 2014 Loan Agreement) were permitted under Section 2 of the 2014 Loan Agreement, shall be secured by the Royalty Agreement Collateral and this Agreement shall continue in full force and effect so long as such Obligations remain outstanding. Upon any sale or other disposition by any Grantor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Loan Documents, or any amendment or waiver hereunder or thereunder, the lien and security interest created by this Agreement in and upon such Collateral shall be automatically released; and in connection with any such release or termination, the Secured Party, at the request and expense of the applicable Grantor, will execute and deliver to such Grantor such documents and instruments evidencing such release or termination as such Grantor may reasonably request and will assign, transfer and deliver to such Grantor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Secured Party (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment or Grantor Addendum; provided, however, that Sections 6.3, 6.5, 6.6, 8.1, 8.5 and 8.13 and all indemnities of the Grantors in favor of the Secured Party contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement.

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8.6 Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Loan Documents.

8.7 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.8 Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

8.9 Bankruptcy; Reinstatement. This Agreement is a legal, valid and binding obligation of each Grantor. This Agreement will remain in full force and effect and enforceable to the maximum extent provided in Section 510(a) of the Bankruptcy Code, and all references herein to a Grantor will be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any the Secured Party or any Secured Party to such Grantor, its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or security interest or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the lien or security interest granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment. Notwithstanding any other provision of this Section, the Secured Party will be entitled to file any necessary pleadings, motions, objections or agreement which assert rights or interests available to unsecured creditors of any Grantor arising under either the Bankruptcy Code or applicable non-bankruptcy law.

8.10 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

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8.11 Successors and Assigns.

(a) This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party, the Lenders and the MHR Funds and their respective successors and permitted assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party; and; provided, further, however, that. subject to Section 8.11(b), Secured Party may not assign, transfer or delegate any of its rights or obligations as Secured Party under this Agreement without the prior written consent of the Company unless, on and after the Final Withdrawal Date, MHR and its Affiliates and Related Parties shall not hold any of the Secured Loan or the Convertible Notes. If, on and after the Final Withdrawal Date, MHR and its Affiliates shall not hold any of the Secured Loan or the Convertible Notes, a new Secured Party satisfactory to the Company and not less than a majority in principal amount of the Secured Loan or the Convertible Notes, as applicable, shall be appointed by such parties and upon the acceptance of its appointment as Secured Party hereunder, the resigning Secured Party shall be released from all further obligations under this Agreement. Subject to Section 8.11(b), prior to the Final Withdrawal Date, the Secured Party may not assign, transfer or delegate any of its rights or obligations as Secured Party under this Agreement without the prior written consent of the Company.

(b) Notwithstanding anything to the contrary set forth in Section 8.11(a), the MHR Funds’ may assign, transfer or delegate their rights under this Agreement with respect to the Royalty Agreement Collateral to any party to whom the MHR Funds’ have assigned their rights under the Royalty Agreement.

8.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Secured Party. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

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8.13 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. TO INDUCE THE SECURED PARTY TO ENTER INTO THIS AGREEMENT, EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO THE SECURED PARTY’S SOLE AND ABSOLUTE ELECTION AND INSTRUCTION TO THE SECURED PARTY, ALL ACTIONS OR PROCEEDINGS WHICH IN ANY MANNER ARISE OUT OF OR IN CONNECTION WITH OR ARE IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITH THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BETWEEN SUCH GRANTOR AND THE SECURED PARTY IN ACCORDANCE WITH THIS PARAGRAPH.

(b) EACH OF THE GRANTORS AND THE SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

(c) THE PROVISIONS OF THIS SECTION 8.13 ARE A MATERIAL INDUCEMENT FOR THE SECURED PARTY ENTERING INTO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. EACH GRANTOR HEREBY ACKNOWLEDGES THAT IT HAS REVIEWED THE PROVISIONS OF THIS SECTION 8.13 WITH ITS INDEPENDENT COUNSEL.

(d) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Grantor hereby submits for itself and in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts, waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which such Grantor now or hereafter has to the bringing of any such action or proceeding in such respective jurisdictions and consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, as provided for in Section 9(e) of the Investment and Exchange Agreement. The Secured Party may also serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

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8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.15 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Secured Party in respect of the subject matter contained herein. In the event of a conflict between this Agreement and any of the Loan Agreement, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the Royalty Agreement or the 2014 Loan Agreement, the terms of the Loan Agreement, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the Royalty Agreement or the 2014 Loan Agreement, respectively, shall govern.

8.16 Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Security Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under this Agreement and the other Loan Documents and that all Obligations of the Company and the other Grantors hereunder and thereunder shall be secured by this Agreement and that this Agreement does not constitute a novation of the obligations and liabilities existing under any of the Loan Documents (as defined in the Existing Security Agreement). It is understood and agreed that nothing herein shall, or shall be construed to, affect the security interest already created pursuant to the Existing Security Agreement, which security interest shall remain unchanged and unmodified in all respects and shall continue in full force and effect as existed prior to the date hereof. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Security Agreement made under and in accordance with the terms of Section 8.4 of the Existing Security Agreement. In addition, unless specifically amended hereby, each of the Exhibits and Schedules to the Existing Security Agreement, as applicable, shall continue in full force and effect and that, from and after the date hereof, all references to the “Security Agreement” contained therein shall be deemed to refer to this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

EMISPHERE TECHNOLOGIES, INC., AS A GRANTOR

By:	/s/ Michael R. Garone
Name:	Michael R. Garone
Title:	Chief Financial Officer

MHR INSTITUTIONAL PARTNERS IIA LP, AS SECURED PARTY
By: MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

S-1

List of Omitted Schedules and Exhibits

Exhibit C – Locations of Chief Executive Offices, Records Relating to Collateral and Equity and Inventory

Exhibit D – Copyrights and Copyright Applications

Exhibit E – Patent and Patent Applications

Exhibit F – Trademarks and Trademark Applications

Exhibit G – Domain Name Registrations

Exhibit I – Vehicles

Exhibit K – Copyright Security Agreement

Exhibit L – Patent Security Agreement

Exhibit M – Trademark Security Agreement

Exhibit N – Security Agreement (Domain Name Registrations)

Exhibit O – Form of Grantor Addendum

Exhibit P – Deposit Account Control Agreement

Exhibit Q – Certain Agreements Property and Assets Containing “Special Property”

Exhibit R – Doman Name Assignment

The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The registrant reserves the right to request confidential treatment of all or any part of any schedules or exhibits so requested.

A-1

EXHIBIT A

PLEDGED EQUITY INTERESTS

Pledgor	Name of Issuer	Type of Interests	Certificate Number, if applicable	Number of Shares/Units, if applicable	Percentage of Outstanding Interests in Issuer

None.

EXHIBIT B

FILING LOCATIONS

Emisphere Technologies, Inc.

Secretary of State of State of Delaware, Division of Corporations

Foreign jurisdictions as reflected on Exhibit E (subject to Section 10.36 of the Loan Agreement)

EXHIBIT H

SPECIAL POWER OF ATTORNEY

STATE OF

ss.:

COUNTY OF )

KNOW ALL MEN BY THESE PRESENTS, THAT [            ], a [1 corporation with its principal office at [            ] (hereinafter called “Grantor”) hereby appoints and constitutes MHR Institutional Partners hA LP (“MHR”), as Secured Party under the Senior Secured Term Loan Agreement, dated as of September 26, 2005, among Emisphere Technologies, Inc. and MHR, as the Secured Party (referred to herein as the “Grantee”) as defined in the Pledge and Security Agreement dated as of September 26, 2005 (the “Security Agreement”) among Grantor, the other Grantors named therein and the Grantee, its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Grantor:

1. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of Grantor in and to any letters patent of the United States or any other country or political subdivision thereof, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of; or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose, except to the extent and only for so long as the foregoing constitutes Excluded Collateral (as defined in the Security Agreement);

2. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of Grantor in and to any copyrights, trademarks, trade names, trade styles, service marks and domain names, and all registrations, recordings, reissues, extensions and renewals thereof; and all pending applications therefor, and for the purpose of the recording, registering and filing of; or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose, except to the extent and only for so long as the foregoing constitutes Excluded Collateral (as defined in the Security Agreement);

3. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Grantee may in its sole discretion determine.

This power of attorney is made pursuant to the Security Agreement and takes effect solely for the purposes of Section 4.4 thereof and is subject to the conditions thereof and may not be revoked until the Obligations have been paid in full and the Security Agreement has terminated in accordance with its terms.

Dated:             , 2005

Name: Title:

EXHIBIT J

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of             , 200  , is delivered by [NAME OF GRANTOR] (the “Grantor”) pursuant to Section - of the Security Agreement referred to herein below. The Grantor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of September LJ 2005, made by the Grantor in favor of MHR INSTITUTIONAL PARTNERS HA LP as the Secured Party (as amended, modified or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Equity Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Equity Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Obligations as provided in the Security Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

[NAME OF GRANTOR]

By:

Title:

Annex A

Equity Interests

Name of Issuer	Type of Interests	Certificate No. (if applicable)	No. of Shares/Units (if applicable)	Percentage of Outstanding Interests in issuer

Exhibit 10.1

EXECUTION VERSION

ROYALTY AGREEMENT

THIS AGREEMENT (“Agreement”) effective as of August 20, 2014, between EMISPHERE TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (“Company”) and (i) MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies (“Master Account”), (ii) MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”), (iii) MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”) and (iv) MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”). Each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA shall be referred to herein as a “MHR Fund” and collectively as the “MHR Funds”.

BACKGROUND:

WHEREAS, Company has rights to certain IP Rights (as hereinafter defined);

WHEREAS, the MHR Funds and Company have entered into that certain senior secured loan agreement (the “Facility”) as of the date hereof to, among other things, finance the development, manufacturing, marketing and sales of Eligen® B12 and related products;

WHEREAS, in connection with the entry into the Facility, the MHR Funds and the Company have amended and restated the 13% senior secured convertible notes (as so amended and restated, the “Convertible Notes”), the 13% senior secured promissory bridge notes (as so amended and restated, the “Bridge Notes”) and the promissory reimbursement notes (as so amended and restated, the “Reimbursement Notes” and, together with the Convertible Notes and Bridge Notes, the “MHR Notes”);

WHEREAS, in connection with the entry into the Facility and the amendment and restatement of the MHR Notes, Institutional Partners IIA and the Company have amended that certain Pledge and Security Agreement, dated September 26, 2005, as amended, by and between the Company and Institutional Partners IIA (as so amended, the “Security Agreement”) to among other things, secure the Reimbursement Notes as well as the payments due under this Agreement;

WHEREAS, it is a condition to the MHR Funds entering into the Facility and amending and restating the MHR Notes that the Company enter into the Security Agreement and this Agreement providing for the payment by the Company to the MHR Funds of certain royalties on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 As used in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

(a) “Affiliate” means, with respect to any Person hereto, any corporation or other business entity which directly or indirectly through stock ownership or through any other arrangement either controls, is controlled by or is under common control with, such Person. The term “control” shall mean the power to direct the affairs of such Person by reason of ownership of voting stock or other equity interests, by contract or otherwise.

(b) “Balance Sheet” means the consolidated balance sheet of the Company.

(c) “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are not required to be open.

(d) “Cash Equivalents” means (i) Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 6 months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of 6 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 6 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within 6 months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)—(v) of this definition.

(e) “Contract” means any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation.

(f) “Designated Product(s)” means an oral product for human use that includes SNAC and Vitamin B12 (in any and all dosages and forms), any Related Products, and/or any line extension of any of the foregoing.

(g) “Dietary Supplement” shall have the meaning as currently set forth in the federal Food, Drug, and Cosmetic Act, at 21 U.S.C. § 321(ff).

(h) “Effective Date” means the date first set forth above.

(i) “Fiscal Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

(j) “Fiscal Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

(k) “Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

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(l) “Income Statement” means the consolidated statements of operations of the Company.

(m) “IP Rights” means any and all Patent Rights and all Know-How.

(n) “Know-How” means all scientific and technical information and know-how, trade secrets, data and technology, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to compounds, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, regulatory filings and copies thereof, that relate to or are directed to (i) SNAC, any other similar agent for improved or different bioavailability, (ii) the Company’s proprietary Eligen® technology or any other technology owned or licensed by the Company or any of its Affiliates, (iii) the Designated Product or (iv) the manufacture and/or use of any of the foregoing. Know-How does not include Patent Rights or inventions claimed thereby.

(o) “Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

(p) “Mandatory Redemption” shall have the meaning set forth in the Convertible Notes.

(q) “Medical Food” shall have the meaning as currently set forth in the federal Food, Drug, and Cosmetic Act, at 21 U.S.C. § 360ee(b)(4).

(r) “MHR Approved Products” means those products or business opportunities of the Company as the MHR Funds may approve from time to time in writing in its sole discretion, provided that any such written approval shall specifically reference this Agreement and indicate that such product or business opportunity shall be included as a MHR Approved Product hereunder.

(s) “Net Sales” means, for any period, Revenues, plus any gross sales by any non-consolidated Affiliate or sub-licensee, distributor or partner during such period, in each case with respect to all sales, transfers or other dispositions of Designated Products (whether to end-users, distributors or otherwise), less the following deductions, to the extent reasonable and customary, not already deducted from Revenues or gross sales, as applicable, and incurred with respect to the applicable sale, transfer or other disposition of the Designated Product: (i) import, export, excise and sales taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Designated Product including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing), (ii) custom duties, (iii) credits or allowances granted on returns of Designated Products actually sold, (iv) bad debt deductions actually written off during such period, and (v) trade, cash and quantity discounts, allowances and credits. For purposes of calculating Net Sales under this Agreement, and subject to Section 2.3(e) hereof, all sales, transfers or other dispositions of Designated Product hereunder, whether made for cash or otherwise, shall be deemed to be made for cash, at the applicable fair market value of the Designated Product.

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(t) “Patent Rights” means any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are owned by the Company or any of its Affiliates or to which the Company or any of its Affiliates through license or otherwise acquires rights, which: (i) have claims covering (x) SNAC, any other similar agent for improved or different bioavailability, the Company’s proprietary Eligen® technology or any other technology owned or licensed by the Company or any of its Affiliates, or (y) the Designated Product or (z) the manufacture and/or use of any of the foregoing; or (ii) are divisions, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations, any provisional applications, supplementary protection certificates or the like of any such patents and patent applications and foreign equivalents thereof.

(u) “Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated association or Governmental Authority, or any political subdivision, department or agency of any Governmental Authority.

(v) “Pro Forma Cash Balance” means the amount of cash and Cash Equivalents set forth on the Balance Sheet as of any determination date, plus all cash expenditures made and cash expenses incurred during the rolling twelve month period preceding such determination date, in each case other than those cash expenditures and cash expenses relating to the Designated Products, the Company’s general overhead expenses or any MHR Approved Products.

(w) “Related Product” shall mean any Dietary Supplement, Medical Food or drug, whether available over-the-counter or by prescription, in any dosage form, strength or route or mode of administration, containing Vitamin B12, whether in combination with any other vitamin, mineral, nutrient, Dietary Supplement, Medical Food, drug or active or inactive pharmaceutical ingredient or otherwise, and including SNAC or any other similar agent for improved or different bioavailability using the Company’s proprietary Eligen® technology or any other technology owned or licensed by the Company or any of its Affiliates.

(x) “Revenues” means the amount ascribed to “Revenues” in the Income Statement for the relevant period.

(y) “SNAC” means the Company’s proprietary Eligen® technology carrier as set forth on Exhibit A.

(z) “Special Committee” means the special committee of independent directors of the Company, formed for the purpose of considering, negotiating and evaluating this Agreement, the Facility, the amendment and restatement of the Existing Notes (as such term is defined in the Facility), the amendment of the Security Agreement and the transactions contemplated hereby and thereby.

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(aa) “Territory” means all of the countries in the world.

(bb) “Third Party Payments” means any fee, lump-sum, milestone or other payment or consideration, received by Company or its Affiliates in connection with the license, distribution or partnering of Designated Product or the IP Rights for the purpose of making, using, selling or distributing Designated Products, but excluding any payments that would constitute Net Sales hereunder.

(cc) “Valid Patent Claim” means a claim of a patent application or an issued and unexpired patent included within the Patent Rights, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE II

ROYALTIES AND REPORTS

2.1 Royalties on Net Sales. In partial consideration for the MHR Funds entering into the Facility and the MHR Notes, the Company shall pay to the MHR Funds, subject to the terms and conditions of this Agreement, royalties in perpetuity, commencing as of the Effective Date, in an amount equal to: twenty percent (20%) of all Net Sales during any Fiscal Year; provided that, from and after October 1, 2015, if no amount of indebtedness is outstanding under the Facility (including indebtedness outstanding as a result of the principal amount of indebtedness being increased pursuant to Section 2.3(c) below) as a result of such indebtedness being repaid in accordance with the terms of the Facility (the “Indebtedness Repayment Condition”), such amount shall be reduced to (i) five percent (5%) of all Net Sales (other than Net Sales described in subclause (ii) below) commencing with the first Fiscal Quarter immediately following the Fiscal Quarter in which the Indebtedness Repayment Condition is satisfied, or (ii) two and one half percent (2.5%) of all Net Sales commencing with the first Fiscal Quarter immediately following the Fiscal Quarter in which the Indebtedness Repayment Condition is satisfied, but only with respect to the Net Sales made in any country in which there was not a Valid Patent Claim and where generic entry of a competitive product not by the Company or its Affiliates that does not infringe a Valid Patent Claim in such country has occurred, in each case as of the last day of such Fiscal Quarter. Once the royalty rate set forth in this Section 2.1 has been reduced to 5%, the rate shall not be reinstated to 20% even if additional indebtedness is added to the Facility as a result of the penultimate sentence of Section 2.3(c) hereof.

2.2 Royalties on Third Party Payments. In partial consideration for the MHR Funds entering into the Facility and the MHR Notes, the Company shall pay to the MHR Funds, subject to the terms and conditions of this Agreement, royalties in perpetuity, commencing as of the Effective Date, in an amount equal to: twenty percent (20%) of all Third Party Payments received during any Fiscal Year; provided that, from and after October 1, 2015, if the Indebtedness Repayment Condition is satisfied, such amount shall be reduced to five percent (5%) of all Third Party Payments commencing with the first Fiscal Quarter immediately following the Fiscal Quarter in which the Indebtedness Repayment Condition is satisfied. Once the royalty rate set forth in this Section 2.2 has been reduced to 5%, the rate shall not be reinstated to 20% even if additional indebtedness is added to the Facility as a result of the penultimate sentence of Section 2.3(c) hereof.

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2.3 Reports; Method of Payment.

(a) Subject to Sections 2.3(b) and 2.3(c) below, within thirty (30) days following the close of each Fiscal Year, the Company shall furnish to the MHR Funds a written report for such Fiscal Year showing all Net Sales and Third Party Payments during such Fiscal Year and the royalties payable under this Agreement for such Fiscal Year (on a Fiscal Quarter by Fiscal Quarter basis). Simultaneously with the submission of the written report, the Company shall pay to the MHR Funds a sum equal to the aggregate royalty due for such Fiscal Year calculated in accordance with this Agreement.

(b) Notwithstanding anything to the contrary in Section 2.3(a) above, but subject to Section 2.3(c) below, if, during any Fiscal Quarter ending on March 31, June 30 or September 30, the aggregate amount of royalties payable under this Agreement exceeds $3 million for such Fiscal Quarter, within thirty (30) days following the close of such Fiscal Quarter, the Company shall furnish to the MHR Funds a written report for such Fiscal Quarter showing all Net Sales and Third Party Payments during such Fiscal Quarter and the royalties payable under this Agreement for such Fiscal Quarter. Simultaneously with the submission of the written report, the Company shall pay to the MHR Funds a sum equal to the aggregate royalty due for such Fiscal Quarter calculated in accordance with this Agreement (such payment, the “Accelerated Quarterly Payment”) and the amount of such Accelerated Quarterly Payment shall be deducted from the amount otherwise payable at the end of the Fiscal Year pursuant to Section 2.3(a) above.

(c) Notwithstanding anything to the contrary in this Agreement, the amount of any royalties payable under this Agreement in respect of any Fiscal Year (in the case of any payments due under Section 2.3(a)) or Fiscal Quarter (in the case of any payments due under Section 2.3(b)), as applicable, shall only be payable in cash to the extent that such cash payments, if deducted from the calculation of the Pro Forma Cash Balance as of the end of such Fiscal Year or Fiscal Quarter, as applicable, would not cause such Pro Forma Cash Balance to be less than $10 million (or $15 million following the Fiscal Quarter in which the Indebtedness Repayment Condition has been satisfied but in no event prior to October 1, 2015). In the event that any royalty (or portion thereof) is prohibited from being paid in cash as a result of the application of the immediately preceding sentence, such royalty shall be added to the principal amount of indebtedness outstanding under the Facility as of the date such royalty payment is due pursuant to this Agreement. This Section 2.3(c) shall terminate and have no further force and effect upon following the occurrence of either of the following: (A) (i) the MHR Funds shall have assigned this Agreement (in whole or in part) to a third party and (ii) the earlier of March 30, 2022 or the date that the MHR Notes shall have been paid off in full or (B) a default or Event of Default shall have occurred under the Facility or any of the MHR Notes. The Company shall not convert any cash or Cash Equivalents held by the Company or any of its Subsidiaries to other assets for any purposes that include reducing the amounts otherwise payable in cash pursuant to this Section 2.

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(d) Cash payments to be made by Company to the MHR Funds under this Agreement shall be paid in United States dollars by bank wire transfer in immediately available funds to such bank account as shall be designated in writing by the MHR Funds from time to time.

(e) The Company agrees that, without the prior written consent of the MHR Funds, it shall not accept payment in any form other than cash, to the extent such payment would constitute either Net Sales or Third Party Payments hereunder.

2.4 Maintenance of Records; Audits. Company shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Upon the written request of the MHR Funds, the Company shall permit an independent certified public accounting firm of nationally recognized standing selected by the MHR Funds and reasonably acceptable to Company, to have access during normal business hours to such of the records of Company as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. The review by such accounting firm shall be conducted in confidence, provided that a summary of the results of such review may be shared with the MHR Funds and the Company. If such accounting firm concludes that additional royalties were owed with respect to such period, the Company shall pay the additional royalties within thirty (30) days of the date the MHR Funds delivers to the Company such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by the MHR Funds unless such report identifies additional royalties owing, in which case the Company shall pay such fees.

2.5 Income Tax Withholding. All payments under this Agreement shall be made without any deduction or withholding for or on account of any tax, except as set forth in this Section 2.5. The parties agree to cooperate and will each use reasonable efforts to minimize under applicable law obligations for any and all income or other taxes required by applicable law to be withheld or deducted from any of the royalty payments made by or on behalf of Company hereunder (“Withholding Taxes”). The Company (or the relevant Affiliate or sublicensee or distributor) shall, if required by applicable law, deduct from any amounts that it is required to pay to the MHR Funds an amount equal to such Withholding Taxes, provided that the Company (or other paying person) shall give the MHR Funds reasonable advance notice prior to paying any such Withholding Taxes. Such Withholding Taxes shall be paid to the proper governmental authority for the MHR Funds’ account and, if available, evidence of such payment shall be secured and sent to the MHR Funds within thirty (30) days of such payment. The Company (or the relevant Affiliate or sublicensee or distributor) shall, at the MHR Funds’ cost and expense, as mutually agreed by the parties hereto, do all such lawful acts and things and sign all such lawful deeds and documents as such other party may reasonably request to enable Company (or the relevant Affiliate or sublicensee or distributor) to avail itself of any applicable legal provision or any double taxation treaties with the goal of paying the sums due to the MHR Funds without deducting any Withholding Taxes.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the MHR Funds as follows:

(a) Organization. The Company is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and (ii) qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification.

(b) Due Authorization. The Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and its obligations hereunder have been duly authorized and have been approved by the board of directors of the Company upon the recommendation of the Special Committee and do not and will not constitute a breach or violation, or constitute a default under, the organizational documents of the Company; and this Agreement and each other document or agreement to be executed by the Company in connection with the execution, delivery and performance of this Agreement will each constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company does not, and the performance by the Company of its obligations contemplated hereunder will not, (i) violate or contravene any provision of the Company’s certificate of incorporation, bylaws or similar organizational documents of the Company; (ii) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its subsidiaries (with or without notice, lapse of time or both) pursuant to any Contract that is binding upon the Company or any of its subsidiaries, or any change in the rights or obligations of any party under any of such Contracts; (iii) require the Company or any of its subsidiaries to obtain the consent, waiver, authorization or approval of any Person which has not already been obtained; or (iv) violate, contravene or conflict with any award, judgment, decree or other order of any Governmental Authority, any statute, law, rule, regulation or other requirement of any Governmental Authority, or any permit, license, registration or other approval or authorization of any Governmental Authority.

(d) Consents. Except as may be required under the MHR Notes or the Security Agreement, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

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(e) No Brokers. No agent, broker, investment banker, Person or firm is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of the Company or any of its Affiliates.

3.2 Representations and Warranties of the MHR Funds. Each MHR Fund hereby represents and warrants to the Company, severally and not jointly, as follows:

(a) Organization. Such MHR Fund is duly organized, validly existing, and in good standing under the respective laws of the jurisdiction of its formation.

(b) Due Authorization. Such MHR Fund has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such MHR Fund of this Agreement and its obligations hereunder have been duly authorized, and this Agreement and each other document or agreement to be executed by such MHR Fund in connection with the execution, delivery and performance of this Agreement will each constitute the valid and legally binding obligation of such MHR Fund, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by such MHR Fund does not, and the performance by such MHR Fund of its obligations contemplated hereunder and thereunder will not (i) violate the organizational documents of such MHR Fund, (ii) violate any material agreement to which such MHR Fund is a party or by which such MHR Fund or any of its property or assets is bound, or (iii) violate, contravene or conflict with any law, rule, regulation, judgment, injunction, order or decree applicable to such MHR Fund.

(d) No Brokers. No agent, broker, investment banker, Person or firm is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of such MHR Fund or any of its Affiliates.

ARTICLE IV

TERM AND TERMINATION

4.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and shall continue in effect in perpetuity unless terminated by the written consent of the Company and each of the MHR Funds.

4.2 Effect of Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Any expiration of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to expiration.

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ARTICLE V

MISCELLANEOUS

5.1 Assignment; Successors. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable by the Company without the prior written consent of the MHR Funds, and any attempted assignment without such written consent shall be null and void; provided, however, that at any time that there are no amounts of principal or interest outstanding under the Facility or the MHR Notes, the Company may assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all rights to the Designated Product(s) or all or substantially all of the business of the Company, whether by merger, sale of stock, sale of assets or otherwise, upon the prior written consent of the MHR Funds, which consent shall not be unreasonably withheld, delayed or conditioned. The MHR Funds may assign this Agreement in whole or in part to any third party without the prior written consent of the Company.

5.2 Governing Law. This Agreement shall be governed exclusively by, construed and enforced in accordance with, the laws of the State of New York. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 5.7 hereof, such service to become effective ten (10) days after such mailing.

5.3 Waiver. No failure or delay on the part of the MHR Funds in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right or of any obligation of the Company shall be effective unless given in writing and executed by the MHR Funds. No waiver of any such right shall be deemed a waiver of any other right hereunder.

5.4 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any power to enter into any Contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

5.5 Amendment. No terms or provisions of this Agreement shall be varied or modified and no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by an authorized officer of each party.

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5.6 Specific Performance. The MHR Funds and the Company agree that, in the event that either of them were to violate any provision of this Agreement or fail to perform any obligation under this Agreement in accordance with its specific terms, the other party would suffer irreparable injury, for which there may be no adequate remedy at law. Consequently, the MHR Funds and the Company agree that, in the event of a breach or threatened breach of this Agreement by any party hereto, the other party shall be entitled, in addition to any other remedies to which they may be entitled at law, to equitable relief, including an injunction, to prevent any breaches and to enforce specifically this Agreement’s terms and provisions. The MHR Funds and the Company also agree that any such equitable relief may be sought without the obligation of posting any bond or surety.

5.7 Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

If to the Company, to:

Emisphere Technologies, Inc.

4 Becker Farm Road, Suite 103

Roseland, NJ 07068

Attention: Michael R. Garone, Chief Financial Officer

Phone: (973) 532-8000

Fax: (973) 422-0125

Email: mgarone@emisphere.com

with a copy to:

Lowenstein Sandler LLP

65 Livingston Avenue

Roseland, NJ 07068

Attn: Michael J. Lerner, Esq.

Phone:(973) 597-6394

Fax: (973) 597-6395

Email: mlerner@lowenstein.com

If to the MHR Funds, to:

MHR Fund Management LLC

40 West 57th Street, 24th Floor

New York, NY 10019

Fax number: (212) 262-9356

Attention: Janet Yeung

Phone: (212) 262-0005

Fax: (212) 262-9356

Email: jyeung@mhrfund.com

with a copy to:

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O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn: David I. Schultz

Phone: (212) 326-2000

Fax: (212) 326-2061

Email: dschultz@omm.com

Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.

5.8 Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the MHR Funds may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. In furtherance of the foregoing, the Company shall allocate any payments due to the MHR Funds under this Agreement among the MHR Funds as the MHR Funds will notify the Company.

5.9 Severability. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court.

5.10 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Michael R. Garone
Name:	Michael R. Garone
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

EXHIBIT A

Chemical structure of proprietary Eligen® technology carrier

The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The registrant reserves the right to request confidential treatment of all or any part of any schedules or exhibits so requested.

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULE 13a-14(a) AND 15d-14(a),

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alan L. Rubino, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Emisphere Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within that entity, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2014

/s/ Alan L. Rubino
Alan L. Rubino
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14(a) AND 15d-14(a),

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael R. Garone, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Emisphere Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within that entity, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2014

/s/ Michael R. Garone
Michael R. Garone
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Emisphere Technologies, Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alan L. Rubino, as Chief Executive Officer and Michael R. Garone, as Chief Financial Officer of the Company certify, pursuant to and for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2014

/s/ Alan L. Rubino
Alan L. Rubino
President and Chief Executive Officer

/s/ Michael R. Garone
Michael R. Garone
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Emisphere Technologies, Inc. and will be retained by Emisphere Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.